Registration No. 333-126941

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

to

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PEMEX PROJECT FUNDING MASTER TRUST

(Exact name of Issuer as specified in its charter)

PETROLEOS MEXICANOS (MEXICAN PETROLEUM)

PEMEX-EXPLORACION Y PRODUCCION (PEMEX-EXPLORATION AND PRODUCTION)

PEMEX-REFINACION (PEMEX-REFINING)

and

PEMEX-GAS Y PETROQUIMICA BASICA (PEMEX-GAS AND BASIC PETROCHEMICALS)

(Exact names of co-registrants as specified in their charters and translations of co-registrants’ names into English)

Delaware	United Mexican States	1311	Not Applicable
(State or other jurisdiction of incorporation or organization of Issuer)	(State or other jurisdiction of incorporation or organization of co-registrants)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o The Bank of New York Global Structured Finance Unit 101 Barclay Street, 21 West New York, NY 10286	Avenida Marina Nacional No. 329 Colonia Huasteca México, D.F. 11311 México Telephone: (52-55) 1944-2500
(Address, including zip code, and telephone number, including area code, of issuer’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of co-registrants’ principal executive offices)

Ismael Hernández Amor

P.M.I. Holdings North America, Inc.

909 Fannin, Suite 3200

Houston, Texas 77010

Telephone: 713-567-0182

(Name, address and telephone number of agent for service)

Copies to:

Wanda J. Olson

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Facsimile: 212-225-3999

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee(1)
9.00% Guaranteed Notes due 2007	U.S. $	158,353,000	100%	U.S. $	158,353,000	U.S. $	18,638.15
8.85% Guaranteed Notes due 2007	U.S. $	399,619,000	100%	U.S. $	399,619,000	U.S. $	47,035.16
9 3/8% Guaranteed Notes due 2008	U.S. $	439,011,000	100%	U.S. $	439,011,000	U.S. $	51,671.60
9¼% Guaranteed Bonds due 2018	U.S. $	324,220,000	100%	U.S. $	324,220,000	U.S. $	38,160.69
8.625% Guaranteed Bonds due 2023	U.S. $	228,735,000	100%	U.S. $	228,735,000	U.S. $	26,922.11
9.50% Guaranteed Bonds due 2027	U.S. $	354,477,000	100%	U.S. $	354,477,000	U.S. $	41,721.94
9.50% Guaranteed Puttable or Mandatorily Exchangeable Securities (“POMESSM”) due 2027	U.S. $	403,746,000	100%	U.S. $	403,746,000	U.S. $	47,520.90
5.75% Guaranteed Notes due 2015	U.S. $	1,000,000,000	100%	U.S. $	1,000,000,000	U.S. $	117,700.00
6.625% Guaranteed Bonds due 2035	U.S. $	500,000,000	100%	U.S. $	500,000,000	U.S. $	58,850.00
Guaranties and subsidiary guaranties	U.S. $	3,808,161,000	—		—		None(2)

(1)	The securities being registered are offered (i) in exchange for 9.00% Guaranteed Notes due 2007, 8.85% Guaranteed Notes due 2007, 9 3/8% Guaranteed Notes due 2008, 9¼% Guaranteed Bonds due 2018, 8.625% Guaranteed Bonds due 2023, 9.50% Guaranteed Bonds due 2027, 9.50% Guaranteed POMESSM due 2027, 5.75% Notes due 2015 and 6.625% Bonds due 2035 previously sold in transactions exempt from registration under the Securities Act of 1933 and (ii) upon certain resales of the securities by broker-dealers. The registration fee has been computed based on the face value of the securities solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457 under the Securities Act of 1933.

(2)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guaranties and the subsidiary guarantees.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Pemex Project Funding Master Trust

Exchange Offers

for the following classes of securities:

U.S. $158,353,000 9.00% Guaranteed Notes due 2007

U.S. $399,619,000 8.85% Guaranteed Notes due 2007

U.S. $439,011,000 9 3/8% Guaranteed Notes due 2008

U.S. $324,220,000 9 1/4% Guaranteed Bonds due 2018

U.S. $228,735,000 8.625% Guaranteed Bonds due 2023

U.S. $354,477,000 9.50% Guaranteed Bonds due 2027

U.S. $403,746,000 9.50% Guaranteed Puttable or Mandatorily Exchangeable Securities

(“POMESSM”) due 2027

U.S. $1,000,000,000 5.75% Guaranteed Notes due 2015

U.S. $500,000,000 6.625% Guaranteed Bonds due 2035

unconditionally guaranteed by

Petróleos Mexicanos

Terms of the Exchange Offers

•	We are offering to exchange the securities that we issued pursuant to an exchange offer that we commenced on November 17, 2004 and concluded on December 30, 2004 and securities that we sold in private offerings for an equal principal amount of new registered securities.

•	The exchange offers commence on December •, 2005 and expire at 5:00 p.m., New York City time, on January •, 2006, unless we extend them.

•	You may withdraw a tender of old securities at any time prior to the expiration of the exchange offers.

•	All old securities that are validly tendered and not validly withdrawn will be exchanged.

•	We believe that the exchange of securities will not be a taxable exchange for either U.S. or Mexican federal income tax purposes.

•	We will not receive any proceeds from the exchange offers.

•	The terms of the new securities to be issued are identical to the old securities, except for the transfer restrictions and registration rights relating to the old securities.

•	The payment of principal and interest on the new securities will be unconditionally guaranteed by Petróleos Mexicanos, a decentralized public entity of the Federal Government of the United Mexican States, which we refer to as the guarantor.

•	Three of the four subsidiary entities of Petróleos Mexicanos will guarantee its obligations as guarantor of the new securities. These subsidiary entities are Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals; we refer to them as the subsidiary guarantors.

•	The new securities will contain provisions regarding acceleration and future modifications to their terms that differ from those applicable to certain of the Pemex Project Funding Master Trust’s, which we refer to as the issuer, and the guarantor’s other outstanding public external indebtedness issued prior to October 2004. Under these provisions, in certain circumstances, the issuer and the guarantor may amend the payment and certain other provisions of an issue of new securities with the consent of the holders of 75% of the aggregate principal amount of such new securities.

We are not making an offer to exchange securities in any jurisdiction where the offer is not permitted.

Investing in the securities issued in the exchange offers involves certain risks. See “ Risk Factors” beginning on page 17.

Neither the U.S. Securities and Exchange Commission (SEC) nor any state securities commission in the United States has approved or disapproved the securities to be distributed in the exchange offers, nor have they determined that this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

December •, 2005

ii

Terms such as “we,” “us” and “our” generally refer to Petróleos Mexicanos and its consolidated subsidiaries, unless the context otherwise requires.

We have applied, through our listing agent, to have the new securities admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange. All of the old securities are currently admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange.

Petróleos Mexicanos, as guarantor, has registered the new securities with the Sección Especial (the Special Section) of the Registro Nacional de Valores (the National Registry of Securities, or the “Registry”) maintained by the Comisión Nacional Bancaria y de Valores (National Banking and Securities Commission, or the “CNBV”) of the United Mexican States (“Mexico”), which is a requirement under the Ley de Mercado de Valores (the Securities Market Law) in connection with an offering outside of Mexico by a Mexican issuer. Registration of the new securities with the Special Section of the Registry does not imply any certification as to the investment quality of the new securities, the solvency of the issuer, the guarantor or the subsidiary guarantors or the accuracy or completeness of the information contained in this prospectus. Furthermore, the information included in this prospectus is the sole responsibility of the issuer, the guarantor and the subsidiary guarantors (and not our managing trustee) and has not been reviewed or authorized by the CNBV of Mexico. The new securities have not been registered with the Sección de Valores (the Securities Section) of the Registry and, consequently, may not be publicly offered or sold in Mexico. Any Mexican investor who acquires the new securities from time to time must rely on its own examination of the issuer, the guarantor and the subsidiary guarantors.

You should rely only on the information provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

AVAILABLE INFORMATION

Separate financial statements of the Pemex Project Funding Master Trust have not been included in this prospectus. Petróleos Mexicanos does not believe that these financial statements would be material to you because (1) Petróleos Mexicanos, an SEC reporting company, is the sole beneficiary of the issuer, (2) the issuer has no independent operations, and (3) Petróleos Mexicanos has fully and unconditionally guaranteed the issuer’s obligations under the securities.

In its filings under the Securities Exchange Act of 1934, as amended, a footnote to Petróleos Mexicanos’ annual financial statements states that the issuer is consolidated with Petróleos Mexicanos, and that the guarantee, when taken together with the indenture, the trust agreement of the issuer and Petróleos Mexicanos’ obligations to pay all fees and expenses of the issuer, constitutes a full and unconditional guarantee by Petróleos Mexicanos of the issuer’s obligations under the securities.

We have filed a registration statement with the SEC on Form F-4 covering the new securities. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any of those contracts, agreements or other documents as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Petróleos Mexicanos is required to file periodic reports and other information (File No. 0-99) with the SEC under the Securities Exchange Act of 1934, as amended. We will also furnish other reports as we may determine appropriate or as the law requires. You may read and copy the registration statement, including the attached exhibits, and any reports or other information we file, at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC’s Public Reference Section at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. In addition, any filings we make electronically with the SEC will be available to the public over the Internet at the SEC’s website at http://www.sec.gov.

You may also obtain copies of these documents at the offices of the Luxembourg listing agent, Kredietbank S.A. Luxembourgeoise.

The SEC allows Petróleos Mexicanos to “incorporate by reference” information it files with the SEC, which means that Petróleos Mexicanos can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supercede this information. We incorporate by reference the documents filed by Petróleos Mexicanos listed below:

•	Petróleos Mexicanos’ annual report on Form 20-F for the year ended December 31, 2004, as amended, which we refer to as the “Form 20-F;”

•	Petróleos Mexicanos’ report relating to our unaudited condensed consolidated results for the nine months ended September 30, 2005, furnished to the SEC on Form 6-K on November 14, 2005; and

•	all of Petróleos Mexicanos’ annual reports on Form 20-F, and all reports on Form 6-K that are designated in such reports as being incorporated into this prospectus, filed with the SEC pursuant to Section 13(a), 13(c), or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the exchange offers.

You may request a copy of any document that is incorporated by reference in this prospectus and that has not been delivered with this prospectus, at no cost, by writing or telephoning Petróleos Mexicanos at: Gerencia Jurídica de Finanzas, Avenida Marina Nacional No. 329, Colonia Huasteca, México D.F. 11311, telephone (52-55) 1944-9325, or by contacting our managing trustee or our Luxembourg listing agent at the address indicated on the inside back cover of this prospectus, as long as any of the new securities are admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, and the rules of such stock exchange so require. To ensure timely delivery, investors must request this information no later than five business days before the date they must make their investment decision.

ELECTRONIC DELIVERY OF DOCUMENTS

We are delivering copies of this prospectus and the letter of transmittal in electronic form through the facilities of The Depository Trust Company. You may obtain paper copies of the prospectus and the letter of transmittal by contacting the exchange agent or the Luxembourg listing agent at their respective addresses specified on the inside back cover of this prospectus. By submitting a letter of transmittal and participating in the exchange offers, you will (unless you have requested paper delivery of documents) be consenting to electronic delivery of these documents.

CURRENCY OF PRESENTATION

References in this prospectus to “U.S. dollars”, “U.S. $”, “dollars” or “$” are to the lawful currency of the United States of America. References in this prospectus to “pesos” or “Ps.” are to the lawful currency of Mexico. We use the term “billion” in this prospectus to mean one thousand million.

This prospectus contains translations of certain peso amounts into U.S. dollars at specified rates solely for your convenience. You should not construe these translations as representations that the peso amounts actually represent the actual U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated. Unless we indicate otherwise, the U.S. dollar amounts have been translated from pesos at an exchange rate of Ps. 11.2648 to U.S. $1.00, which is the exchange rate that the Secretaría de Hacienda y Crédito Público (the Ministry of Finance and Public Credit) instructed us to use on December 31, 2004.

On December 19, 2005, the noon buying rate for cable transfers in New York reported by the Federal Reserve Bank of New York was Ps. 10.7615 = U.S. $1.00.

PRESENTATION OF FINANCIAL INFORMATION

The audited consolidated financial statements of PEMEX as of December 31, 2003 and 2004 and for each of the three years in the period ended December 31, 2004 are included in Item 18 of the Form 20-F incorporated by reference in this prospectus and the registration statement covering the new securities. We refer to these financial statements as the 2004 financial statements. These consolidated financial statements were prepared in accordance with accounting principles generally accepted in Mexico, or “Mexican GAAP,” and are presented in constant pesos with purchasing power at December 31, 2004.

We also include condensed consolidated interim financial information at June 30, 2005 and for the six months ended June 30, 2004 and 2005, which is not audited and was prepared in accordance with Mexican GAAP. The unaudited condensed consolidated interim financial information presented in this prospectus is stated in constant pesos with purchasing power at June 30, 2005. As a result of Mexican inflation during the first six months of 2005, the purchasing power of one peso at December 31, 2004 is equivalent to the purchasing power of Ps. 1.007161 at June 30, 2005. Accordingly, the consolidated interim financial information presented below for the six months ended June 30, 2005 is not directly comparable to the information presented in the 2004 financial statements because they are stated in constant pesos as of different dates. We have not restated the financial information incorporated by reference to June 30, 2005 constant currency because the inflation for the period January 1 through June 30, 2005 was minimal and there would be no significant change in trends.

The 2004 financial statements, as amended and restated, and the condensed consolidated interim financial information were reconciled to United States generally accepted accounting principles, or “U.S. GAAP.” Mexican GAAP differs in certain significant respects from U.S. GAAP; the differences that are material to the 2004 financial statements and the condensed consolidated interim financial information are described in Note 19 to the 2004 financial statements and Note 15 to the condensed consolidated interim financial information.

We also include summary consolidated interim financial information for the nine months ended September 30, 2005 of PEMEX, which is not audited and was prepared in accordance with Mexican GAAP.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes specific terms of the new securities we are offering, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus in its entirety.

The Issuer

The issuer, Pemex Project Funding Master Trust, is a Delaware statutory trust established by Petróleos Mexicanos pursuant to the terms of a trust agreement dated as of November 10, 1998 among The Bank of New York, as managing trustee, The Bank of New York (Delaware), as Delaware Trustee and Petróleos Mexicanos, as sole beneficiary, as amended. The issuer is a financing vehicle for the long-term productive infrastructure projects of Petróleos Mexicanos, which we refer to as PIDIREGAS. The Delaware office of the issuer is The Bank of New York (Delaware), White Clay Center, Newark, DE 19711, telephone: (302) 283-8648; the office of the managing trustee of the issuer is The Bank of New York, Corporate Trust, Global Structured Finance Unit, 101 Barclay Street, Floor 21 West, New York, NY 10286, telephone (212) 495-1784.

PEMEX

Petróleos Mexicanos is a decentralized public entity of the federal government of the United Mexican States (“Mexico”). The Mexican Congress established Petróleos Mexicanos on June 7, 1938 in conjunction with the nationalization of the foreign oil companies then operating in Mexico. Its operations are carried out through four principal subsidiary entities, which are Pemex-Exploración y Producción (Pemex-Exploration and Production), Pemex-Refinación (Pemex-Refining), Pemex-Gas y Petroquímica Básica (Pemex-Gas and Basic Petrochemicals) and Pemex-Petroquímica (Pemex-Petrochemicals). Petróleos Mexicanos and each of the subsidiary entities are decentralized public entities of Mexico and legal entities empowered to own property and carry on business in their own names. In addition, a number of subsidiary companies, including Pemex Project Funding Master Trust, are incorporated into the consolidated financial statements. We refer to Petróleos Mexicanos, the subsidiary entities and the consolidated subsidiary companies as PEMEX, and together they comprise Mexico’s state oil and gas company.

The Exchange Offers

On December 30, 2004, we issued securities pursuant to an exchange offer that we commenced in November 2004 and concluded in December 2004 in a transaction that was exempt from the registration requirements of the Securities Act of 1933, as amended, which we refer to as the Securities Act. At the conclusion of this exchange offer, we issued to the participants the following series of securities:

•	U.S. $158,353,000 of 9.00% Guaranteed Notes due 2007, which we refer as the “9.00% old notes;”

•	U.S. $399,619,000 of 8.85% Guaranteed Notes due 2007, which we refer to as the “8.85% old notes;”

•	U.S. $439,011,000 of 9 3/8% Guaranteed Notes due 2008, which we refer to as the “9 3/8% old notes;”

•	U.S. $324,220,000 of 9 1/4% Guaranteed Bonds due 2018, which we refer to as the “9 1/4% old bonds;”

•	U.S. $228,735,000 of 8.625% Guaranteed Bonds due 2023, which we refer to as the “8.625% old bonds;”

•	U.S. $354,477,000 of 9.50% Guaranteed Bonds due 2027, which we refer to as the “9.50% old bonds;” and

•	U.S. $403,746,000 of 9.50% Guaranteed POMESSM due 2027, which we refer to as the “9.50% old POMESSM.”

In addition, in June 2005, we sold two series of securities in private offerings. Pursuant to these private offerings, on June 8, 2005, we issued:

•	U.S. $1,000,000,000 of 5.75% Notes due 2015, which we refer to as the “5.75% old notes;” and

•	U.S. $500,000,000 of 6.625% Bonds due 2035, which we refer to as the “6.625% old bonds.”

We are offering new, registered securities in exchange for the 9.00% old notes, the 8.85% old notes, the 9 3/8% old notes, the 9 1/4% old bonds, the 8.625% old bonds, the 9.50% old bonds, and the 9.50% old POMESSM, which were unregistered securities which we issued and sold pursuant to the November 2004 exchange offer referred to above that we commenced in November 2004 and concluded in December 2004. We are also offering new, registered securities in exchange for the 5.75% old notes and the 6.625% old bonds, which were unregistered securities and which we issued and sold to certain initial purchasers. These initial purchasers sold the 5.75% old notes and the 6.625% old bonds in offshore transactions and to qualified institutional buyers in transactions that were exempt from the registration requirements of the Securities Act. In this prospectus, we refer to the unregistered securities that we have already issued as the old securities, and the securities that we are now offering as the new securities.

The old securities and the new securities are guaranteed by Petróleos Mexicanos. Three of the subsidiary entities of Petróleos Mexicanos guarantee its obligations as guarantor of the securities. These subsidiary entities are Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals.

Registration Rights Agreement

Each time we issued the old securities, we also entered into a registration rights agreement with the dealer managers or the initial purchasers, as the case may be, in which we agreed to do our best to complete the exchange offers of the old securities on or prior to a particular date. For the 9.00% old notes, the 8.85% old notes, the 9 3/8% old notes, the 9 1/4% old bonds, the 8.625% old bonds, the 9.50% old bonds and the 9.50% old POMESSM, we agreed to do our best to complete the exchange offers on or prior to October 4, 2005. For the 5.75% old notes and the 6.625% old bonds, we agreed to do our best to complete the exchange offers on or prior to March 10, 2006.

We were not able to complete the exchange offers for the 9.00% old notes, the 8.85% old notes, the 9 3/8% old notes, the 9 1/4% old bonds, the 8.625% old bonds, the 9.50% old bonds and the 9.50% old POMES by October 4, 2005 and, as a result, these series of old securities began to earn additional interest at the rate of 0.25% per year on September [2], 2005, and are now earning additional interest at the rate of 0.50% per year. This additional interest will stop when we complete the exchange offer.

The Exchange Offers

Under the terms of the exchange offers, holders of each series of old securities are entitled to exchange old securities for an equal principal amount of new securities with substantially identical terms, except as described herein.

You should read the discussion under the heading “Description of the New Securities” for further information about the new securities and the discussion under the heading “The Exchange Offers” for more information about the exchange process. The 8.85% old notes, the 9 3/8% old notes, the 9 1/4% old bonds, the 9.50% old bonds and the 9.50% old POMESSM may be tendered only in a principal amount of U.S. $1,000 and integral multiples thereof. The 9.00% old notes, the 5.75% old notes and the 6.625% old bonds may be tendered only in a principal amount of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof. The 8.625% old bonds may be tendered only in a principal amount of U.S. $250,000 and integral multiples of U.S. $10,000 in excess thereof.

The series of new securities that we will issue in exchange for old securities will correspond to the series of old securities tendered as follows:

New Securities Series	Corresponding Old Securities Series
9.00% new notes due 2007	9.00% old notes due 2007

8.85% new notes due 2007	8.85% old notes due 2007

9 3/8% new notes due 2008	9 3/8% old notes due 2008

9 1/4% new bonds due 2018	9 1/4% old bonds due 2018

8.625% new bonds due 2023	8.625% old bonds due 2023

9.50% new bonds due 2027	9.50% old bonds due 2027

9.50% new POMESSM due 2027	9.50% old POMESSM due 2027

5.75% new notes due 2015	5.75% old notes due 2015

6.625% new bonds due 2035	6.625% old bonds due 2035

As of the date of this prospectus, the following amounts of each series of old securities are outstanding:

•	U.S. $158,353,000 aggregate principal amount of 9.00% old notes;

•	U.S. $399,619,000 aggregate principal amount of 8.85% old notes;

•	U.S. $439,011,000 aggregate principal amount of 9 3/8% old notes;

•	U.S. $324,220,000 aggregate principal amount of 9 1/4% old bonds;

•	U.S. $228,735,000 aggregate principal amount of 8.625% old bonds;

•	U.S. $354,477,000 aggregate principal amount of 9.50% old bonds;

•	U.S. $403,746,000 aggregate principal amount of 9.50% old POMESSM;

•	U.S. $1,000,000,000 aggregate principal amount of 5.75% old notes; and

•	U.S. $500,000,000 aggregate principal amount of 6.625% old bonds.

Resale of New Securities

We believe that you may offer the new securities issued in the exchange offers for resale, resell them or otherwise transfer them without compliance with the registration and prospectus delivery provisions of the Securities Act, as long as:

•	you are acquiring the new securities in the ordinary course of your business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new securities; and

•	you are not an “affiliate” of ours, as defined under Rule 405 of the Securities Act.

If any statement above is not true and you transfer any new security without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from the registration requirements of the Securities Act, you may incur liability under the Securities Act. We do not assume responsibility for or indemnify you against this liability.

If you are a broker-dealer and receive new securities for your own account in exchange for old securities that you acquired as a result of market making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new securities. We will make this prospectus available to broker-dealers for use in resales for 180 days after the expiration date of these exchange offers.

Consequences of Failure to Exchange Old Securities

If you do not exchange your old securities for new securities, you will continue to hold your old securities. You will no longer be able to require that we register the old securities under the Securities Act and you will no longer be entitled to additional interest. In addition, you will not be able to offer or sell the old securities unless:

•	they are registered under the Securities Act, or

•	you offer or sell them under an exemption from the requirements of, or in a transaction not subject to, the Securities Act.

Expiration Date

The exchange offers will expire at 5:00 p.m., New York City time, on January •, 2006, unless we decide to extend the expiration date.

Interest on the New Securities

The 9.00% new notes will accrue interest at 9.00% per year, accruing from December 1, 2005, the last date on which we paid interest on the 9.00% old notes you exchange. In addition, the 9.00% new notes will bear additional interest during the period from December 1, 2005 until the date the exchange offers are completed, at the rate of 0.50% per year. We will pay interest on the 9.00% new notes on June 1 and December 1 of each year.

The 8.85% new notes will accrue interest at 8.85% per year, accruing from September 15, 2005, the last date on which we paid interest on the 8.85% old notes you exchange. In addition, the 8.85% new notes will bear additional interest during the period from September 15 to December 1, 2005, at the rate of 0.25% per year, and during the period from December 1, 2005 until the date the exchange offers are completed, at the rate of 0.50% per year. We will pay interest on the 8.85% new notes on March 15 and September 15 of each year.

The 9 3/8% new notes will accrue interest at 9 3/8% per year, accruing from December 2, 2005, the last date on which we paid interest on the 9 3/8% old notes you exchange. In addition, the 9 3/8% new notes will bear additional interest during the period from December 2, 2005 until the date the exchange offers are completed, at the rate of 0.50% per year. We will pay interest on the 9 3/8% new notes on June 2 and December 2 of each year.

The 9 1/4% new bonds will accrue interest at 9 1/4% per year, accruing from September 30, 2005, the last date on which we paid interest on the 9 1/4% old bonds you exchange. In addition, the 9 1/4% new bonds will bear additional interest during the period from September 30 to December 1, 2005, at the rate of 0.25% per year, and during the period from December 1, 2005 until the date the exchange offers are completed, at the rate of 0.50% per year. We will pay interest on the 9 1/4% new bonds on March 30 and September 30 of each year.

The 8.625% new bonds will accrue interest at 8.625% per year, accruing from December 1, 2005, the last date on which we paid interest on the 8.625% old bonds you exchange. In addition, the 8.625% new bonds will bear additional interest during the period from December 1, 2005 until the date the exchange offers are completed, at the rate of 0.50% per year. We will pay interest on the 8.625% new bonds on June 1 and December 1 of each year.

The 9.50% new bonds will accrue interest at 9.50% per year, accruing from September 15, 2005, the last date on which we paid interest on the 9.50% old bonds you exchange. In addition, the 9.50% new bonds will bear additional interest during the period from September 15 to December 1, 2005, at the rate of 0.25% per year, and during the period from December 1, 2005 until the date the exchange offers are completed, at the rate of 0.50% per year. We will pay interest on the 9.50% new bonds on March 15 and September 15 of each year.

The 9.50% new POMESSM will accrue interest at 9.50% per year, accruing from September 15, 2005, the last date on which we paid interest on the 9.50% old POMESSM you exchange. In addition, the 9.50% new POMESSM will bear additional interest during the period from September 15 to December 1, 2005, at the rate of 0.25% per year, and during the period from December 1, 2005 until the date the exchange offers are completed, at the rate of 0.50% per year. We will pay interest on the 9.50% new POMESSM on March 15 and September 15 of each year.

The 5.75% new notes will accrue interest at 5.75% per year, accruing from December 15, 2005, the last date on which we paid interest on the 5.75% old notes you exchange. We will pay interest on the 5.75% new notes on June 15 and December 15 of each year.

The 6.625% new bonds will accrue interest at 6.625% per year, accruing from December 15, 2005, the last date on which we paid interest on the 6.625% old bonds you exchange. We will pay interest on the 6.625% new bonds on June 15 and December 15 of each year.

Conditions to the Exchange Offers

We may terminate the exchange offers and refuse to accept any old securities for exchange if:

•	there has been a change in applicable law or the SEC staff’s interpretation of applicable law, and the exchange offers are not permitted under applicable law or applicable SEC staff interpretations of law; or

•	there is a stop order in effect or threatened with respect to the exchange offers or the indenture governing the securities.

We have not made any of the exchange offers contingent on holders tendering any minimum principal amount of old securities for exchange.

Procedure for Tendering Old Securities

If you wish to accept the exchange offers, you must:

•	complete, sign and date the letter of transmittal, and

•	deliver electronically the letter of transmittal together with the old securities through The Depository Trust Company’s (“DTC”) Automated Tender Offer Program (“ATOP”) system.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities:

•	submit a completed, signed and dated letter of transmittal, and

•	deliver computerized instructions to that DTC participant so that it may follow the procedures described above before the expiration date.

Withdrawal Rights

You may withdraw the tender of your old securities at any time prior to 5:00 p.m., New York City time, on the expiration date, unless we have already accepted your old securities. To withdraw, you must send a written notice of withdrawal to the exchange agent through the electronic submission of a message in accordance with the procedures of DTC’s ATOP system by 5:00 p.m., New York City time, on the expiration date.

Acceptance of Old Securities and Delivery of New Securities

If all of the conditions to the exchange offers are satisfied or waived, we will accept any and all old securities that are properly tendered in the exchange offers prior to 5:00 p.m., New York City time, on the expiration date. We will deliver the new securities as promptly as practicable after the expiration date.

Tax Considerations

We believe that the exchange of old securities for new securities will not be a taxable exchange for U.S. federal and Mexican income tax purposes. You should consult your tax advisor about the tax consequences of this exchange as they apply to your individual circumstances.

Fees and Expenses

We will bear all expenses related to consummating the exchange offers and complying with the registration rights agreements. The dealer managers and the initial purchasers have agreed to reimburse us for certain of these expenses.

Exchange Agent

Deutsche Bank Trust Company Americas is serving as the exchange agent for the exchange offers. Deutsche Bank Luxembourg S.A. is serving as the exchange agent in Luxembourg. The exchange agents’ addresses, telephone numbers and facsimile numbers are included under the heading “The Exchange Offers—The Exchange Agent; Luxembourg Listing Agent.”

Description of the New Securities

Issuer

Pemex Project Funding Master Trust.

Guarantors

Petróleos Mexicanos will unconditionally guarantee the payment of principal and interest on the new securities. We call this the guarantee.

Each of Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals will, jointly and severally, guarantee Petróleos Mexicanos’ payment obligations under its guaranty of the new securities. We call these the subsidiary guaranties.

New Securities Offered

•	U.S. $158,353,000 aggregate principal amount of 9.00% new notes due 2007,

•	U.S. $399,619,000 aggregate principal amount of 8.85% new notes due 2007,

•	U.S. $439,011,000 aggregate principal amount of 9 3/8% new notes due 2008,

•	U.S. $324,220,000 aggregate principal amount of 9 1/4% new bonds due 2018,

•	U.S. $228,735,000 aggregate principal amount of 8.625% new bonds due 2023,

•	U.S. $354,477,000 aggregate principal amount of 9.50% new bonds due 2027,

•	U.S. $403,746,000 aggregate principal amount of 9.50% new POMESSM due 2027,

•	U.S. $1,000,000,000 aggregate principal amount of 5.75% new notes due 2015, and

•	U.S. $500,000,000 aggregate principal amount of 6.625% new bonds due 2035.

The form and terms of each series of new securities will be the same as the form and terms of the corresponding series of old securities, except that:

•	the new securities will be registered under the Securities Act and therefore will not bear legends restricting their transfer,

•	holders of the new securities will not be entitled to some of the benefits of the registration rights agreements, and

•	we will not issue the new securities under our medium-term note program; the 5.75% old notes and 6.625% old bonds were issued under our medium-term note program.

The new securities will evidence the same debt as the old securities.

Maturity Dates

•	9.00% new notes mature on June 1, 2007,

•	8.85% new notes mature on September 15, 2007,

•	9 3/8% new notes mature on December 2, 2008,

•	9 1/4% new bonds mature on March 30, 2018,

•	8.625% new bonds mature on December 1, 2023,

•	9.50% new bonds mature on September 15, 2027, and

•	9.50% new POMESSM mature on September 15, 2027, subject to the holders’ right of early repayment on March 15, 2006 and to the mandatory exchange on March 15, 2006 of those 9.50% new POMESSM that are not repaid on that date, as described under “Description of the New Securities—Early Repayment or Mandatory Exchange of 9.50% New POMESSM,”

•	5.75% new notes mature on December 15, 2015, and

•	6.625% new bonds mature on June 15, 2035.

Interest Payment Dates

•	for the 9.00% new notes, June 1 and December 1 of each year,

•	for the 8.85% new notes, March 15 and September 15 of each year,

•	for the 9 3/8% new notes, June 2 and December 2 of each year, and

•	for the 9 1/4% new bonds, March 30 and September 30 of each year,

•	for the 8.625% new bonds, June 1 and December 1 of each year,

•	for the 9.50% new bonds, March 15 and September 15 of each year,

•	for the 9.50% new POMESSM, March 15 and September 15 of each year,

•	for the 5.75% new notes, June 15 and December 15 of each year, and

•	for the 6.625% new bonds, June 15 and December 15 of each year.

Consolidation with Other Securities

Concurrently with the exchange offers referred to herein, we are voluntarily making offers to exchange certain series of securities that were issued by Petróleos Mexicanos and which were not previously exchanged in the exchange offers that commenced in November 2004 and concluded in December 2004. Each series of the new securities described in this prospectus will be consolidated to form a single series with, and will be fully fungible with, the corresponding series of registered securities that we will be issuing in the concurrent exchange offers, commencing on the first interest payment date for each series after the exchange offers are completed.

Further Issues

We may, without your consent, increase the size of the issue of any of the series of new securities or create and issue additional securities with either the same terms and conditions or the same except for the issue price, the issue date and the amount of the first payment of interest; provided that such additional securities do not have, for the purpose of U.S. federal income taxation, a greater amount of original issue discount than the affected series of new securities have as of the date of the issue of the additional securities. These additional securities may be consolidated to form a single series with the corresponding new securities.

Withholding Tax; Additional Amounts

We will make all principal and interest payments on the new securities without any withholding or deduction for Mexican withholding taxes, unless we are required by law to do so. In some cases where we are obliged to withhold or deduct a portion of the payment, we will pay additional amounts so that you will receive the amount that you would have received had no tax been withheld or deducted. For a description of when you would be entitled to receive additional amounts, see “Description of the New Securities—Additional Amounts.”

Tax Redemption

If, as a result of certain changes in Mexican law, the issuer or Petróleos Mexicanos is obligated to pay additional amounts on interest payments on any of the series of the new securities at a rate in excess of 10% per year, then we may choose to redeem those new securities. If we redeem any new securities, we will pay 100% of their outstanding principal amount, plus accrued and unpaid interest and any additional amounts payable up to the date of our redemption.

Redemption of the 5.75% New Notes and 6.625% New Bonds at the Option of the Issuer

The issuer may at its option redeem any of the 5.75% new notes or the 6.625% new bonds, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to the principal amount thereof, plus the Make-Whole Amount (as defined under “Description of the New Securities—Redemption of the 5.75% New Notes and 6.625% New Bonds at the Option of the Issuer”) plus accrued interest on the principal amount of the 5.75% new notes or the 6.625% new bonds, as the case may be, to the date of redemption.

Ranking of the New Securities and the Guaranties

The new securities:

•	will be direct, unsecured and unsubordinated public external indebtedness of the issuer, and

•	will rank equally in right of payment with each other and with all other existing and future unsecured and unsubordinated public external indebtedness of the issuer.

The guaranties of the new securities by Petróleos Mexicanos and the subsidiary guarantors will constitute direct, unsecured and unsubordinated public external indebtedness of Petróleos Mexicanos and each of the subsidiary guarantors, respectively, and will rank pari passu with each other and with all other present and future unsecured and unsubordinated public external indebtedness of Petróleos Mexicanos and each of the subsidiary guarantors.

Petróleos Mexicanos and the subsidiary guarantors are party to certain financial leases which will, with respect to the assets securing those financial leases, rank prior to the new securities and the guaranties.

Negative Pledge

None of the issuer, Petróleos Mexicanos or the subsidiary guarantors or their respective subsidiaries will create security interests in our crude oil and crude oil receivables to secure any public external indebtedness. However, we may enter into up to U.S. $4 billion of receivables financings and similar transactions in any year and up to U.S. $12 billion of receivables financings and similar transactions in the aggregate.

We may pledge or grant security interests in any of our other assets or the assets of Petróleos Mexicanos or the subsidiary guarantors to secure our debts. In addition, we may pledge oil or oil receivables to secure debts payable in pesos or debts which are different than the new securities, such as commercial bank loans.

Indenture

The new securities will be issued pursuant to an indenture dated as of December 30, 2004, among the issuer, Petróleos Mexicanos and the trustee.

Trustee

Deutsche Bank Trust Company Americas.

Events of Default

The new securities and the indenture under which the new securities will be issued contain certain events of default. If an event of default occurs and is continuing with respect to a series of securities, 20% of the holders of the outstanding securities of that series can require us to pay immediately the principal of and interest on all those securities. For a description of the events of default and their grace periods, you should read “Description of the New Securities—Events of Default; Waiver and Notice.”

Collective Action Clauses

The new securities will contain provisions regarding acceleration and future modifications to their terms that differ from those applicable to certain of the issuer’s and the guarantor’s other outstanding public external indebtedness issued prior to October 2004. Under these provisions, in certain circumstances, the issuer and the guarantor may amend the payment and certain other provisions of a series of new securities with the consent of the holders of 75% of the aggregate principal amount of such new securities.

Governing Law

The new securities and the indenture will be governed by New York law, except that the laws of Mexico will govern the authorization and execution of these documents by Petróleos Mexicanos.

Listing

The issuer has applied, through its listing agent, to have the new securities admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange. All of the old securities are currently admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange.

Use of Proceeds

We will not receive any cash proceeds from the issuance of the new securities.

Principal Executive Offices

Our headquarters are located at:

Avenida Marina Nacional No. 329

Colonia Huasteca

México, D.F. 11311

Phone: (52-55) 1944-2500.

Risk Factors

Holders of old securities that do not exchange their old securities for new securities will continue to be subject to the restrictions on transfer that are listed on the legends of those old securities. These restrictions will make the old securities less liquid. To the extent that old securities are tendered and accepted in the exchange offers, the trading market, if any, for the old securities would be reduced.

The issuer cannot promise that a market for the new securities will be liquid or will continue to exist. Prevailing interest rates and general market conditions could affect the price of the new securities. This could cause the new securities to trade at prices that may be lower than their principal amount or their initial offering price.

The new securities provide a number of exceptions to the obligations to gross-up for Mexican withholding taxes and do not include a gross-up provision for United States withholding taxes.

In addition to these risks, there are additional risk factors related to the operations of PEMEX, the Mexican Government’s ownership and control of PEMEX and Mexico generally. These risks are described beginning on page 17.

Ratings

The old securities are currently rated Baa1 by Moody’s Investor Service, BBB by Standard & Poor’s Rating Services, a division of McGraw Hill Companies Inc., and BBB- by Fitch Inc. We expect that the new securities will have the same rating as the old securities.

SELECTED FINANCIAL DATA

The selected financial data set forth below should be read in conjunction with, and are qualified in their entirety by reference to, the 2004 financial statements included in Item 18 of the Form 20-F and the unaudited condensed consolidated interim financial statements of PEMEX included in Annex C. The selected financial data set forth below as of the five years ended December 31, 2004 and as of June 30, 2005 have been derived from our consolidated financial statements for the years ended December 31, 2000 and 2001, which are not included herein, the consolidated financial statements of PEMEX for the years ended December 31, 2002, 2003 and 2004 and the unaudited condensed consolidated interim financial statements of PEMEX for the six-month periods ended June 30, 2004 and 2005. The 2004 financial statements were audited by PricewaterhouseCoopers, S.C. The unaudited condensed consolidated interim financial statements of PEMEX as of June 30, 2005 and for the six-month periods ended June 30, 2004 and 2005 have not been audited.

The 2004 financial statements were prepared in accordance with Mexican GAAP. Beginning January 1, 2003, we recognize the effects of inflation in accordance with NIF-06 BIS “A” Section C, which requires the adoption of Bulletin B-10, “Recognition of the Effects of Inflation on Financial Information,” under Mexican GAAP (which we refer to as Bulletin B-10). As a result of the adoption of Bulletin B-10, we have restated our consolidated financial statements for the years ended December 31, 2001, 2002 and 2003, in order to present our results for each of these years on the same basis as the results for the year ended December 31, 2004 with respect to the recognition of the effects of inflation. Consequently, the amounts shown in the 2004 financial statements are expressed in thousands of constant Mexican pesos as of December 31, 2004. The December 31, 2004 restatement factors applied to the financial statements at December 31, 2001, 2002 and 2003 were 15.6%, 9.4% and 5.2%, respectively, which correspond to inflation from January 1, 2002, 2003 and 2004 through December 31, 2004, respectively, based on the Mexican national consumer price index, or “NCPI.”

Our consolidated financial statements for the year ended December 31, 2000 previously recognized inflation in accordance with the guidelines established in Financial Reporting Standard NIF-06 BIS “A,” section A. The most significant differences between the recognition of inflation in accordance with the guidelines established in Financial Reporting Standard NIF-06 BIS “A,” section A, and the guidelines established in Bulletin B-10 relate to the recognition in the income statement of the comprehensive financing cost (including the determination of gains or losses in monetary position and treatment for foreign exchange gains or losses), the restatement of the equity accounts and the presentation of the financial statements for all periods in constant pesos as of the date of the latest financial statement. See Note 2 (b) to the 2004 financial statements for a summary of the effects of adoption of Bulletin B-10, Notes 2 (h), 2 (m), 2 (n), 2 (o) and 2(p) to the 2004 financial statements for a discussion of the inflation accounting rules applied as a result of the adoption of Bulletin B-10.

We have not restated our consolidated financial statements for the year ended December 31, 2000 to present our results for this year on the same basis as the results for the four years ended December 31, 2004 with respect to the full application of Bulletin B-10, because such a restatement would have involved unreasonable effort and expense. However, we have presented certain selected financial data set forth below for the year ended December 31, 2000 which are available on a comparable basis with the data presented for subsequent years, and have restated such information to constant pesos as of December 31, 2004 by applying the change in inflation, 20.7%, as measured by the change in the NCPI, from January 1, 2001 through December 31, 2004. We believe that restating this historical information in accordance with the inflationary change measured by the NCPI provides meaningful information with regard to trends for the data included below for those years. However, the restatement into constant pesos as of December 31, 2004 of certain other items below for the year ended December 31, 2000 would result in information that is materially different from that which would result from the preparation of restated

financial statements in accordance with Bulletin B-10. As a result, we believe that this information would not be comparable to the information presented for the four years ended December 31, 2004, and would thus not provide meaningful information with regard to trends relating to our results. Accordingly, we have omitted the selected financial data relating to these items for the year ended December 31, 2000.

Mexican GAAP differs in certain significant respects from U.S. GAAP. The principal differences between our net income and equity under U.S. and Mexican GAAP are described in Note 19 to the 2004 financial statements “Item 5—Operating and Financial Review and Prospects—U.S. GAAP Reconciliation” in the Form 20-F and Note 15 to our condensed consolidated interim financial statements.

Selected Financial Data of PEMEX

	Year Ended December 31,(1)(2)
	2000			2001		2002		2003		2004		2004(5)
	(in millions of constant pesos as of December 31, 2004)(3)			(in millions of constant pesos as of December 31, 2004)(4)								(in millions of U.S. dollars)
Income Statement Data
Amounts in accordance with Mexican GAAP:
Net sales(6)	Ps	. 565,198		Ps	. 526,177	Ps	. 541,574	Ps	. 657,893	Ps	. 773,587	$68,673
Total revenues(6)		577,774			527,965		541,480		661,008		784,741	69,663
Total revenues net of the IEPS tax		493,820			415,484		412,687		562,049		730,037	64,807
Operating income		—	(7)		281,682		311,070		386,647		455,201	40,409
Comprehensive financing cost		—	(7)		2,578		6,563		32,338		7,048	626
Income (loss) for the period		—	(7)		(31,974)		(25,850)		(42,754)		(25,496)	(2,263)
Balance Sheet Data (end of period)
Amounts in accordance with Mexican GAAP:
Cash and cash equivalents		33,587			16,696		47,989		77,143		84,872	7,534
Total assets		—	(7)		641,835		807,571		889,359		947,527	84,114
Long-term debt		125,974			142,396		208,956		319,373		394,549	35,025
Total long-term liabilities		—	(7)		418,584		573,812		697,094		773,702	68,683
Equity		—	(7)		140,048		109,300		48,241		33,343	2,960
Amounts in accordance with U.S. GAAP:
Total revenues net of IEPS tax(8)		512,189			414,948		412,687		562,049		725,720	64,424
Operating income net of IEPS tax(8)		—	(7)		168,904		176,218		259,673		404,717	35,928
Comprehensive financing (cost) income					837		(8,889)		(28,204)		2,083	185
Loss for the period		—	(7)		(24,556)		(34,362)		(69,751)		(13,011)	(1,155)
Total assets		—	(7)		665,111		800,248		857,802		913,005	81,049
Equity (deficit)		—	(7)		66,729		18,020		(46,726)		(48,856)	(4,337)
Other Financial Data
Amounts in accordance with Mexican GAAP:
Depreciation and amortization		—	(7)		33,619		35,570		42,649		41,900	3,720
Investments in fixed assets at cost(9)		92,012			59,737		99,900		71,387		75,062	6,663
Ratio of earnings to fixed charges:
Mexican GAAP(10)		—	(7)		—		—		—		—	—
U.S. GAAP(10)		—	(7)		—		—		—		—	—

(1)	Includes Petróleos Mexicanos, the subsidiary entities and the subsidiary companies (including the Pemex Project Funding Master Trust). For Mexican GAAP and U.S. GAAP purposes, beginning with the year ended December 31, 2003, we include the financial position and results of Fideicomiso F/163 and RepCon Lux S.A. For U.S. GAAP purposes, beginning with the year ended December 31, 2001, we include the financial position and results of Pemex Finance, Ltd.
(2)	Mexican GAAP differs from U.S. GAAP. For the most significant differences between U.S. GAAP and Mexican GAAP affecting our consolidated financial statements, see Note 19 to the 2004 financial statements and “Item 5—Operating and Financial Review and Prospects—U.S. GAAP Reconciliation” in the Form 20-F.

(3)	As described above, the financial data included herein for the year ended December 31, 2000 have been translated into constant pesos as of December 31, 2004, but were not restated to recognize the effects of inflation in accordance with Bulletin B-10 because we were unable to do so without unreasonable effort and expense.
(4)	Our consolidated financial statements for each of the four years ended December 31, 2004 were prepared in accordance with Mexican GAAP, including the recognition of the effects of inflation in accordance with Bulletin B-10.
(5)	Translations into U.S. dollars of amounts in pesos have been made at the established exchange rate for accounting purposes of Ps. 11.2648 = U.S. $1.00 at December 31, 2004. Such translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollar amounts at the foregoing or any other rate.
(6)	Includes the Special Tax on Production and Services (the “IEPS tax”) as part of the sales price of the products sold.
(7)	As described above, this data is omitted for the year ended December 31, 2000 because we were unable to restate our financial statements for that year to recognize the effects of inflation in accordance with Bulletin B-10 without unreasonable effort or expense, and, if presented in accordance with Financial Reporting Standard NIF-06 BIS “A,” section A (even if restated into constant pesos as of December 31, 2004), this data would not be comparable to the financial data presented for the four years ended December 31, 2004.
(8)	Figures are net of the IEPS tax.
(9)	Includes investments in fixed assets and capitalized interest. For 2003, it excludes certain expenditures charged to the oil field exploration and depletion reserve. See Note 2(e) to the 2004 financial statements and “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources” to the Form 20-F.
(10)	Under U.S. GAAP, earnings for the years ended December 31, 2001, 2002, 2003 and 2004 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 30,567 million, Ps. 40,674 million, Ps. 78,119 million and Ps. 18,239 million, respectively. Under Mexican GAAP, earnings for the years ended December 31, 2001, 2002, 2003 and 2004 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 36,443 million, Ps. 31,654 million, Ps. 50,397 million and Ps. 29,836 million, respectively.

Source: PEMEX’s financial statements.

Selected Financial Data of PEMEX (continued)

	Six Months Ended June 30,(1)(2)(3)
	2004(4)		2005		2005(5)
	(in millions of constant pesos as of June 30, 2005)				(in millions of U.S. dollars)
Income Statement Data
Amounts in accordance with Mexican GAAP:
Net sales(6)	Ps	. 366,690	Ps	. 416,992	$38,699
Total revenues(6)		373,040		423,656	39,318
Total revenues net of the IEPS tax		338,133		408,211	37,884
Operating income		228,776		246,839	22,908
Comprehensive financing cost		19,173		(5,317)	(493)
Income (loss) for the period		(17,444)		7,045	654
Balance Sheet Data (end of period)
Amounts in accordance with Mexican GAAP:
Cash and cash equivalents		N.A.		119,513	11,091
Total assets		N.A.		986,268	91,531
Long-term debt		N.A.		468,692	43,497
Total long-term liabilities		N.A.		823,798	76,453
Equity		N.A.		25,656	2,381
Amounts in accordance with U.S. GAAP:
Total revenues net of IEPS tax(7)		319,942		408,291	37,892
Comprehensive financing (cost) income		(14,068)		(8,245)	(764)
Loss for the period		(8,933)		(10,147)	(942)
Total assets		N.A.		954,709	88,602
Equity (deficit)		N.A.		(65,702)	(6,098)
Other Financial Data
Amounts in accordance with Mexican GAAP:
Depreciation and amortization		20,561		24,043	2,231
Investments in fixed assets at cost(8)		26,867		33,445	3,104
Ratio of earnings to fixed charges:
Mexican GAAP(9)		—		—	1.05
U.S. GAAP(9)		—		—	—

(1)	Unaudited.
(2)	Includes Petróleos Mexicanos, the subsidiary entities and the subsidiary companies (including the Pemex Project Funding Master Trust).

(3)	The consolidated interim financial data were prepared in accordance with Mexican GAAP, including the recognition of the effect of inflation in accordance with Bulletin B-10.
(4)	PEMEX has not included a condensed consolidated interim balance sheet at June 30, 2004 and, as a result, these figures are not applicable.
(5)	Convenience translations into U.S. dollars of amounts in pesos have been made at the established exchange rate of Ps. 10.7752 = U.S. $1.00 at June 30, 2005. Such translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollar amounts at the foregoing or any other rate.
(6)	Includes the IEPS tax as part of the sales price of the products sold.
(7)	Figures are net of the IEPS tax.
(8)	Includes investments in fixed assets and capitalized interest. See Note 5 to our condensed consolidated interim financial statements and “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources” to the Form 20-F.
(9)	Under U.S. GAAP, earnings for the six months ended June 30, 2004 and 2005 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 11,761 million and Ps. 15,911 million, respectively. Under Mexican GAAP, earnings for the six months ended June 30, 2004 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 19,656 million.

Source: PEMEX’s interim financial statements.

RISK FACTORS

Risk Factors Related to the Operations of PEMEX

Crude oil prices are volatile, and low oil prices negatively affect PEMEX’s income

International crude oil prices are subject to global supply and demand and fluctuate due to many factors beyond our control. These factors include competition within the oil industry and with other industries in supplying clients with competing commodities, international economic trends, exchange rate fluctuations, expectations of inflation, domestic and foreign government regulations, political and other events in major oil producing and consuming nations and actions taken by Organization of the Petroleum Exporting Countries (OPEC) members and other oil exporting countries.

When international crude oil and natural gas prices are low, we earn less export sales revenue, and, therefore, earn less income because our costs remain roughly constant. Conversely, when crude oil and natural gas prices are high, we earn more export sales revenue and our income increases. As a result, future fluctuations in international crude oil and natural gas prices will directly affect our results of operations and financial condition.

PEMEX is an integrated oil and gas company and is exposed to production, equipment and transportation risks

We are subject to several risks that are common among oil and gas companies. These risks include production risks (fluctuations in production due to operational hazards, natural disasters or weather, accidents, etc.), equipment risks (relating to the adequacy and condition of our facilities and equipment) and transportation risks (relating to the condition and vulnerability of pipelines and other modes of transportation).

More specifically, our business is subject to the risks of explosions in pipelines, refineries, plants, drilling wells and other facilities, hurricanes in the Gulf of Mexico and other natural or geological disasters and accidents, fires and mechanical failures. The occurrence of any of these events could result in personal injuries, loss of life, equipment damage, and environmental damage and the resulting clean-up and repair expenses.

Although we have purchased insurance policies covering some of these risks, these policies may not cover all liabilities, and insurance may not be available for all risks. See “Item 4—Information on the Company—Business Overview—PEMEX Corporate Matters—Insurance” in the Form 20-F.

PEMEX’s substantial amount of debt could adversely affect its financial health and results of operations

We have a substantial amount of debt. At September 30, 2005, our total indebtedness, excluding accrued interest, was approximately U.S. $45.2 billion, which is a 15.9% increase over our total indebtedness, excluding accrued interest, of U.S. $39.0 billion at December 31, 2004. Our level of debt may not decrease in the near or medium term and may have an adverse effect on our financial condition and results of operations.

To service our debt, we rely on a combination of cash flows provided by operations, drawdowns under our available credit facilities and the incurrence of additional indebtedness. Certain rating agencies have expressed concern regarding both the total amount of debt and our increase in indebtedness over the last several years. Any lowering of our credit ratings may have adverse consequences on our ability to access the financial markets and/or our cost of financing. We rely primarily on debt to finance our investments in capital expenditures. If we are unable to obtain financing on terms that are favorable, this may hamper our ability to obtain further financing, and, as a result, we may not be able to make the capital expenditures needed to maintain our current production levels and increase Mexico’s hydrocarbon reserves. See “—PEMEX must make significant capital expenditures to maintain its current production levels and increase Mexico’s hydrocarbon reserves. Mexican Government budget cuts, reductions in PEMEX’s income and inability to obtain financing may limit PEMEX’s ability to make capital investments” below and “—Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources—2004 Financing Activities” in the Form 20-F.

PEMEX’s compliance with environmental regulations in Mexico could result in material adverse effects on its results of operations

A wide range of general and industry-specific Mexican federal and state environmental laws and regulations apply to our operations. Numerous Mexican Government agencies and departments issue rules and regulations which are often difficult and costly to comply with and which carry substantial penalties for non-compliance. This regulatory burden increases our costs because it requires us to make significant capital expenditures and limits our ability to extract hydrocarbons, resulting in lower revenues. For an estimate of our accrued environmental liabilities, see “Item 4—Information on the Company—Environmental Regulation—Environmental Liabilities” in the Form 20-F.

PEMEX publishes less financial information than U.S. companies are required to file with the SEC

We prepare our financial statements according to Mexican GAAP, which differs in certain significant respects from U.S. GAAP. See “Item 3—Key Information—Selected Financial Data” in the Form 20-F, Note 19 to the 2004 financial statements and Note 15 to the condensed consolidated interim financial information. In addition, we generally prepare U.S. GAAP information on a yearly basis only. As a result, there may be less or different publicly available information about us than there is about U.S. issuers.

Risk Factors Related to the Relationship between PEMEX and the Mexican Government

The Mexican Government controls PEMEX; it could limit PEMEX’s ability to satisfy its external debt obligations, and the Mexican Government could privatize PEMEX

Petróleos Mexicanos is a decentralized public entity of the Mexican Government, and therefore the Mexican Government controls us, as well as our annual budget, which is approved by the Mexican Congress. The Mexican Government has the power to intervene directly or indirectly in our commercial affairs. Such an intervention could adversely affect our ability to make payments under any securities issued or guaranteed by us, including the new securities.

The Mexican Government’s agreements with international creditors may affect our external debt obligations, including the guarantee and the subsidiary guaranties. In certain past debt restructurings of the Mexican Government, Petróleos Mexicanos’ external indebtedness was treated on the same terms as the debt of the Mexican Government and other public sector entities. In addition, Mexico has entered into agreements with official bilateral creditors to reschedule public sector external debt. Mexico has not requested restructuring of bonds or debt owed to multilateral agencies.

The Mexican Government would have the power, if federal law and the Constitución Política de los Estados Unidos Mexicanos (the Political Constitution of the United Mexican States) were amended, to privatize or transfer all or a portion of Petróleos Mexicanos and the subsidiary entities or its assets. A privatization could adversely affect production, cause a disruption in our workforce and our operations, and cause us to default on certain obligations, including the new securities.

Petróleos Mexicanos and the subsidiary entities pay special taxes, duties and dividends to the Mexican Government

The Mexican Government taxes Petróleos Mexicanos and the subsidiary entities heavily. In 2004, approximately 65.6% of the sales revenues of Petróleos Mexicanos and the subsidiary entities were used to pay taxes to the Mexican Government. The Mexican Congress determines the rates of taxes and duties applicable to Petróleos Mexicanos and the subsidiary entities from year to year depending on a variety of factors. For further information, see “Item 4—Information on the Company—Taxes and Duties” and “Item 5—Operating and Financial Review and Prospects—General—IEPS Tax, Excess Gains Duty, Hydrocarbon Duties and Other Taxes” in the Form 20-F. In addition, Petróleos Mexicanos is obligated to pay minimum guaranteed dividends to the Mexican Government. For further information on how the minimum guaranteed dividend is determined, see “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources—Equity Structure and the Certificates of Contribution ‘A’” and “Item 8—Financial Information—Dividends” in the Form 20-F and Note 13 to the 2004 financial statements.

The Mexican Government has entered into agreements with other nations to limit production

Although Mexico is not a member of OPEC, in the past it has entered into agreements with OPEC and non-OPEC countries to reduce global crude oil supply. We do not control the Mexican Government’s international affairs and the Mexican Government could agree with OPEC or other countries to reduce our crude oil production or exports in the future. A reduction in our oil production or exports could reduce our revenues. For more information, see “Item 5—Operating and Financial Review and Prospects—Export Agreements” in the Form 20-F.

PEMEX does not own the hydrocarbon reserves in Mexico, and information on reserves is based on estimates

The Political Constitution of the United Mexican States provides that the Mexican nation, not PEMEX, owns the petroleum and other hydrocarbon reserves located in Mexico. Although Mexican law gives Petróleos Mexicanos and the subsidiary entities the exclusive right to exploit Mexico’s hydrocarbon reserves, it does not preclude the Mexican Congress from changing current law and assigning some or all of these rights to another company. Such an event would adversely affect our ability to generate income.

The information on oil, gas and other reserves set forth in the Form 20-F is based on estimates. Reserves valuation is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner; the accuracy of any reserve estimate depends on the quality and reliability of available data, engineering and geological interpretation and subjective judgment. Additionally, estimates may be revised based on subsequent results of drilling, testing and production. Therefore, proved reserve estimates may differ materially from the ultimately recoverable quantities of crude oil and natural gas. Pemex-Exploration and Production revises its estimates of Mexico’s hydrocarbon reserves annually, which may result in material revisions to our estimates of Mexico’s hydrocarbon reserves.

PEMEX must make significant capital expenditures to maintain its current production levels and increase Mexico’s hydrocarbon reserves. Mexican Government budget cuts, reductions in PEMEX’s income and inability to obtain financing may limit PEMEX’s ability to make capital investments

We invest funds to increase the amount of extractable hydrocarbon reserves in Mexico. We also continually invest capital to enhance our hydrocarbon recovery ratio and improve the reliability and productivity of our infrastructure. Our ability to make these capital expenditures is limited by the substantial taxes that we pay and cyclical decreases in our revenues primarily related to lower oil prices. In addition, budget cuts imposed by the Mexican Government and the availability of financing may also limit our ability to make capital investments. For more information, see “Item 4—Information on the Company—Capital Expenditures and Investments” in the Form 20-F.

PEMEX may claim some immunities under the Foreign Sovereign Immunities Act and Mexican law, and your ability to sue or recover may be limited

Petróleos Mexicanos and the subsidiary entities are decentralized public entities of the Mexican Government. Accordingly, you may not be able to obtain a judgment in a U.S. court against us unless the U.S. court determines that we are not entitled to sovereign immunity with respect to that action. However, the guarantor and the subsidiary guarantors have irrevocably submitted to the jurisdiction of the federal courts (or, if jurisdiction in federal courts is not available, to the jurisdiction of state courts) located in the Borough of Manhattan in The City of New York and, to the extent permitted by law, waived immunity from the jurisdiction of these courts in connection with any action based upon the new securities, the guarantee or the subsidiary guaranties brought by any holder of new securities.

You should know, however, that the guarantor and the subsidiary guarantors have reserved the right to plead immunity under the Foreign Sovereign Immunities Act of 1976 (the “Immunities Act”) in actions brought against them under the U.S. federal securities laws or any state securities laws. Unless the guarantor and the subsidiary guarantors waive their immunity against such actions, you could obtain a U.S. court judgment against one of them only if a U.S. court were to determine that they are not entitled to sovereign immunity under the Immunities Act with respect to that action.

In addition, Mexican law does not allow attachment prior to judgment or attachment in aid of execution upon a judgment by Mexican courts upon the assets of the guarantor or any of the subsidiary guarantors. As a result, your ability to enforce judgments against us in the courts of Mexico may be limited. We also do not know whether Mexican courts would enforce judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws. Therefore, even if you were able to obtain a U.S. judgment against us, you might not be able to obtain a judgment in Mexico that is based on that U.S. judgment. Moreover, you may not be able to enforce a judgment against our property in the United States except under the limited circumstances specified in the Immunities Act. Finally, if you were to bring an action in Mexico seeking to enforce our obligations under any of our securities, satisfaction of those obligations would be made in pesos, pursuant to the laws of Mexico.

PEMEX’s directors and officers, as well as some of the experts named in this prospectus, reside outside the United States. Substantially all of our assets and those of most of our directors, officers and experts are located outside the United States. As a result, you may not be able to effect service of process on our directors or officers or those experts within the United States.

Considerations Related to Mexico

Economic conditions and government policies in Mexico may have a material impact on PEMEX’s operations

A deterioration in Mexico’s economic conditions, social instability, political unrest or other adverse social developments in Mexico could adversely affect our business and financial condition. Those events could also lead to increased volatility in the foreign exchange and financial markets, thereby affecting our ability to obtain and service foreign debt. In addition, the Mexican Government may cut spending in the future. These cuts could adversely affect our business, financial condition and prospects. In the past, Mexico has experienced several periods of slow or negative economic growth, high inflation, high interest rates, currency devaluation and other economic problems. These problems may reemerge in the future, and could adversely affect our business and our ability to service our debt, including the new securities.

Changes in exchange rates or in Mexico’s exchange control laws may hamper the ability of PEMEX to service its foreign currency debt

While the Mexican Government does not currently restrict the ability of Mexican companies or individuals to convert pesos into dollars or other currencies, in the future, the Mexican Government could impose a restrictive exchange control policy, as it has done in the past. We cannot assure you that the Mexican Government will maintain its current policies with regard to the peso or that the peso’s value will not fluctuate significantly in the future. The peso has been subject to significant devaluations against the U.S. dollar in the past and may be subject to significant fluctuations in the future. Mexican Government policies affecting the value of the peso could prevent us from paying our foreign currency obligations.

Most of our debt is denominated in U.S. dollars, as is all of the debt of Pemex Finance, Ltd., a Cayman Islands company with limited liability established to issue securities backed by crude oil receivables sold through our subsidiary P.M.I. Comercio Internacional, S.A. de C.V. (which we refer to as PMI, and together with P.M.I. Trading Ltd. and their affiliates, the PMI Group) to provide financing for investments in our long-term productive infrastructure projects, which we refer to as PIDIREGAS. In the future, Pemex Finance, Ltd. and we may incur additional indebtedness denominated in U.S. dollars or other currencies. Declines in the value of the peso relative to the U.S. dollar or other currencies may increase our interest costs in pesos and result in foreign exchange losses.

Political conditions in Mexico could materially and adversely affect Mexican economic policy and, in turn, PEMEX’s operations

The national elections held on July 2, 2000 ended 71 years of rule by the Institutional Revolutionary Party with the election of President Vicente Fox Quesada, a member of the National Action Party, and resulted in the increased representation of opposition parties in the Mexican Congress and in mayoral and gubernatorial positions. Currently, no political party has a majority in either house of the Mexican Congress. This shift in political power has transformed Mexico from a one-party state to a pluralist democracy. There have not been any material adverse repercussions for us resulting from this political change. Presidential and federal congressional elections in Mexico will be held in July 2006.

Risks Related to Non-Participation in the Exchange

If holders of old securities do not participate in the exchange offers, the old securities will continue to be subject to transfer restrictions

Holders of old securities that are not registered under the Securities Act who do not exchange these unregistered old securities for new securities will continue to be subject to the restrictions on transfer that are listed on the legends of those old securities. These restrictions will make these old securities less liquid. To the extent that old securities are tendered and accepted in the exchange offers, the trading market, if any, for the old securities would be reduced.

Risks Related to the New Securities

The market for the new securities or the old securities may not be liquid, and market conditions could affect the price at which the new securities or the old securities trade

The issuer has applied, through its listing agent, to have the new securities admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange. All of the old securities are currently admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange. The issuer has transferred listing of the old securities to the Euro MTF, the alternative market of the Luxembourg Stock Exchange, because it determined that the reporting requirements of the regulated market of the Luxembourg Stock Exchange were impracticable and unduly burdensome. The old securities are therefore no longer admitted to trading on the regulated market of the Luxembourg Stock Exchange. Moreover, the issuer may decide to delist the new securities or the old securities and/or seek an alternative listing for such securities on another stock exchange, although there can be no assurance that such alternative listing will be obtained.

In addition, the issuer cannot promise that a market for either the new securities or the old securities will be liquid or will continue to exist. Prevailing interest rates and general market conditions could affect the price of the new securities or the old securities. This could cause the new securities or the old securities to trade at prices that may be lower than their principal amount or their initial offering price.

The new securities will contain provisions that permit the issuer to amend the payment terms of a series of new securities without the consent of all holders

The new securities will contain provisions regarding acceleration and voting on amendments, modifications and waivers which are commonly referred to as “collective action clauses.” Under these provisions, certain key terms of a series of the new securities may be amended, including the maturity date, interest rate and other payment terms, without the consent of all of the holders. See “Description of New Securities—Modification and Waiver.”

The new securities provide a number of exceptions to the obligations to gross-up for Mexican withholding taxes and do not include a gross-up provision for United States withholding taxes

Payments under the new securities are subject to withholding or deduction for Mexican taxes. The new securities currently provide that the issuer or, as the case may be, the guarantor or the relevant subsidiary guarantor, will be required to pay such additional amounts as may be necessary in order to compensate holders of the new securities for any such withholding or deduction, subject to certain conditions. These conditions include, among others, the satisfaction by the holders of certain certification or similar requirements necessary to demonstrate that they are eligible for a reduced rate of Mexican withholding tax. If you are not able or willing to comply with one or more of these requirements or if you otherwise fit into one of the new securities’ exceptions to the obligation of the issuer, the guarantor or the relevant subsidiary guarantor to pay such additional amounts, you may receive an amount which is less than the amount stated to be due and payable on the new securities.

The new securities are the obligations of the issuer, a Delaware statutory trust that acts as a financing vehicle for the guarantor. The issuer and the guarantor believe that payments on the new securities are not currently subject to any such U.S. withholding tax or similar deduction. If such a tax were to be imposed, the new securities do not require the issuer to compensate holders of the new securities for any such withholding or deduction.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. We have based these statements on current plans, estimates and projections and you should therefore not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties.

For a discussion of important factors that could cause actual results to differ materially from those contained in any forward-looking statement, you should read “Risk Factors” above.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the new securities under the exchange offers. In consideration for issuing the new securities as contemplated in this prospectus, we will receive in exchange an equal principal amount of old securities, which will be cancelled. Accordingly, the exchange offers will not result in any increase in our indebtedness or our guarantors’ indebtedness. The net proceeds we received from issuing the old securities were and are being used to finance our investment program.

RATIO OF EARNINGS TO FIXED CHARGES

PEMEX’s ratio of earnings to fixed charges is calculated as follows:

Earnings		Income (Loss)	-	Hydrocarbon duties	-	IEPS Tax	+	Fixed charges	-	Interest capitalized during the period
=
Fixed charges					Interest expense		+		Interest capitalized during the period

Fixed charges for this purpose consist of the sum of interest expense plus interest capitalized during the period. Fixed charges do not take into account exchange gain or loss attributable to PEMEX’s indebtedness. Mexican GAAP differs in certain significant respects from U.S. GAAP. The material differences as they relate to PEMEX’s financial statements are described in Note 19 to the 2004 financial statements and Note 15 to our condensed consolidated interim financial statements.

The following table sets forth PEMEX’s consolidated ratio of earnings to fixed charges for the four-year period ended December 31, 2004, and for the six-month periods ended June 30, 2004 and 2005, in accordance with Mexican GAAP and U.S. GAAP.

	Year Ended December 31,				Six Months Ended June 30,
	2001	2002	2003	2004	2004	2005
Ratio of earnings to fixed charges:
Mexican GAAP(1)	—	—	—	—	—	1.05
U.S. GAAP(2)	—	—	—	—	—	—

(1)	Under Mexican GAAP, earnings for each of the years ended December 31, 2001, 2002, 2003 and 2004 and for the six-month period ended June 30, 2004, were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 36,443 million for 2001, Ps. 31,654 million for 2002, Ps. 50,397 million for 2003, Ps. 29,836 million for 2004 and Ps. 19,656 million for the six-month period ended June 30, 2004.
(2)	Under U.S. GAAP, earnings for each of the years ended December 31, 2001, 2002, 2003 and 2004 and for the six-month periods ended June 30, 2004 and 2005, were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 30,567 million for 2001, Ps. 40,674 million for 2002, Ps. 78,119 million for 2003, Ps. 18,239 million for 2004, Ps. 11,761 million for the six-month period ended June 30, 2004 and Ps. 15,911 million for the six-month period ended June 30, 2005.

Source: PEMEX’s financial statements.

CAPITALIZATION OF PEMEX

The following table sets forth the capitalization of PEMEX at December 31, 2004, June 30, 2005 and September 30, 2005, as calculated in accordance with Mexican GAAP. The figures are not directly comparable because they are stated in constant pesos as of different dates; however, no material difference would result from a restatement of the figures to constant pesos at June 30, 2005, as the inflation for the six-month period was 1.69%. Similarly, no material difference would result from a restatement of the figures to constant pesos at September 30, 2005, as the inflation for the nine-month period was 1.69%.

	At December 31, 2004		At June 30, 2005(1)		At September 30, 2005(1)(2)(3)
	(millions of constant pesos as of December 31, 2004)		(millions of constant pesos as of June 30, 2005)		(millions of constant pesos or U.S. dollars as of September 30, 2005)
Long-term external debt	Ps.	325,655	Ps.	375,965	Ps.	401,105	U.S.$	37,171
Long-term domestic debt		68,894		92,728		94,501		8,758

Total long-term debt (4)	Ps.	394,549	Ps.	468,693	Ps.	495,606	U.S.$	45,929

Certificates of Contribution “A” (5)	Ps.	86,909	Ps.	87,532	Ps.	88,376	U.S.$	8,190
Mexican Government increase in equity of subsidiary entities (6)		32,638		33,899		35,498		3,290
Surplus in the restatement of equity		132,342		131,041		132,715		12,299
Effect on equity from labor obligations		(6,976)		(7,031)		(7,093)		(657)
Effect of derivative financial instruments (7)		—		(3,357)		(10,011)		(928)
Accumulated losses		(186,074)		(223,473)		(223,208)		(20,685)
Net income (loss) for the period (8)		(25,496)		7,045		(2,885)		(267)

Total equity		33,343		25,656		13,396		1,241

Total capitalization	Ps.	427,892	Ps.	494,349	Ps.	509,002	U.S.$	47,170

Notes: Numbers may not total due to rounding.

(1)	Unaudited.
(2)	Convenience translations into U.S. dollars of amounts in pesos have been made at the established exchange rate of Ps. 10.7907 = U.S. $1.00 at September 30, 2005. Such translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollar amounts at the foregoing or any other rate.
(3)	As of the date of the filing of this document, there has been no material change in the capitalization of PEMEX since September 30, 2005, except for PEMEX’s undertaking of new financings as disclosed in “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources—2005 Financing Activities” in the Form 20-F.
(4)	Total long-term debt does not include short-term indebtedness of Ps. 47,065 million at December 31, 2004, Ps. 31,102 million at June 30, 2005, and Ps. 22,217 million at September 30, 2005 nor short-term indebtedness relating to notes payable to contractors of Ps. 2,077 million at December 31, 2004. See “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources—2005 Financing Activities” in the Form 20-F and “Recent Developments—Liquidity and Capital Resources—Recent Financing Activities” below. Long-term debt also does not include long-term notes payable to contractors of Ps. 11,285 million at December 31, 2004.
(5)	Equity instruments held by the Mexican Government.
(6)	In 2004, the equity of the subsidiary entities was increased by Ps. 32,638 million. This increase in equity was derived from amounts that the Mexican Government transferred to Petróleos Mexicanos on various dates during 2004 as reimbursements of the Duty for Exploration, Gas, Refining and Petrochemical Infrastructure paid by PEMEX during the year. See “”Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources—Equity Structure and Certificates of Contribution ‘A’” in the Form 20-F and Note 13 to the 2004 financial statements. During the nine-month period ended September 30, 2005, the Mexican Government transferred amounts totaling Ps. 2,310 million.
(7)	In 2005, PEMEX adopted Bulletin C-10 “Financial Instruments and Hedging Operations,” which resulted in an initial cumulative comprehensive loss of Ps. 132 million.
(8)	The income for June 30, 2005 relates to the income for the six-month period then ended. The income for September 30, 2005 relates to the income for the nine-month period then ended.

Sources: 2004 financial statements. Petróleos Mexicanos for unaudited interim information.

RECENT DEVELOPMENTS

The following discussion of PEMEX’s recent results should be read in conjunction with “Item 5—Operating and Financial Review and Prospects” in the Form 20-F, the 2004 financial statements and the condensed consolidated interim financial statements.

Results of Operations of Petróleos Mexicanos and the Subsidiary Entities – First Six Months of 2005 Compared to First Six Months of 2004

The interim financial information set forth below has been derived from the unaudited condensed consolidated interim financial statements of PEMEX for the six-month periods ended June 30, 2004 and 2005. The consolidated interim financial information set forth below was prepared in accordance with Mexican GAAP, and the information contained herein does not contain all of the information and disclosures normally included in interim financial statements prepared in accordance with Mexican GAAP. The unaudited condensed consolidated interim financial statements were reconciled to U.S. GAAP.

	Six months ended June 30,
	2004(1)		2005(1) (2)
	(millions of constant pesos as of June 30, 2005 or U.S. dollars)
Net sales
Domestic(3)	Ps.	217,248	Ps.	232,970	U.S.$	21,621
Export		149,442		184,022		17,078

Total		366,690		416,992		38,699

Other revenues (net)		6,350		6,664		618

Total revenues(3)		373,040		423,656		39,317

Costs and operating expenses		137,915		170,153		15,791

Comprehensive financing cost(4)		19,172		(5,317)		(493)

Income before taxes and duties		215,953		258,820		24,019

Taxes and duties
Hydrocarbon extraction duties and other		187,946		240,759		22,344
Special Tax on Production and Services (IEPS tax)		34,907		15,445		1,433

Total		222,853		256,204		23,777

Cumulative effect of adoption of new accounting standards(5)		(10,544)		4,429		411

Net income (loss) for the period	Ps.	(17,444)	Ps.	7,045	U.S.$	653

(1)	Unaudited.
(2)	Convenience translations into U.S. dollars of amounts in pesos have been made at the established exchange rate of Ps. 10.7752 = U.S. $1.00 at June 30, 2005. Such translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollars at the foregoing or any other rate.
(3)	Includes the IEPS tax, which is described in “Item 5—Operating and Financial Review and Prospects—IEPS Tax, Excess Gains Duty, Hydrocarbon Duties and Other Taxes” in the Form 20-F, as part of the sales price of products sold.
(4)	Includes exchange rate losses in the amount of Ps. 13,923 million in the first six months of 2004 and exchange rate gains in the amount of Ps. 16,090 million in the first six months of 2005.
(5)	The net loss for the six months ended June 30, 2004 includes the full effects from the adoption of new accounting standards related to Bulletin C-15, “Impairment of the Value of Long-Lived Assets and their Disposal,” and amendments to Bulletin D-3, “Labor Obligations,” of Ps. 10.5 billion. In 2005, PEMEX adopted Bulletin C-10, “Financial Instruments and Hedging Operations,” which resulted in a gain of Ps. 4.4 billion upon adoption.

Source: Petróleos Mexicanos.

Sales

During the first six months of 2005, total sales, net of the IEPS tax, were Ps. 401.5 billion, an increase of 21.0% from total sales in the first six months of 2004, net of the IEPS tax, of Ps. 331.8 billion. The increase in total sales resulted primarily from a 19.3% increase in domestic sales, net of the IEPS tax, from the first six months of 2004 (which is described below under “—Domestic Sales”) and a 23.1% increase in export sales from the first six months of 2004 (which is described below under “—Export Sales”).

Domestic Sales

Domestic sales, net of the IEPS tax, increased by 19.3% in the first six months of 2005, from Ps. 182.3 billion in the first six months of 2004 to Ps. 217.5 billion in the first six months of 2005, due to increased unit prices and higher sales volumes. Domestic sales of petroleum products other than natural gas increased by 22.6% in the first six months of 2005, from Ps. 139.7 billion in the first six months of 2004 to Ps. 171.4 billion in the first six months of 2005, primarily due to increases in the average sales prices and volumes of PEMEX’s principal petroleum products. The increase in the sales volumes of gasoline was primarily due to the effectiveness of the actions taken to reduce the illicit market in fuels, which began in March 2004, and an increase in the number of vehicles in Mexico. Domestic petrochemical sales (including sales of certain by-products of the petrochemical production process) increased by 30.2%, from Ps. 8.6 billion in the first six months of 2004 to Ps. 11.2 billion in the first six months of 2005, due to an increase in the domestic prices of PEMEX’s principal petrochemical products and a change in commercial strategy to take advantage of the higher profit margins of certain products. Sales of natural gas increased by 2.6% in the first six months of 2005, from Ps. 34.0 billion in the first six months of 2004 to Ps. 34.9 billion in the first six months of 2005, due to an increase in the volume of natural gas sold and an increase in natural gas prices.

Export Sales

In the first six months of 2005, total consolidated export sales increased by 23.1% in peso terms, from Ps. 149.4 billion in the first six months of 2004 to Ps. 184.0 billion in the first six months of 2005. Excluding the trading activities of the PMI Group, export sales by the subsidiary entities to the PMI Group and third parties increased by 25.3% in peso terms, from Ps. 124.3 billion in the first six months of 2004 to Ps.155.8 billion in the first six months of 2005. In dollar terms, excluding the trading activities of the PMI Group, export sales (which are dollar-denominated) increased by 33.0% in the first six months of 2005, from U.S. $10.6 billion in the first six months of 2004 to U.S. $14.1 billion in the first six months of 2005. This increase was a result of a 32.7% increase in crude oil export prices. The trading and export activities of the PMI Group generated additional marginal revenues of Ps. 25.1 billion in the first six months of 2004, as compared to Ps. 28.2 billion in the first six months of 2005, due to an increase in prices.

Crude oil sales by Pemex-Exploration and Production to PMI for export accounted for 89.4% of export sales (excluding the trading activities of the PMI Group) in the first six months of 2005, as compared to 90.0% in the first six months of 2004. These crude oil sales increased in peso terms by 24.4% in the first six months of 2005, from Ps. 112.0 billion in the first six months of 2004 to Ps. 139.2 billion in the first six months of 2005, and increased in dollar terms by 31.2% in the first six months of 2005, from U.S. $9.6 billion in the first six months of 2004 to U.S. $12.6 billion in the first six months of 2005. The weighted average price per barrel of crude oil that Pemex-Exploration and Production sold to PMI for export in the first six months of 2005 was U.S. $37.90, 33.2% higher than the weighted average price of U.S. $28.45 per barrel in the first six months of 2004.

Export sales of petroleum products by Pemex-Refining and Pemex-Gas and Basic Petrochemicals to the PMI Group and third parties, including natural gas liquids, increased from 8.9% of export sales (excluding the trading activities of the PMI Group) in the first six months of 2004 to 9.3% in the first six months of 2005. Export sales of petroleum products, including natural gas liquids, increased by 30.9%, from Ps. 11.0 billion in the first six months of 2004 to Ps. 14.4 billion in the first six months of 2005, primarily due to increases in the volume of exports of naphthas. In dollar terms, export sales of petroleum products, including natural gas liquids, increased by 44.4%, from U.S. $0.9 billion in the first six months of 2004 to U.S. $1.3 billion in the first six months of 2005.

Petrochemical products accounted for the remainder of export sales in the first six months of 2004 and 2005. Export sales of petrochemical products (including certain by-products of the petrochemical process) increased by 61.5%, from Ps. 1.3 billion in the first six months of 2004 to Ps. 2.3 billion in the first six months of 2005. In dollar terms, export sales of petrochemical products (including certain by-products of the petrochemical process) increased by 66.3% in the first six months of 2005, from U.S. $112.4 million in the first six months of 2004 to U.S. $186.9 million in the first six months of 2005, primarily due to an increase in the volume of ethylene sold.

Other Revenues and Expenses

Other revenues, net, increased by Ps. 0.3 billion, from a net revenue of Ps. 6.3 billion in the first six months of 2004 to a net revenue of Ps. 6.7 billion in the first six months of 2005, primarily due to an increase in the value of PEMEX’s investment in the Deer Park refinery, which is accounted for under the equity method.

Costs and Operating Expenses

Costs of sales, transportation, distribution expenses and administrative expenses increased by 23.4%, from Ps. 137.9 billion in the first six months of 2004 to Ps. 170.2 billion in the first six months of 2005. This increase was due to an increase in product purchases, mainly of gasoline, natural gas and liquefied gas, and an increase in costs associated with the labor reserve for pension obligations and depreciation of fixed assets, which was partially offset by an increase in the value of crude oil and petroleum product inventories (which is accounted for as a decrease in costs of sales).

Comprehensive Financing Cost

Under Mexican GAAP, comprehensive financing cost reflects interest income (including gains and losses on certain derivative instruments), interest expense, foreign exchange gain or loss and the gain or loss attributable to the effects of inflation on monetary liabilities and assets. A substantial portion of PEMEX’s indebtedness (81.1% at June 30, 2005) is denominated in foreign currencies, so a depreciation of the peso results in foreign exchange loss and higher peso-denominated interest expense.

In the first six months of 2005, comprehensive financing cost decreased by Ps. 19.7 billion, or 128.5%, from Ps. 18.6 billion in the first six months of 2004 to Ps. (5.3) billion in the first six months of 2005, primarily as a result of the following:

•	The appreciation of the peso against the U.S. dollar in the first six months of 2005 in comparison to a depreciation of the peso in the same period of 2004 resulted in a Ps. 30.0 billion decrease in net foreign exchange losses, from a net loss of Ps. 13.9 billion in the first six months of 2004 to a net gain of Ps. 16.1 billion in the first six months of 2005.

•	In the first six months of 2004 and 2005, PEMEX’s average monetary liabilities exceeded its average monetary assets, resulting in a net gain in monetary position. The net gain in monetary position, which amounted to Ps. 2.8 billion in the first six months of 2005, was 45.1% less than the net gain in monetary position in the first six months of 2004 of Ps. 5.1 billion, due to a decrease in the inflation rate (from 1.6% in the first six months of 2004 to 0.7% in the first six months of 2005) despite an increase in net monetary liabilities.

•	Net interest expense increased by 30.3% in the first six months of 2005 due to an increase in total debt, which was only partially offset by lower average interest rates on PEMEX’s liabilities. The increase in net interest expense and the reduction in the gain in monetary position offset in large part the aforementioned decreases in net foreign exchange losses.

Taxes and Duties

Hydrocarbon extraction duties and other duties and taxes (including the IEPS tax) increased by 14.9%, from Ps. 222.9 billion in the first six months of 2004 to Ps. 256.2 billion in the first six months of 2005, largely due to an increase in sales revenues. PEMEX paid Ps. 21.2 billion in excess gains duties in the first six months of 2005, which represents the difference between the actual crude oil prices at which Pemex-Exploration and Production sold to PMI, which averaged U.S. $37.85 per barrel for the Mexican weighted average crude oil mix, and the threshold crude oil price for 2005 of U.S. $23.00 per barrel. PEMEX paid Ps. 13.1 billion in excess gains revenue duties in the first six months of 2004.

Cumulative Effect of Adoption of New Accounting Standards

In 2005, PEMEX adopted Bulletin C-10, “Financial Instruments and Hedging Operations,” which resulted in the recognition of a cumulative effect of adoption of a benefit totaling Ps. 4.4 billion.

In 2004, PEMEX adopted Bulletin C-15, “Impairment of the Value of Long-Lived Assets and their Disposal,” which we refer to as Bulletin C-15, which resulted in a Ps. 2.1 billion charge at January 1, 2004 attributable to the cumulative effect of recognition of the impairment of the carrying value of fixed assets, primarily those of Pemex-Exploration and Production. In 2004, PEMEX also adopted the amendments to Bulletin D-3, “Labor Obligations,” which we refer to as Bulletin D-3, which resulted in the recognition of an initial liability related to post-retirement medical benefits for prior service costs and a charge to income for 2004 in the amount of Ps. 8.4 billion.

Income/(Loss)

In the first six months of 2005, PEMEX reported income of Ps. 7.0 billion on Ps. 408.2 billion in total revenues net of the IEPS tax, as compared with a loss of Ps. 17.4 billion on Ps. 338.1 billion in total revenues net of the IEPS tax in the first six months of 2004. The Ps. 24.5 billion increase in income from the first six months of 2004 to the first six months of 2005 resulted primarily from the adoption of Bulletin C-10 in 2005, the impact from the adoption of Bulletin C-15 and the amendments to Bulletin D-3 in 2004 and the various other factors described above.

U.S. GAAP Reconciliation

Operating results under U.S. GAAP differ from operating results under Mexican GAAP due to several factors. The most important of these factors are differences in methods of accounting for exploration and drilling costs, pension and post-retirement obligations, financial instruments and fixed asset adjustments relating to inflation accounting, foreign exchange losses, capitalized interest, depreciation and impairment. For further information regarding these and other differences between

Mexican and U.S. GAAP as they relate to our operating results, see “Item 5- Operating and Financial Review and Prospects—U.S. GAAP Reconciliation” in the Form 20-F, Note 19 to our 2004 financial statements and Note 15 to our condensed consolidated interim financial statements.

Income and Equity under U.S. GAAP

For the first six months of 2004, PEMEX’s loss under U.S. GAAP was approximately Ps. 8.9 billion, representing a Ps. 8.5 billion decrease from the loss recorded under Mexican GAAP. For the six months ended June 30, 2005, PEMEX’s loss under U.S. GAAP was approximately Ps. 10.1 billion, representing a Ps. 17.2 billion decrease from the income recorded under Mexican GAAP. For further information regarding the adjustments related to these amounts, see Note 19 to our 2004 financial statements and Note 15 to our condensed consolidated interim financial statements.

PEMEX’s deficit under U.S. GAAP was approximately Ps. 65.7 billion at June 30, 2005, as compared to a deficit of Ps. 49.2 billion at December 31, 2004. For further information regarding the adjustments related to these amounts, see Note 19 to our 2004 financial statements and Note 15 to our condensed consolidated interim financial statements.

Results of Operations of Petróleos Mexicanos and the Subsidiary Entities – First Nine Months of 2005 Compared to First Nine Months of 2004

The interim financial information set forth below has been derived from the unaudited condensed consolidated interim financial data of PEMEX for the nine-month periods ended September 30, 2004 and 2005, which has been reported by PEMEX to the CNBV in Mexico. The consolidated interim financial information set forth below was prepared in accordance with Mexican GAAP, and the information contained herein does not contain all of the information and disclosures normally included in interim financial statements prepared in accordance with Mexican GAAP. This unaudited condensed consolidated interim financial information was not reconciled to U.S. GAAP.

	Nine months ended September 30,
	2004(1)		2005(1) (2)
	(millions of constant pesos as of September 30, 2005 or U.S. dollars)
Net sales
Domestic(3)	Ps.	334,413	Ps.	362,526	U.S.$	33,596
Export		240,015		299,818		27,785

Total		574,428		662,344		61,381
Other revenues (net)		5,203		13,689		1,269

Total revenues(3)		579,631		676,033		62,650

Costs and operating expenses		233,973		266,333		24,682

Comprehensive financing cost(4)		8,948		3,730		346

Income before taxes and duties		336,710		405,970		37,622

Taxes and duties
Hydrocarbon extraction duties and other		303,996		395,542		36,656
Special Tax on Production and Services (IEPS tax)		47,814		17,730		1,643

Total		351,810		413,272		38,299

Cumulative effect of adoption of new accounting standards(5) (6)		(10,646)		4,417		409

Net income (loss) for the period	Ps.	(25,746)	Ps.	(2,885)	U.S.$	(268)

(1)	Unaudited.
(2)	Convenience translations into U.S. dollars of amounts in pesos have been made at the established exchange rate of Ps. 10.7907 = U.S. $1.00 at September 30, 2005. Such translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollars at the foregoing or any other rate.
(3)	Includes the IEPS tax, which is described in “Item 5—Operating and Financial Review and Prospects—IEPS Tax, Excess Gains Duty, Hydrocarbon Duties and Other Taxes” in the Form 20-F, as part of the sales price of products sold.
(4)	Includes exchange rate losses in the amount of Ps. 8,573 million in the first nine months of 2004 and exchange rate gains in the amount of Ps. 16,053 million in the first nine months of 2005.
(5)	For the nine-month period ended September 30, 2004, this amount includes the full effects from the adoption of new accounting standards related to Bulletin C-15, “Impairment of the Value of Long-Lived Assets and their Disposal,” in the amount of 2.1 billion, and related to amendments to Bulletin D-3, “Labor Obligations,” for post-retirement medical benefits in the amount of Ps. 8.6 billion.
(6)	For the nine-month period ended September 30, 2005, this amount includes Ps. 4.4 billion of effects from the adoption of new accounting standards related to Bulletin C-10, “Financial Instruments”.

Source: Petróleos Mexicanos.

Sales

During the first nine months of 2005, total sales, net of the IEPS tax, were Ps. 644.6 billion, an increase of 22.4% from total sales in the first nine months of 2004, net of the IEPS tax, of Ps. 526.6 billion. The increase in total sales resulted primarily from a 20.3% increase in domestic sales, net of the IEPS tax, from the first nine months of 2004 (which is described below under “—Domestic Sales”) and a 24.9% increase in export sales from the first nine months of 2004 (which is described below under “—Export Sales”).

Domestic Sales

Domestic sales, net of the IEPS tax, increased by 20.3% in the first nine months of 2005, from Ps. 286.6 billion in the first nine months of 2004 to Ps. 344.8 billion in the first nine months of 2005, due to a 13.3% increase in the average sales price of natural gas, a 23.0% increase in sales of refined products and a 22.3% increase in petrochemical sales. Domestic sales of petroleum products other than natural gas increased by 22.9% in the first nine months of 2005, from Ps. 220.8 billion in the first nine months of 2004 to Ps. 271.4 billion in the first nine months of 2005, primarily due to an increase in sales prices for gasoline and diesel, as well as an increase in sales volumes. Domestic petrochemical sales (including sales of certain by-products of the petrochemical production process) increased by 22.6%, from Ps. 13.7 billion in the first nine months of 2004 to Ps. 16.8 billion in the first nine months of 2005, due to an increase in the domestic prices of PEMEX’s principal petrochemical products and a change in commercial strategy to take advantage of the higher profit margins of certain products. Sales of natural gas increased by 8.6% in the first nine months of 2005, from Ps. 52.1 billion in the first nine months of 2004 to Ps. 56.6 billion in the first nine months of 2005, due to a 16.0% increase in the average sales price of natural gas.

Export Sales

In the first nine months of 2005, total consolidated export sales increased by 24.9% in peso terms, from Ps. 240.0 billion in the first nine months of 2004 to Ps. 299.8 billion in the first nine months of 2005. Excluding the trading activities of the PMI Group, export sales by the Subsidiary Entities to the PMI Group and third parties increased by 26.0% in peso terms, from Ps. 199.8 billion in the first nine months of 2004 to Ps. 251.8 billion in the first nine months of 2005. In dollar terms, excluding the trading activities of the PMI Group, export sales (which are dollar-denominated) increased by 36.3% in the first nine months of 2005, from U.S. $16.8 billion in the first nine months of 2004 to U.S. $22.9 billion in the first nine months of 2005. This increase was a result of a 38.2% increase in crude oil export prices. The trading and export activities of the PMI Group generated additional marginal revenues of Ps. 48.0 billion in the first nine months of 2005, as compared to Ps. 40.0 billion in the first nine months of 2004, due to an increase in prices.

Crude oil sales by Pemex-Exploration and Production to PMI for export accounted for 89.6% of export sales (excluding the trading activities of the PMI Group) in the first nine months of 2005, as compared to 90.5% in the first nine months of 2004. These crude oil sales increased in peso terms by 24.6% in the first nine months of 2005, from Ps. 180.9 billion in the first nine months of 2004 to Ps. 225.5 billion in the first nine months of 2005, and increased in dollar terms by 34.9% in the first nine months of 2005, from U.S. $15.2 billion in the first nine months of 2004 to U.S. $20.5 billion in the first nine months of 2005. The weighted average price per barrel of crude oil that Pemex-Exploration and Production sold to PMI for export in the first nine months of 2005 was U.S. $41.77, 38.5% higher than the weighted average price of U.S. $30.16 per barrel in the first nine months of 2004.

Export sales of petroleum products by Pemex-Refining and Pemex-Gas and Basic Petrochemicals to the PMI Group and third parties, including natural gas liquids, increased from 8.5% of export sales (excluding the trading activities of the PMI Group) in the first nine months of 2004 to 9.4% in the first nine months of 2005. Export sales of petroleum products, including natural gas liquids, increased by 38.8%, from Ps. 17.0 billion in the first nine months of 2004 to Ps. 23.6 billion in the first nine months of 2005, primarily due to an increase in the export sales prices of naphthas and virgin stock. In dollar terms, export sales of petroleum products, including natural gas liquids, increased by 57.1%, from U.S. $1.4 billion in the first nine months of 2004 to U.S. $2.2 billion in the first nine months of 2005.

Petrochemical products accounted for the remainder of export sales in the first nine months of 2004 and 2005. Export sales of petrochemical products (including certain by-products of the petrochemical process) increased by 36.8%, from Ps. 1.9 billion in the first nine months of 2004 to Ps. 2.6 billion in the first nine months of 2005. In dollar terms, export sales of petrochemical products (including certain by-products of the petrochemical process) increased by 47.8% in the first nine months of 2005, from U.S. $161.2 million in the first nine months of 2004 to U.S. $238.3 million in the first nine months of 2005, primarily due to an increase in the volume and export price of ethyleneglycol and benzene.

Other Revenues and Expenses

Other revenues, net, increased by Ps. 8.5 billion, from a net revenue of Ps. 5.2 billion in the first nine months of 2004 to a net revenue of Ps. 13.7 billion in the first nine months of 2005, primarily due to the recognition of revenues from the Deer Park refining joint venture through the equity method and an increase in the value of the Repsol shares held by RepCon Lux S.A.

Costs and Operating Expenses

Costs of sales, transportation, distribution expenses and administrative expenses increased by 13.8%, from Ps. 234.0 billion in the first nine months of 2004 to Ps. 266.3 billion in the first nine months of 2005. This increase was due to an increase in product purchases, mainly of gasoline, natural gas and liquefied gas, and an increase in costs associated with the labor reserve for pension obligations and depreciation of fixed assets, which was partially offset by an increase in the value of crude oil and petroleum product inventories (which is accounted for as a decrease in costs of sales).

Comprehensive Financing Cost

Under Mexican GAAP, comprehensive financing cost reflects interest income (including gains and losses on certain derivative instruments), interest expense, foreign exchange gain or loss and the gain or loss attributable to the effects of inflation on monetary liabilities and assets. A substantial portion of PEMEX’s indebtedness (81.7% at September 30, 2005) is denominated in foreign currencies, so a depreciation of the peso results in foreign exchange loss and higher peso-denominated interest expense.

In the first nine months of 2005, comprehensive financing cost decreased by Ps. 5.2 billion, or 58.4%, from Ps. 8.9 billion in the first nine months of 2004 to Ps. 3.7 billion in the first nine months of 2005, primarily as a result of the following:

•	The appreciation of the peso against the U.S. dollar in the first nine months of 2005 in comparison to a depreciation of the peso in the same period of 2004 resulted in a Ps. 24.6 billion decrease in net foreign exchange losses, from a net loss of Ps. 8.6 billion in the first nine months of 2004 to a net gain of Ps. 16.0 billion in the first nine months of 2005.

•	In the first nine months of 2004 and 2005, PEMEX’s average monetary liabilities exceeded its average monetary assets, resulting in a net gain in monetary position. The net gain in monetary position, which amounted to Ps. 5.9 billion in the first nine months of 2005, was 52.4% less than the net gain in monetary position in the first nine months of 2004 of Ps. 12.4 billion, due to a decline in the inflation rate (from 3.28% in the first nine months of 2004 to 1.69% in the first nine months of 2005) despite the increase in net monetary liabilities.

•	Net interest expense increased by 88.0% in the first nine months of 2005, mainly due to the mark to market valuation of the prepayment, in July 2005, of the bonds issued by Petróleos Mexicanos and held by the Master Trust. The mark to market value of these bonds was approximately U.S. $0.4 billion higher than their face value of U.S. $2.3 billion. In addition, the results of Pemex Finance Ltd. are now consolidated in the financial statements of Petróleos Mexicanos. As a result, interest expense now reflects the interest expense of Pemex Finance Ltd., with respect to its debt.

Taxes and Duties

Hydrocarbon extraction duties and other duties and taxes (including the IEPS tax) increased by 17.5%, from Ps. 351.8 billion in the first nine months of 2004 to Ps. 413.3 billion in the first nine months of 2005, largely due to an increase in total sales. PEMEX paid Ps. 39.1 billion in excess gains duties in the first nine months of 2005, which represents the difference between the actual prices at which Pemex-Exploration and Production sold crude oil to PMI, which averaged U.S. $41.77 per barrel for the Mexican weighted average crude oil mix, and the threshold crude oil price for 2005 of U.S. $23.00 per barrel. PEMEX paid Ps. 23.3 billion in excess gains revenue duties in the first nine months of 2004.

Cumulative Effect of Adoption of New Accounting Standard

In 2005, PEMEX adopted Bulletin C-10, “Financial Instruments and Hedging Operations,” which resulted in a gain of Ps. 4.4 billion for the first nine months of 2005.

In 2004, PEMEX adopted Bulletin C-15, “Impairment of the Value of Long-Lived Assets and their Disposal,” which we refer to as Bulletin C-15, which resulted in a Ps. 2.1 billion charge at January 1, 2004 attributable to the cumulative effect of recognition of the impairment of the carrying value of fixed assets, primarily those of Pemex-Exploration and Production. In 2004, PEMEX also adopted the amendments to Bulletin D-3, “Labor Obligations,” which we refer to as Bulletin D-3, which resulted in the recognition of an initial liability related to prior service costs and a charge to income for the first nine months of 2004 in the amount of Ps. 8.6 billion.

Income/(Loss)

In the first nine months of 2005, PEMEX reported a net loss of Ps. 2.9 billion on Ps. 658.3 billion in total revenues net of the IEPS tax, as compared with a loss of Ps. 25.7 billion on Ps. 531.8 billion in total revenues net of the IEPS tax in the first nine months of 2004. The Ps. 22.9 billion decrease in loss from the first nine months of 2004 to the first nine months of 2005 resulted primarily from the effects of the adoption of new accounting standards in 2004 and 2005, an increase in both export and domestic sales due to higher crude oil and product prices, a Ps. 8.5 billion increase in other revenues, net, and a 58.4% decrease in comprehensive financing cost, which was only partially offset by a 13.8% increase in costs and operating expenses and a 17.5% increase in taxes and duties paid.

Liquidity and Capital Resources

Recent Financing Activities

During the period from June 1 to September 30, 2005, Petróleos Mexicanos obtained loans from export credit agencies totaling U.S. $15.4 million. During the same period, the Master Trust obtained U.S. $236.7 million in project financings from financial institutions. In addition, we participated in the following financing activities:

•	On June 8, 2005, the Master Trust issued U.S. $1,500,000,000 under its Medium-Term Note Program, Series A, in two tranches: U.S. $1,000,000,000 of 5.75% Notes due in 2015 and U.S. $500,000,000 of 6.625% Bonds due in 2035, both guaranteed by Petróleos Mexicanos;

•	On July 29, 2005, Fideicomiso F/163 issued a total of Ps. 5,000,000,000 in nominal terms of notes in the Mexican domestic market, guaranteed by Petróleos Mexicanos;

•	On August 31, 2005, the Master Trust issued U.S. $175,000,000 of floating rate notes due 2008; bearing interest at a rate per annum equal to the London Interbank Offered Rate (LIBOR) for a period of one, two, three or six months (at the election of the Master Trust), plus 42.5 basis points, and guaranteed by Petróleos Mexicanos

•	During the period from June 1 to September 30, 2005, Petróleos Mexicanos issued a total of Ps. 5,500,000,000 in nominal terms of notes in the Mexican domestic market in 11 tranches, none of which is currently outstanding.

In the period from June 1 to September 30, 2005, Petróleos Mexicanos’ net payments on borrowing totaled U.S. $1.1 billion and were allocated as follows:

•	U.S. $47.3 million in respect of credit lines from export credit agencies;

•	U.S. $45.0 million in respect of direct loans, financial leases and restructured debt;

•	U.S. $826.1 million in respect of bond issues in the international market; and

•	U.S. $186.6 million in respect of bond issues in the Mexican domestic market.

In the period from June 1 to September 30, 2005, the Master Trust’s net payments on external borrowing totaled U.S. $969.3 million.

In the period from June 1 to September 30, 2005, Fideicomiso F/163’s net payments on borrowings totaled U.S. $66.9 million.

Subsequent to September 30, 2005, on December 1, 2005, the Master Trust issued U.S. $750,000,000 of its Floating Rate Notes due 2012 under its Medium-Term Note Program, Series A, guaranteed by Petróleos Mexicanos.

Business Overview

Set forth below is selected summary operating data relating to PEMEX.

	Nine months ended September 30,
	2004	2005
Operating Highlights
Production
Crude oil (tbpd)	3,395	3,342
Natural gas (mmcfpd)	4,568	4,781
Refined products(1) (tbpd)	1,606	1,565
Petrochemicals(2) (mtpy)	7,914	7,959

Monthly average crude oil exports (tbpd)
Olmeca	219	218
Isthmus	15	50
Maya(3)	1,603	1,525

Total	1,837	1,793

Value of crude oil exports (value in millions of U.S. dollars)	15,216	20,444

Monthly average PEMEX crude oil export prices per barrel(4)(5)
Olmeca	37.27	53.15
Isthmus	37.91	53.28
Maya	29.19	39.79
Weighted average price(6)	30.22	41.76

Monthly average West Texas Intermediate crude oil average price per barrel(7)	39.23	55.47

Notes: Numbers may not total due to rounding.

tbpd = thousands of barrels per day; mmcfpd = millions of cubic feet per day; mtpy = thousands of tons per year

(1)	Includes natural gas liquids of 255 tbpd and 249 tbpd processed by Pemex-Gas and Basic Petrochemicals in the first six months of 2004 and 2005, respectively.
(2)	Excludes ethane and butane gases.
(3)	Includes 13 and 16 tbpd of Altamira crude oil in the first nine months of 2004 and 2005 respectively.
(4)	Subject to adjustment to reflect the percentage of water in each shipment.
(5)	Average price during period indicated.
(6)	On December 19, 2005, the weighted average price of PEMEX’s crude oil export mix was U.S. $43.21 per barrel.
(7)	On December 19, 2005, the West Texas Intermediate crude oil spot price was U.S. $57.31 per barrel.

Sources: September 2004 and September 2005 Indicadores Petroleros and P.M.I. Comercio Internacional, S.A. de C.V.

Petrochemicals

Private Sector Participation in Petrochemicals Sector

Pemex-Petrochemicals, Petróleos Mexicanos, and, in certain cases, Pemex-Refining, are the shareholders of seven subsidiaries that hold the assets and liabilities associated with the production of non-basic petrochemicals, as well as the real estate corresponding to each complex or plant. On August 28, 2002, the Board of Directors of Petróleos Mexicanos approved the merger of the seven subsidiaries of Pemex-Petrochemicals into Pemex-Petrochemicals. On September 15, 2004, a resolution was published in the Diario Oficial de la Federación (Official Gazette of the Federation) authorizing the Ministry of Energy to carry out the merger. Pursuant to this resolution, the merger process was to have been completed by September 15, 2005. On September 12, 2005, the Ministry of Energy requested a six-month extension to complete the merger process in order to resolve several issues, including obtaining authorization from the Ministry of Finance and Public Credit. The merger is now scheduled to be completed by the end of 2005 or the early part of 2006.

Directors, Senior Management and Employees

On August 17, 2005, the Board of Directors of Petróleos Mexicanos approved the designation of Mr. José Néstor García Reza as General Counsel and Head of the Legal Department of Petróleos Mexicanos. On September 28, 2005, Mr. Fernando Canales Clariond was appointed Secretary of Energy and Chairman of the Board of Directors of Petróleos Mexicanos, replacing Mr. Fernando Elizondo Barragán.

Employees

On August 25, 2005, Petróleos Mexicanos and the Sindicato de Trabajadores Petroleros de la República Mexicana (the “Union”) executed a new collective bargaining agreement that became effective retroactively on August 1, 2005, in accordance with the terms of an extension granted during the negotiation process. By reaching an agreement before September 1, 2005, Petróleos Mexicanos and the Union averted a threatened labor strike. The terms of the new agreement provide for a 4.1% increase in wages and a 1.9% increase in other benefits. By its terms, the new collective bargaining agreement is scheduled to expire on July 31, 2007. On August 17, 2005, the Board of Directors of Petróleos Mexicanos authorized Mr. Luis Ramírez Corzo to execute a settlement agreement that amended the side agreement executed in July 2004 with the Union, in order to make certain adjustments required by applicable regulations and to establish a mechanism for the payment of benefits previously agreed upon in the side agreement executed in July 2004. This settlement agreement was executed on August 25, 2005.

Legal Proceedings

In the normal course of business, PEMEX is named in a number of lawsuits of various types. PEMEX evaluates the merit of each claim and assesses the likely outcome, accruing a contingent liability when an unfavorable decision is probable and the amount is reasonable estimable. PEMEX does not believe a materially unfavorable outcome is probable for any known or pending lawsuits or threatened litigation for which PEMEX has not made any accruals.

Mexican Government Audits and Other Investigations

Following the submission by Pemex-Refining of a criminal complaint against former officers of Pemex-Refining to the Office of the Federal Attorney General in connection with the negotiation and settlement of a claim with Productos Ecológicos, S.A. de C.V. regarding the early termination of a long-term MTBE supply and services contract, the Office of the Federal Attorney General filed charges against these officers for unlawful use of their corporate powers and privileges. For more information regarding the underlying claim and settlement, see “Item 8 – Financial Information – Legal Proceedings – Mexican Government Audits and Other Investigations” in the Form 20-F. A federal judge subsequently issued formal imprisonment writs against former officers Mr. Mario Willars Andrade (former Director General of Pemex-Refining), Mr. Luis Ricardo Bouchot Guerrero and Mr. Cuauhtémoc Arce Herce. Mr. Willars Andrade and Mr. Bouchot Guerrero appealed these writs, the resolution of which is currently pending. Discovery was completed in the case against Mr. Arce and he was released on bail. In September 2004, Pemex-Refining filed an appeal that was denied. Pemex-Refining plans to file another appeal to review the denial of its first appeal.

Civil Actions

In March 2000, Construcciones Industriales del Golfo, S.A. de C.V. filed a claim for U.S. $121 million in a Mexican court against Pemex-Refining and Petróleos Mexicanos arguing that work under a construction agreement had been concluded but had not been paid for. In February 2004, following a ruling in favor of Construcciones Industriales del Golfo, S.A. de C.V., a judgment of approximately U.S. $4.1 million plus accrued interest was entered against Pemex-Refining; no judgment was entered into against Petróleos Mexicanos. As of the date of this filing, Pemex-Refining has paid to Construcciones Industriales del Golfo, S.A. de C.A. the principal amount and all accrued interest through May 2005. Payment of accrued interest from June through September is still pending.

In September 2001, Conproca, S.A. de C.V. (“CONPROCA”), the construction company performing construction and maintenance services for Pemex-Refining’s Cadereyta refinery, filed a claim for arbitration before the International Arbitration Court against Pemex-Refining and Petróleos Mexicanos related to expenses incurred by CONPROCA in providing those services. The parties filed their respective responses before the International Arbitration Court on November 18, 2003, and their respective rejoinders were filed before the deadline of May 7, 2004. In March 2005, the parties filed their respective rejoinders to the prior responses in connection with additional claims filed by each of them. The claim filed by CONPROCA is for U.S. $632.8 million, and Pemex-Refining and Petróleos Mexicanos filed a counterclaim in the amount of U.S. $907.6 million. On June 30, 2005, the parties each filed expert opinions, and on September 30, 2005, both parties filed counter-reports to the other side’s expert opinions. During the first half of 2006, several hearings are scheduled before the Court to review evidence.

Four claims were presented by a group of Congressmen of the Mexican Congress against Pemex-Exploration and Production in connection with the Multiple Service Contract (“MSC”) program, arguing that the MSCs are void because they violated article 27 of the Political Constitution of the United Mexican States and claiming damages.

The first claim is related to the MSC entered into between Pemex-Exploration and Production and Repsol Exploración México, S.A. de C.V. for the Reynosa-Monterrey block. On July 27, 2004, Pemex-Exploration and Production provided the Ninth Civil Court of District in Mexico City with certain information requested by the presiding judge, who subsequently acknowledged receipt of the claim. Pemex-Exploration and Production subsequently filed two separate motions, the first contending that the court lacked jurisdiction, which was denied, and the second contending that the plaintiffs did not have standing, which was granted by the judge on June 10, 2005. Plaintiffs then appealed, and the appeal was denied. The plaintiffs have filed an appeal for constitutional relief, which is currently pending.

The second claim is related to the MSC entered into between Pemex-Exploration and Production and PTD Servicios Múltiples, S. de R.L. de C.V. for the Cuervito block. The Ninth Civil Court of District in Mexico City issued a judgment declaring that the plaintiffs did not have standing. The plaintiffs appealed this resolution, which is currently pending.

We believe there is sufficient support for our arguments in these two cases, and, accordingly, we have not created a reserve to pay for any potential judgment.

The third claim is related to the MSC entered into between Pemex-Exploration and Production and PTD Servicios Múltiples, S. de R.L. de C.V. for the Fronterizo block. The Eighth Civil Court of District in Mexico City rejected the claim for lack of standing of the plaintiffs. This resolution was appealed by the plaintiffs and denied. On June 23, 2005, the constitutional relief requested by the plaintiffs against this resolution was denied and the resolution confirmed.

The fourth claim is related to the MSC entered into between Pemex-Exploration and Production and Servicios Múltiples de Burgos, S.A. de C.V. for the Misión block. The Sixth Civil Court of District in Mexico City rejected the claim for lack of standing of the plaintiffs. This resolution was appealed by the plaintiffs and denied. On September 8, 2005, the constitutional relief requested by the plaintiffs against this resolution was denied and the resolution confirmed.

In July 2000, Petroquímica Cosoleacaque S.A. de C.V. (“PECOSA”) filed a claim against Afianzadora Insurgentes, S.A. de C.V. and Fianzas México Bital, S.A. The claim seeks payment of approximately U.S. $155 million plus interest under a surety bond granted in favor of PECOSA to secure the payment obligations of Agronitrogenados, S.A. de C.V., in connection with an ammonia supply agreement executed in 1998, which PECOSA alleges was breached. In June 2004, a judgment was entered in favor of PECOSA. In October 2004, Afianzadora Insurgentes, S.A. de C.V. and Fianza México Bital, S.A appealed the decision. The appeal was granted and a new resolution is currently pending.

In December 2004, Corporación Mexicana de Mantenimiento Integral S. de R.L. de C.V. (“COMMISA”) filed a claim in the International Court of Arbitration against Pemex-Exploration and

Production seeking approximately U.S. $300 million in damages for, among other claims, breach of a construction agreement in connection with two platforms in the Cantarell complex. In December 2004, the court acknowledged receipt of the claim and Pemex-Exploration and Production designated its arbitrator. The designation was appealed by COMMISA. In February 2005, Pemex-Exploration and Production filed an answer and a counterclaim against COMMISA. In March 2005, COMMISA answered the counterclaim. In April 2005, the Court agreed to the arbitrators selected by the parties. On September 21, 2005, the Court decided on the issues that will be the subject of the arbitration and set the arbitration schedule. On September 30, 2005, Pemex-Exploration and Production filed with the Court its comments to the issues subject to the arbitration and the arbitration schedule.

In February 2005, COMMISA filed a claim in the International Court of Arbitration against Pemex-Exploration and Production seeking approximately U.S. $147 million in damages for, among other claims, the breach of a construction agreement in connection with pipelines in the Cantarell complex. In April 2005, the Court agreed to the arbitrators selected by the parties and appointed a chairman of the Court. In May 2005, Pemex-Exploration and Production answered and filed a counterclaim against COMMISA. Arbitration proceedings began on June 2005. On September 6, 2005, a hearing was held in which the Court decided on the issues that will be the subject of the arbitration. In October 2005, Pemex-Exploration and Production filed a motion contesting the jurisdiction of the Court.

In January 2005, COMBISA S. de R.L. de C.V. (“COMBISA”) filed a claim in the International Court of Arbitration against Pemex-Exploration and Production seeking approximately U.S. $235 million plus interest accrued in damages for, among other claims, the breach of a construction agreement in connection with two platforms in the Cantarell complex. In April 2005, Pemex-Exploration and Production answered and filed a counterclaim against COMBISA. In May 2005, COMBISA answered the counterclaim. Arbitration proceedings began on September 1, 2005. On September 21, 2005, the Court decided on the issues that will be the subject of the arbitration. On October 5, 2005 Pemex-Exploration and Production filed with the Court its comments to the issues subject to the arbitration.

Taxation

In order to strengthen PEMEX’s competitiveness and improve its financial position, in June 2005, the Mexican Congress approved a proposal to modify the fiscal regime of PEMEX. This proposal was not signed into law by President Vicente Fox and was returned to Congress on September 1, 2005. After discussing the observations made by the President, Congress approved the proposal to modify the fiscal regime of PEMEX on November 10, 2005. The new fiscal regime will go into effect on January 1, 2006, provided that it is published by the President through the Ministry of Finance and Public Credit in the Official Gazette of the Federation (Diario Oficial de la Federación) on or before the end of 2005.

If the proposal becomes effective, Pemex-Exploration and Production will be governed by the Federal Duties Law (Ley Federal de Derechos), while the other Subsidiary Entities will continue to be governed by the Federal Annual Revenue Law (Ley de Ingresos de la Federación). The new fiscal regime for Pemex-Exploration and Production would consist of the following duties:

•	Ordinary Hydrocarbons Duty—This duty will be applied to the value of extracted production minus certain permitted deductions (including specific investments, certain costs and expenses, and the other duties referred to below);

•	Duty on hydrocarbons for the oil revenues stabilization fund—This duty will be applied to the value of the extracted crude oil production;

•	Extraordinary Duty on crude oil exports—This duty will be applied to the value of oil exports in excess of those budgeted by the Congress;

•	Additional duty—This duty will be applied if and only if annual crude oil production is below target production from 2006 to 2008.

PEMEX expects that the new tax regime (if the proposal becomes effective) will result in savings of approximately U.S. $2 billion in 2006, increasing to almost U.S. $4 billion by 2010. However, no assurance can be given that PEMEX’s tax regime will not be changed in the future.

Capital Expenditures and Investments

During the first six months of 2005, we invested a total of Ps. 56,769 million in nominal terms in capital expenditures, which represents approximately 42% of the total capital expenditures budgeted for 2005. Of this amount, Ps. 52,026 million relates to PIDIREGAS capital expenditures.

United Mexican States

The following information regarding Mexico should be read in conjunction with the “— Item 4 —Information on the Company—United Mexican States” in the Form 20-F.

The Economy

Gross Domestic Product

According to preliminary figures, Mexico’s Gross Domestic Product (“GDP”) for the first nine months of 2005 increased by 3.0% in real terms, as compared with the same period of 2004. The transportation, storage and communications sector grew by 7.2%, the construction sector grew by 2.7%, the financial services, insurance and real estate sector grew by 5.6% and the commerce, hotels and restaurants sector grew by 3.3%, each in real terms. The manufacturing sector grew by 0.9%, the mining, petroleum and gas sector grew by 1.0%, the agriculture, livestock, fishing and forestry sector grew by 1.5%, the electricity, gas and water sector grew by 0.5% and the community, social and personal services sector grew by 1.8%, each in real terms.

Prices and Wages

Inflation for the first ten months of 2005 was 2.0%, 1.4 percentage points lower than for the same period of 2004.

Interest Rates

During the first ten months of 2005, interest rates on 28-day Cetes averaged 9.4% and interest rates on 91-day Cetes averaged 9.5%, as compared with average rates on 28-day Cetes and 91-day Cetes of 6.5% and 6.8%, respectively, during the same period of 2004. On November 22, 2005, the 28-day Cetes rate was 8.6% and the 91-day Cetes rate was 8.6%.

Financial System

Central Bank and Monetary Policy

During the first nine months of 2005, the M1 money supply (defined as bills and coins held by the public, plus checking accounts denominated in local currency and foreign currency, plus interest-bearing deposits denominated in pesos and operated by debit cards) increased by 7.3% in real terms, as compared to the same period of 2004. In addition, checking account deposits denominated in pesos increased by 5.4% in real terms during the first nine months of 2005, as compared to the same period of 2004.

During the first nine months of 2005, financial savings increased by 12.9% in real terms, as compared to the same period of 2004. Savings generated by Mexican residents increased by 11.7% in real terms and savings generated by non-residents increased by 68.1% in real terms during the first nine months of 2005, each as compared to the same period of 2004.

At November 21, 2005, the monetary base totaled Ps. 318.9 billion, a 6.3% nominal decrease from the level of Ps. 340.2 billion at December 31, 2004. Banco de México estimates that the monetary base will total approximately Ps. 374.4 billion at December 31, 2005.

The Securities Market

At November 22, 2005, the Stock Market Index stood at 16,866.84 points, representing a 30.6% increase from the level at December 31, 2004.

External Sector of the Economy

Foreign Trade

During the first nine months of 2005, Mexico registered a trade deficit of U.S. $4.2 billion, as compared to a trade deficit of U.S. $3.6 billion in the same period of 2004. Merchandise exports increased by 11.8% during the first nine months of 2005, to U.S. $154.7 billion, as compared to U.S. $138.5 billion for the same period of 2004. During the first nine months of 2005, petroleum exports increased by 35.5%, while non-petroleum exports increased by 8.4%, each as compared to the same period of 2004.

According to preliminary figures, during the first nine months of 2005, total imports grew by 11.9% to U.S. $158.9 billion, as compared to U.S. $142.0 billion for the same period of 2004. During the first nine months of 2005, imports of intermediate goods increased by 9.4%, imports of capital goods increased by 16.6% and imports of consumer goods increased by 23.3%, each as compared to the same period of 2004.

Balance of International Payments

During the first nine months of 2005, Mexico’s current account registered a deficit of 0.7% of GDP, or U.S. $3.7 billion, 45.6% more in nominal terms than during the same period of 2004. The capital account surplus for the same period totaled U.S. $4.0 billion, a 28.9% decrease in nominal terms as compared with the same period of 2004.

At November 18, 2005, Mexico’s international reserves totaled U.S. $65.2 billion, an increase of U.S. $3.7 billion from the level at December 31, 2004. The net international assets of Banco de México totaled U.S. $70.6 billion at November 18, 2005, an increase of U.S. $6.3 billion from the level at December 31, 2004.

Under the mechanism to moderate the rate of accumulation of international reserves adopted on March 12, 2004 that commenced on May 3, 2004, Banco de México announced that the amount of dollars to be auctioned on a daily basis during the quarter from November 2005 through January 2006 is U.S. $18 million. The total amount of dollars to be sold in a quarter will be sold through daily auctions, each for an amount equal to the total for the quarter divided by the number of business days in the quarter.

Direct Foreign Investment in Mexico

According to preliminary figures, net foreign investment in Mexico totaled U.S. $22.6 billion during the first nine months of 2005, and comprised direct foreign investment totaling U.S. $12.9 billion and net foreign portfolio investment (including securities placed abroad) inflows totaling U.S. $9.7 billion.

Exchange Controls and Foreign Exchange Rates

The peso/U.S. dollar exchange rate announced by Banco de México on December 19, 2005 (to take effect on the second business day thereafter) was Ps. 10.7567 = U.S. $1.00.

Public Finance

Revenues and Expenditures

According to preliminary figures, during the first nine months of 2005, the public sector overall balance registered a surplus of Ps. 101.6 billion, 21.9% higher in real terms than the Ps. 79.9 billion surplus registered for the same period of 2004. The primary surplus, defined as total public sector revenues less expenditures other than interest payments on public debt, was Ps. 273.1 billion, 7.6% higher in real terms as compared with the Ps. 243.3 billion registered for the same period of 2004.

Public Debt

Internal Debt

Internal debt of the Government as presented herein on a net basis includes Banco de México’s general account balance (which was positive at September 30, 2005, indicating monies owed to the Government). Net internal debt includes Cetes and other securities sold to the public in primary auctions, but not such debt allocated to Banco de México nor debt issued by Banco de México for its use in regulating liquidity (“Regulación Monetaria”). The internal debt of the Government does not include the debt of budget and administratively controlled agencies.

According to preliminary figures, at September 30, 2005, the net internal debt of the Mexican Government totaled Ps. 1,099.7 billion, as compared with the Ps. 1,030.0 billion outstanding at December 31, 2004. At September 30, 2005, the gross internal debt of the Government totaled Ps. 1,213.6 billion, as compared to Ps. 1,099.2 billion at December 31, 2004.

External Debt

The total external debt of the public sector consists of the external portion of the long-term indebtedness incurred directly by the Government, the external long-term indebtedness incurred by budget controlled agencies, the external long-term indebtedness incurred directly or guaranteed by administratively controlled agencies (including but not limited to national development banks), and the short-term external debt of the public sector.

According to preliminary figures, outstanding gross external debt decreased by approximately U.S. $5.3 billion during the first nine months of 2005, from U.S. $79.2 billion at December 31, 2004 to U.S. $73.9 billion at September 30, 2005.

During the fourth quarter of 2005, Mexico repurchased in open market transactions certain of its outstanding debt securities totaling approximately U.S. $1.1 billion and ITL 81 billion.

On November 23, 2005, Mexico issued U.S. $65 million of its Series XW5, Series XW10 and Series XW20 Warrants. The Warrants entitle the holders thereof to exchange, on the applicable exercise date for each series of warrants, which in each case is in the fourth quarter of 2006, up to approximately U.S. $2.5 billion of various of Mexico’s U.S. dollar-denominated bonds in exchange for certain of Mexico’s peso-denominated bonds.

PEMEX PROJECT FUNDING MASTER TRUST

The Pemex Project Funding Master Trust was organized as a statutory trust under Delaware law pursuant to a Trust Agreement dated November 10, 1998, as amended (which we refer to as the Trust Agreement). The Bank of New York acts as managing trustee and The Bank of New York (Delaware) acts as Delaware trustee of the issuer. The Pemex Project Funding Master Trust’s purpose is, as set forth in the Trust Agreement, to administer certain financial resources earmarked for PIDIREGAS, which are described below.

Petróleos Mexicanos is the sole beneficiary of the Pemex Project Funding Master Trust and controls the Pemex Project Funding Master Trust in all of its activities. As set forth below, the Pemex Project Funding Master Trust is dependent on payments by the guarantors and subsidiary guarantors in respect of indebtedness incurred by the Pemex Project Funding Master Trust.

PIDIREGAS Projects

Under Mexico’s General Law of Public Debt, a PIDIREGAS must be a long-term productive infrastructure project which is:

•	related to an economic activity identified as a priority by the Mexican Government,

•	expected to generate funds sufficient to repay the financing incurred for the project, and

•	previously approved by the Mexican Government.

Petróleos Mexicanos or a subsidiary guarantor negotiates and enters into turn-key and other contracts for the construction of PIDIREGAS. PEMEX subsequently delegates to the Pemex Project Funding Master Trust the payment obligations under the related project contracts and transfers any funds obtained through related financing transactions. Accordingly, upon receipt by PEMEX of invoices under the project contracts, Petróleos Mexicanos instructs the Pemex Project Funding Master Trust to make payment to the appropriate contractors.

Financings for PIDIREGAS are either entered into by Petróleos Mexicanos and assigned to the Pemex Project Funding Master Trust or arranged by Petróleos Mexicanos and entered into directly by the Pemex Project Funding Master Trust, as is the case with the old securities and the new securities. In either case, funds obtained through these financings are transferred to The Bank of New York as managing trustee, whose decisions are, in turn, dictated by Petróleos Mexicanos. All payments under financings entered into by or assigned to the Pemex Project Funding Master Trust are unconditionally guaranteed by Petróleos Mexicanos. The subsidiary guarantors jointly and severally guarantee Petróleos Mexicanos’ payment obligations under its guaranties of these financings.

The Pemex Project Funding Master Trust has been consolidated with PEMEX and its subsidiary companies in the 2004 financial statements and in the interim financial information set forth under “Recent Developments” in this prospectus.

Assignment and Indemnity Agreement

Under an Assignment and Indemnity Agreement dated November 10, 1998, among Petróleos Mexicanos, The Bank of New York and the subsidiary guarantors, Petróleos Mexicanos and the subsidiary guarantors have assumed certain obligations of the Pemex Project Funding Master Trust with respect to the liabilities incurred or assumed by the Pemex Project Funding Master Trust in connection with PIDIREGAS. These obligations include:

•	the obligation of Petróleos Mexicanos to guarantee the repayment of the debt obligations undertaken by the Pemex Project Funding Master Trust to finance PIDIREGAS;

•	the obligation of Petróleos Mexicanos and the particular subsidiary guarantor that is sponsoring a PIDIREGAS to make payments to the issuer as may be necessary for the Pemex Project Funding Master Trust to fulfill its payment obligations in respect of any financing that the issuer has entered into in connection with the PIDIREGAS; and

•	the joint and several obligations of Petróleos Mexicanos and each of the subsidiary guarantors to indemnify the Pemex Project Funding Master Trust with respect to any liability incurred by the Pemex Project Funding Master Trust in connection with PIDIREGAS.

Liquidity and Capital Resources

Petróleos Mexicanos makes decisions to draw-down funds under PIDIREGAS-related financings on the basis of the short-term obligations of the issuer under PIDIREGAS construction contracts. The issuer invests any excess liquidity in short-term investments, including interest-bearing deposits at Banco de México and other foreign banks.

At December 31, 2004, cash and cash equivalents of the issuer totaled U.S. $2.0 billion, its total assets were U.S. $37.9 billion, its long-term indebtedness totaled U.S. $29.1 billion, its short-term indebtedness (including interest payable of U.S. $0.4 billion) totaled U.S. $3.1 billion and its other liabilities totaled U.S. $5.6 billion (including accounts payable to contractors of U.S. $1.1 billion and derivative instruments in a notional amount of U.S. $4.5 billion), of which short-term liabilities totaled U.S. $1.1 billion.

At September 30, 2005, cash and cash equivalents of the issuer totaled U.S. $4.8 billion, its total assets were U.S. $34.9 billion, its long-term indebtedness totaled U.S. $32.2 billion, its short-term indebtedness (including interest payable of U.S. $0.52 billion) totaled U.S. $2.2 billion and its other liabilities totaled U.S. $0.3 billion (including accounts payable to contractors of U.S. $0.3 billion), of which short-term liabilities totaled U.S. $0.3 billion.

The assets of the issuer consist primarily of the funds it receives through various PIDIREGAS financings incurred directly or indirectly by the issuer, earnings from the short-term investment of its excess liquidity and its rights to receive payment from Petróleos Mexicanos and the subsidiary guarantors.

Future amortization of the issuer’s outstanding indebtedness of U.S. $33.9 billion at September 30, 2005 is scheduled as follows:

Pemex Project Funding Master Trust

Indebtedness Amortization Schedule

Maturities

2005	2006		2007		2008		2009		Over 5 years
(in millions of U.S. dollars)
U.S.$325.2	U.S.$	2,338.9	U.S.$	2,521.0	U.S.$	3,691.8	U.S.$	3,181.9	U.S.$	21,823.9

SUBSIDIARY GUARANTORS

The subsidiary guarantors—Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals—are decentralized public entities of Mexico, which were created by the Mexican Congress on July 17, 1992 out of operations that had previously been directly managed by Petróleos Mexicanos. Each of the subsidiary guarantors is a legal entity empowered to own property and carry on business in its own name. The executive offices of each of the subsidiary guarantors are located at Avenida Marina Nacional No. 329, Colonia Huasteca, México, D.F. 11311, México.

The Organic Law allocates the operating functions of Petróleos Mexicanos among the subsidiary guarantors, each of which is a 100% owned subsidiary of Petróleos Mexicanos. The principal objectives of the subsidiary guarantors, as noted in Article 3 of the Organic Law, are as follows:

•	Pemex-Exploration and Production explores for and exploits crude oil and natural gas and transports, stores and markets these hydrocarbons;

•	Pemex-Refining refines petroleum products and derivatives that may be used as basic industrial raw materials and stores, transports, distributes and markets these products and derivatives; and

•	Pemex-Gas and Basic Petrochemicals processes natural gas, natural gas liquid and artificial gas derivatives and stores, transports, distributes and markets these hydrocarbons and derivatives that may be used as basic industrial raw materials.

For further information about the legal framework governing the subsidiary guarantors, see “Item 4—Information on the Company—Organizational Laws” in the Form 20-F. Copies of the Organic Law will be available at the specified offices of Deutsche Bank Trust Company Americas and the paying agent and transfer agent in Luxembourg.

The subsidiary guarantors have been consolidated with PEMEX in the 2004 financial statements included in the Form 20-F, in the unaudited condensed consolidated interim financial statements included in Annex C and in the interim financial information set forth under “Recent Developments” in this prospectus. See Note 20 to the 2004 financial statements and Note 16 to the interim financial statements for the condensed balanced sheets, statements of operations and changes in financial position for the subsidiary guarantors that are utilized to produce the consolidated financial statements of PEMEX. None of the subsidiary guarantors publish their own financial statements.

The following is a brief description of each Subsidiary Guarantor.

Pemex—Exploration and Production

Pemex-Exploration and Production explores for and produces crude oil and natural gas, primarily in the northeastern and southeastern regions of Mexico and offshore in the Gulf of Mexico. In nominal peso terms, we increased our capital investment in exploration and production activities by 28% in 2004 by financing an array of programs to expand production capacity and efficiency. As a result of our investments in previous years, our total hydrocarbon production reached a level of approximately 4,401 thousand barrels of oil equivalent per day in 2004. Pemex-Exploration and Production’s crude oil production increased by 0.4% from 2003 to 2004, averaging 3,383 thousand barrels per day in 2004. Pemex-Exploration and Production’s natural gas production (excluding natural gas liquids) increased by 1.7% from 2003 to 2004, averaging 4,573 million cubic feet per day in 2004. Exploration drilling activity rose 17%, from 88 exploratory wells in 2003 to 103 exploratory wells in 2004, including the completion of the exploratory well Nab-1, which is located at a depth of 681 meters below sea level and is the deepest marine well drilled by Pemex-Exploration and Production. Development drilling activity rose 24%, from 505 development wells in 2003 to 624 development wells in 2004. For further information regarding estimates of Mexico’s reserves, see “Item 4—Information on the Company—Exploration and Production—Reserves” in the Form 20-F.

Pemex—Refining

Pemex-Refining converts crude oil into gasoline, jet fuel, diesel, fuel oil, asphalts and lubricants. It also distributes and markets most of these products throughout Mexico, where it experiences a significant demand for its refined products. Pemex-Refining’s atmospheric distillation refining capacity remained constant at approximately 1,540 thousand barrels per day during 2004. In 2004, Pemex-Refining produced 1,361 thousand barrels per day of refined products, as compared to 1,343 thousand barrels per day of refined products in 2003. For further information about Pemex-Refining, see “Item 4—Information on the Company—Refining” in the Form 20-F.

Pemex—Gas and Basic Petrochemicals

Pemex-Gas and Basic Petrochemicals processes wet natural gas in order to obtain dry natural gas, liquefied petroleum gas and other natural gas liquids. Furthermore, it transports, distributes and sells natural gas and liquefied petroleum gas throughout Mexico and produces and sells several basic petrochemical feedstocks, which are used by Pemex-Refining or Pemex-Petrochemicals. In 2004, Pemex-Gas and Basic Petrochemicals’ total sour natural gas processing capacity remained constant at approximately 4,503 million cubic feet per day in 2004. Pemex-Gas and Basic Petrochemicals processed 3,349 million cubic feet per day of sour natural gas in 2004, a 0.3% decrease from the 3,360 million cubic feet per day of sour natural gas processed in 2003. It produced 451 thousand barrels per day of natural gas liquids in 2004, a 5.4% increase from natural gas liquid production of 428 thousand barrels per day in 2003. It also produced 3,144 million cubic feet per day of dry gas in 2004, a 3.8% increase from the 3,029 million cubic feet per day produced in 2003. For further information about Pemex-Gas and Basic Petrochemicals, see “Item 4—Information on the Company—Gas and Basic Petrochemicals” in the Form 20-F.

For further information about the investment policies of the Subsidiary Guarantors, see “Item 4—Information on the Company—Capital Expenditures and Investment” in the Form 20-F.

THE EXCHANGE OFFERS

This is a summary of the exchange offers and the material provisions of the exchange and registration rights agreements that we entered into on December 30, 2004 with the dealer managers relating to the 9.00% old notes, the 8.85% old notes, the 9 3/8% old notes, the 9 1/4% old bonds, the 8.625% old bonds, the 9.50% old bonds and the 9.50% old POMESSM and on June 8, 2005 with the initial purchasers of the 5.75% old notes and 6.625% old bonds. This section may not contain all the information that you should consider regarding the exchange offers and the exchange and registration rights agreements before participating in the exchange offers. For more detail, you should refer to the letter of transmittal and the registration rights agreements, which we have filed with the SEC as exhibits to the registration statement. You can obtain copies of these documents by following the instructions under the heading “Where You Can Find More Information.”

Background and Purpose of the Exchange Offers

On December 30, 2004, we issued the 9.00% old notes, the 8.85% old notes, the 9 3/8% old notes, the 9 1/4% old bonds, the 8.625% old bonds, the 9.50% old bonds and the 9.50% old POMESSM pursuant to an exchange offer that we commenced in November 2004 and concluded in December 2004 in a transaction that was exempt from the registration requirements of the Securities Act.

We sold the 5.75% old notes and 6.625% old bonds to their initial purchasers pursuant to a terms agreement dated June 1, 2005. The initial purchasers then resold the 5.75% old notes and the 6.625% old bonds to other purchasers in offshore transactions in reliance on Regulation S of the Securities Act and to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

We also entered into registration rights agreements with the dealer managers for our November 2004 exchange offers relating to the 9.00% old notes, the 8.85% old notes, the 9 3/8% old notes, the 9 1/4% old bonds, the 8.625% old bonds, the 9.50% old bonds and the 9.50% old POMESSM and with the initial purchasers of the 5.75% old notes and 6.625% old bonds. As long as we determine that applicable law permits us to make the exchange offers, the registration rights agreements require that we use our best efforts to:

Action		Date Required for the 9.00% old notes, the 8.85% old notes, the 9 3/8% old notes, the 9 1/4% old bonds, the 8.625% old bonds, the 9.50% old bonds and the 9.50% old POMESSM	Date Required for the 5.75% old notes and the 6.625% old bonds
1.	File a registration statement for a registered exchange offer relating to an issue of new securities with terms substantially similar to the old securities	September 1, 2005	September 6, 2005

2.	Cause the registration statement to be declared effective by the SEC and promptly begin the exchange offer after the registration statement is declared effective	September 1, 2005	February 3, 2006

3.	Issue the new securities in exchange for all old securities tendered in the exchange offer	October 4, 2005	March 10, 2006

We were not able to complete the exchange offers for the 9.00% old notes, the 8.85% old notes, the 9 3/8% old notes, the 9 1/4% old bonds, the 8.625% old bonds, the 9.50% old bonds and the 9.50% old POMESSM within the time period required under the registration rights agreement relating to these securities and, as a result, the 9.00% old notes, the 8.85% old notes, the 9 3/8% old notes, the 9 1/4% old bonds, the 8.625% old bonds, the 9.50% old bonds and the 9.50% old POMESSM began to earn additional interest at the rate of 0.25% per year on September 2, 2005, and are now earning additional interest at the rate of 0.50% per year. This additional interest will stop when we complete the exchange offers. The exchange offers described in this prospectus will cure our defaults under the registration rights agreement relating to the 9.00% old notes, the 8.85% old notes, the 9 3/8% old notes, the 9 1/4% old bonds, the 8.625% old bonds, the 9.50% old bonds and the 9.50% old POMESSM and will satisfy our obligations under the registration rights agreement relating to the 5.75% old notes and 6.625% old bonds.

General Terms of the Exchange Offers

We are offering, upon the terms and subject to the conditions set forth in this prospectus, and in the accompanying letters of transmittal, to exchange the old securities for new securities as follows:

New Securities Series	Corresponding Old Securities Series
9.00% new notes due 2007	9.00% old notes due 2007
8.85% new notes due 2007	8.85% old notes due 2007
9 3/8% new notes due 2008	9 3/8% old notes due 2008
9 1/4% new bonds due 2018	9 1/4% old bonds due 2018
8.625% new bonds due 2023	8.625% old bonds due 2023
9.50% new bonds due 2027	9.50% old bonds due 2027
9.50% new POMESSM due 2027	9.50% old POMESSM due 2027
5.75% new notes due 2015	5.75% old notes due 2015
6.625% new bonds due 2035	6.625% old bonds due 2035

As of the date of this prospectus, the following amounts of each series of old securities are outstanding:

•	U.S. $158,353,000 aggregate principal amount of 9.00% old notes due 2007,

•	U.S. $399,619,000 aggregate principal amount of 8.85% old notes due 2007,

•	U.S. $439,011,000 aggregate principal amount of 9 3/8% old notes due 2008,

•	U.S. $324,220,000 aggregate principal amount of 9 1/4% old bonds due 2018,

•	U.S. $228,735,000 aggregate principal amount of 8.625% old bonds due 2023,

•	U.S. $354,477,000 aggregate principal amount of 9.50% old bonds due 2027,

•	U.S. $403,746,000 aggregate principal amount of 9.50% old POMESSM due 2027,

•	U.S. $1,000,000,000 aggregate principal amount of 5.75% old notes due 2015, and

•	U.S. $500,000,000 aggregate principal amount of 6.625% old bonds due 2035.

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange all old securities that are validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. We will issue new securities in exchange for an equal principal amount of outstanding old securities accepted in the exchange offers. Holders may tender their 8.85% old notes, 9 3/8% old notes, 9 1/4% old bonds, 9.50% old bonds and 9.50% old POMESSM only in a principal amount of U.S. $1,000 and integral multiples thereof. Holders may tender their 9.00% old notes, 5.75% old notes and 6.625% old bonds only in a principal amount of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof. Holders may tender their 8.625% old bonds only in a principal amount of U.S. $250,000 and integral multiples of U.S. $10,000 in excess thereof. Subject to these requirements, you may tender less than the aggregate principal amount of any series of old securities you hold, as long as you appropriately indicate this fact in the letter of transmittal accompanying the old securities you are tendering.

We are sending this prospectus, together with the letter of transmittal, to all holders of record of the old securities as of December • , 2005. However, we have chosen this date solely for administrative purposes, and there is no fixed record date for determining which holders of old securities are entitled to participate in the exchange offers. Only holders of old securities, their legal representatives or their attorneys-in-fact may participate in the exchange offers.

The exchange offers are not conditioned upon any minimum principal amount of old securities being tendered for exchange. However, our obligation to accept old securities for exchange is subject to certain conditions as set forth below under “—Conditions to the Exchange Offers.”

Any holder of old securities that is an “affiliate” of the Pemex Project Funding Master Trust or an “affiliate” of any of the guarantor or the subsidiary guarantors may not participate in the exchange offers. We use the term “affiliate” as defined in Rule 405 of the Securities Act. We believe that, as of the date of this prospectus, no such holder is an “affiliate” as defined in Rule 405.

At the time the exchange offers commence, we will publish a notice in Luxembourg announcing the date of the commencement of the exchange offers and the expiration date. Upon completion of the exchange offers, we will publish the results of the exchange offers in Luxembourg, and we will file with the Euro MTF, the alternative market of the Luxembourg Stock Exchange, a supplemental prospectus that specifies the results of the exchange offers, including the amount exchanged and information regarding the new securities. See “Notices.”

We will have formally accepted validly tendered old securities when we give written notice of our acceptance to the exchange agent. The exchange agent will act as our agent for the purpose of receiving old securities from holders and delivering new securities to them in exchange.

The new securities issued pursuant to the exchange offers and pursuant to the exchange and registration rights agreements will be delivered as promptly as practicable following the expiration date. If we do not extend the expiration date, then we would expect to deliver the new securities on or about January •, 2006.

Representations upon Tender of Old Securities

By tendering old securities in exchange for new securities, each holder will represent to us that:

•	any new securities you receive will be acquired in the ordinary course of your business;

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the new securities;

•	neither you nor any person who will receive the new securities has any arrangement or understanding with any person to participate in a distribution of the new securities;

•	you are not an “affiliate” of ours or any of the guarantor or the subsidiary guarantors, as that term is defined in Rule 405 of the Securities Act; and

•	if you are a broker-dealer, (a) you will receive new securities for your own account in exchange for old securities that were acquired as a result of market-making activities or other trading activities and (b) you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new securities.

Resale of New Securities

Based on interpretations by the staff of the SEC set forth in no-action letters issued to other issuers, we believe that you may offer for resale, resell or otherwise transfer the new securities issued in the exchange offers without compliance with the registration and prospectus delivery provisions of the Securities Act. However, this right to freely offer, resell and transfer exists only if:

•	you are not a broker-dealer who purchased the old securities directly from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

•	you are not an “affiliate” of ours or any of the guarantor or the subsidiary guarantors, as that term is defined in Rule 405 of the Securities Act; and

•	you are acquiring the new securities in the ordinary course of your business, you are not participating in, and do not intend to participate in, a distribution of the new securities and you have no arrangement or understanding with any person to participate in a distribution of the new securities.

If you acquire new securities in the exchange offers for the purpose of distributing or participating in a distribution of the new securities or you have any arrangement or understanding with respect to the distribution of the new securities, you may not rely on the applicable interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Each broker-dealer participating in the exchange offers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new securities received in exchange for old securities that were acquired as a result of market-making activities or other trading activities. The letter of transmittal that all holders must complete in order to participate in the exchange states that by acknowledging this obligation and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new securities received in exchange for old securities where the broker-dealer acquired the old securities as a result of market-making activities or other trading activities. We have agreed to make this prospectus available to any broker-dealer for up to 180 days after the registration statement is declared effective (subject to extension under certain circumstances) for use in connection with any such resale. See “Plan of Distribution.”

Expiration Date; Extensions; Amendments

The exchange offers will expire on January •, 2006, at 5:00 p.m., New York City time, unless we extend the exchange offers. If we extend them, the exchange offers will expire on the latest date and time to which they are extended.

If we elect to extend the expiration date, we will notify the exchange agent of the extension by written notice and will make a public announcement regarding the extension prior to 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, to:

•	delay accepting any old securities tendered,

•	extend the exchange offers, and

•	amend the terms of the exchange offers in any manner.

If we amend the terms of the exchange offers, we will promptly disclose the amendments in a new prospectus that we will distribute to the registered holders of the old securities. The term “registered holder” as used in this prospectus with respect to the old securities means any person in whose name the old securities are registered on the books of the trustee.

If the exchange offers are extended, we will publish a notice in Luxembourg, and we will notify the Euro MTF, the alternative market of the Luxembourg Stock Exchange of the new expiration date.

Procedures for Tendering Old Securities

Old securities can only be tendered by a financial institution that is a participant in the book entry transfer system of The Depository Trust Company (“DTC”).

If you are a DTC participant and you wish to tender your old securities in the exchange offers, you must:

1.	transmit your old securities by book-entry transfer to the account maintained by the exchange agent at the book-entry transfer facility system maintained by DTC before 5:00 p.m., New York City time, on the expiration date; and

2.	acknowledge and agree to be bound by the terms of the letter of transmittal through electronic transmission of an agent’s message via DTC’s Automated Tender Offer Program (“ATOP”) system.

The term “agent’s message” means a computer-generated message that DTC’s book-entry transfer facility has transmitted to the exchange agent and that the exchange agent has received. The agent’s message forms part of a book-entry transfer confirmation, which states that DTC has received an express acknowledgement from you as the participating holder tendering old securities that you have received the letter of transmittal and agree to be bound by its terms. We may enforce this agreement against you.

If you are not a direct participant in DTC and hold your old securities through a DTC participant or the facilities of Euroclear or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), you must:

1.	submit in accordance with the procedures of the DTC participant, Euroclear or Clearstream, Luxembourg a completed and executed letter of transmittal with respect to the old securities being tendered; and

2.	deliver computerized instructions to the DTC participant, Euroclear or Clearstream, Luxembourg to transfer your old securities to the exchange agent’s account at DTC.

You must be sure to take these steps sufficiently in advance of the expiration date to allow enough time for the DTC participant, Euroclear or Clearstream, Luxembourg to arrange for the timely electronic submission of the letter of transmittal, as well as delivery of your old securities, through DTC’s ATOP system.

Delivery of documents to Euroclear or Clearstream, Luxembourg does not constitute delivery to the exchange agent through DTC’s ATOP system. You may not send any old securities, letters of transmittal or other documents to us.

You can obtain copies of the letter of transmittal at the offices of the exchange agent and our Luxembourg listing agent, whose addresses are set forth below.

In the unlikely event that your old securities are issued in definitive certificated form, you may tender your certificated securities by delivering them duly endorsed with a properly executed letter of transmittal, by hand or overnight courier, to the exchange agent at its address set forth under “—Exchange Agent” or to the exchange agent in Luxembourg at:

Deutsche Bank Luxembourg S.A.

2 Boulevard Konrad Adenauer

L-1115 Luxembourg

Ref: Coupon Paying Dept.

Phone: (352) 42122-641

Fax: (352) 42122-449

on or before 5:00 p.m., New York City time, on the expiration date.

If you are a beneficial owner whose old securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender old securities in the exchange offers, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

Your tender of old securities and our acceptance of them as part of the exchange offers will constitute an agreement between you and the Pemex Project Funding Master Trust under which both of us accept the terms and conditions contained in this prospectus and in the letter of transmittal.

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of old securities tendered for exchange, and our determinations will be final and binding. We reserve the absolute right to reject any and all old securities that are not properly tendered or any old securities which we cannot, in our opinion or that of our counsel, lawfully accept. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offers as to particular old securities or particular holders of old securities either before or after the expiration date.

Our interpretation of the terms and conditions of the exchange offers (including the letter of transmittal and accompanying instructions) will be final and binding on all parties. Unless we waive them, any defects or irregularities in connection with tenders of old securities for exchange must be cured within a period of time that we will determine. While we will use reasonable efforts to notify holders of defects or irregularities with respect to tenders of old securities for exchange, we will not incur any liability for failure to give notification. We will not consider old securities to have been tendered until any defects or irregularities have been cured or waived.

If any letter of transmittal or any other documents required by the letter of transmittal are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate his or her status when signing and must submit proper evidence that satisfies us that he or she has the authority to act in this capacity, unless we waive this requirement.

Acceptance of Old Securities for Exchange; Delivery of New Securities

After all the conditions to the exchange offers have been satisfied or waived, we will accept any and all old securities that are properly tendered before 5:00 p.m., New York City time, on the expiration date. We will deliver the new securities that we issue in the exchange offers as promptly as practicable after the expiration date. For purposes of the exchange offers, we will have formally accepted validly tendered old securities when we give written notice of acceptance to the exchange agent.

We will issue new securities in exchange for old securities only after the exchange agent’s timely receipt of:

•	a confirmation of a book-entry transfer of the old securities into the exchange agent’s DTC account; and

•	an agent’s message transmitted through DTC’s ATOP system in which the tendering holder acknowledges and agrees to be bound by the letter of transmittal.

However, we reserve the absolute right to waive any defects or irregularities in the tender or conditions of the exchange offers. If we do not accept any tendered old securities for any reason, they will be returned, without expense to the tendering holder, as promptly as practicable after the expiration or termination of the exchange offers.

Withdrawal of Tenders

Unless we have already accepted the old securities under the exchange offers, you may withdraw your tendered old securities at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, the exchange agent must receive a written notice through the electronic submission of an agent’s message through, and in accordance with, the withdrawal procedures applicable to DTC’s ATOP system, before we have accepted the old securities for exchange and before 5:00 p.m., New York City time, on the expiration date. Notices of withdrawal must:

1.	specify the name of the person who deposited the old securities to be withdrawn,

2.	identify the series of old securities to be withdrawn, including the principal amount of such old securities, and

3.	be signed electronically by the holder in the same manner as the original signature on the letter of transmittal by which the holder tendered the old securities.

We will determine in our sole discretion all questions relating to the validity, form, eligibility and time of receipt of withdrawal notices. We will consider old securities that are properly withdrawn as not validly tendered for exchange for purposes of the exchange offers. Any old securities that are tendered for exchange but are withdrawn will be returned to their holder, without cost, as soon as practicable after their valid withdrawal. You may retender any old securities that have been properly withdrawn at any time on or before the expiration date by following the procedures described under “—Procedures for Tendering Old Securities” above.

Conditions to the Exchange Offers

Notwithstanding any other terms of the exchange offers or any extension of the exchange offers, there are some circumstances in which we are not required to accept old securities for exchange or issue new securities in exchange for them. In these circumstances, we may terminate or amend the exchange offers as described above before accepting old securities. We may take these steps if:

•	we determine that we are not permitted to effect the exchange offers because of any change in law or applicable interpretations by the SEC;

•	a stop order is in effect or has been threatened with respect to the exchange offers or the qualification of the indenture under the Trust Indenture Act of 1939, as amended; provided that we use our best efforts to prevent the stop order from being issued, or if it has been issued, to have it withdrawn as promptly as practicable; or

•	we determine in our reasonable judgment that our ability to proceed with the exchange offers may be materially impaired because of changes in the SEC staff’s interpretations.

If we determine, in good faith, that any of the foregoing conditions are not satisfied, we have the right to:

•	refuse to accept any old securities and return all tendered securities to the tendering holders,

•	extend the exchange offers and retain all old securities that were tendered prior to the expiration date, unless the holders exercise their right to withdraw them (see “—Withdrawal of Tenders”), or

•	waive the unsatisfied conditions of the exchange offers and accept all validly tendered old securities that have not been withdrawn. If a waiver of this type constitutes a material change to the exchange offers, we will promptly disclose the waiver in a supplement to this prospectus that will be distributed to the registered holders. We may also extend the exchange offers for a period of time, depending on the waiver’s significance and the manner in which it was disclosed to the registered holders, if the exchange offers would otherwise expire during that period.

Consequences of Failure to Exchange

You will not be able to exchange old securities for new securities under the exchange offers if you do not tender your old securities by the expiration date. After the exchange offers expire, holders may not offer or sell their untendered old securities in the United States except in accordance with an applicable exemption from the registration requirements of the Securities Act. However, subject to some conditions, we have an obligation to file a shelf registration statement covering resales of untendered old securities, as discussed below under “— Shelf Registration Statement.”

The Exchange Agent; Luxembourg Listing Agent

Deutsche Bank Trust Company Americas is the exchange agent. All tendered old securities, executed letters of transmittal and other related documents should be directed to the exchange agent, by book-entry transfer as detailed under “—Procedures for Tendering Old Securities.” You should address questions, requests for assistance and requests for additional copies of this prospectus, the letter of transmittal and other related documents to the exchange agent as follows:

DB Services Tennessee, Inc.

Trust & Security Services

Reorganization Unit

648 Grassmere Park Road

Nashville, Tennessee 37211

Phone: (800) 735-7777

or

Deutsche Bank Luxembourg S.A.

2 Boulevard Konrad Adenauer

L-1115 Luxembourg

Ref: Coupon Paying Dept.

Phone: (352) 42122-641

Fax: (352) 42122-449

You may also obtain copies of the letter of transmittal from our Luxembourg listing agent at the following address:

Kredietbank S.A., Luxembourgeoise

43 Boulevard Royal

L-2955 Luxembourg

Fees and Expenses

We will pay all expenses related to our performance of the exchange offers, including:

•	all SEC registration and filing fees and expenses,

•	all costs related to compliance with federal securities and state “blue sky” laws,

•	all printing expenses,

•	all fees and disbursements of our attorneys, and

•	all fees and disbursements of our independent certified public accountants.

The dealer managers and initial purchasers have agreed to reimburse us for some of these expenses.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offers. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with the exchange offers.

Transfer Taxes

We will pay all transfer taxes incurred by you as a holder tendering your old securities for exchange under the exchange offers. However, you will be responsible for paying any applicable transfer taxes on those transactions if:

•	you instruct us to register the new securities in someone else’s name, or

•	you request that we return untendered or withdrawn old securities or old securities not accepted in the exchange offers to someone else.

Shelf Registration Statement

Under the registration rights agreements, we are obligated in some situations to file a shelf registration statement under the Securities Act covering holders’ resales of old securities. We will use our best efforts to cause a shelf registration statement to become effective if:

1.	we cannot file the exchange offers registration statement or issue the new securities because the exchange offers are no longer permitted by applicable law or applicable SEC policy;

2.	for any other reason, we fail to complete the exchange offers within the time period set forth in the applicable registration rights agreement; or

3.	any holder notifies us less than 20 days after the exchange offers are completed that:

•	a change in applicable law or SEC policy prevents it from reselling the new securities to the public without delivering a prospectus, and this prospectus is not appropriate or available for such resales;

•	it is a dealer manager or initial purchaser and owns old securities purchased directly from us or an affiliate of ours; or

•	the holders of a majority of the relevant series of old securities are not allowed to resell to the public the new securities acquired in the exchange offers without restriction under the Securities Act or applicable “blue sky” or state securities laws.

If we are obligated to file a shelf registration statement, we will at our own expense use our best efforts to file it within 30 days after the filing obligation arises (but in no event before August 1 or after September 30 of any calendar year).

We will use our best efforts to have the SEC declare the shelf registration statement effective within 60 days after we are required to file the shelf registration statement, and to keep the shelf registration statement effective and to amend and supplement the prospectus contained in it to permit any holder of securities covered by it to deliver that prospectus for use in connection with any resale until the earlier of two years after the issue date of the old securities (or a shorter period under certain circumstances) or such time as all of the securities covered by the shelf registration statement have been sold. Nonetheless, we will not be required to cause the shelf registration statement to be declared effective by the SEC or keep it effective, supplemented or amended during any period prior to August 1 or after September 30 of any calendar year.

In the event that a shelf registration statement is filed, we will provide each holder of old securities that cannot be transferred freely with copies of the prospectus that is part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take certain other actions that are required to permit unrestricted resales of the new securities. A holder that sells old securities pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with its sales and will be bound by the provisions of the registration rights agreement that are applicable to that holder (including certain indemnification rights and obligations).

In order to be eligible to sell its securities pursuant to the shelf registration statement, a holder must comply with our request for information about the holder which we may, as required by the SEC, include in the shelf registration statement within 15 days after receiving our request.

Additional Interest

Under the registration rights agreements, we must pay additional interest as liquidated damages to holders of old securities of the relevant series in the event of any of the following registration defaults:

1.	we do not file the registration statement or shelf registration statement in lieu thereof, on or before September 1, 2005 for the 9.00% old notes, 8.85% old notes, 9 3/8% old notes, 9 1/4% old bonds, 8.625% old bonds, 9.50% old bonds and 9.50% old POMESSM, and on or before September 6, 2005 for the 5.75% old notes and 6.625% old bonds;

2.	the registration statement or shelf registration statement in lieu thereof is not declared effective by the SEC on or before September 1, 2005 for the 9.00% old notes, 8.85% old notes, 9 3/8% old notes, 9 1/4% old bonds, 8.625% old bonds, 9.50% old bonds and 9.50% old POMESSM, and on or before February 3, 2006 for the 5.75% old notes and 6.625% old bonds;

3.	we fail to consummate the exchange offers by October 4, 2005 for the 9.00% old notes, 8.85% old notes, 9 3/8% old notes, 9 1/4% old bonds, 8.625% old bonds, 9.50% old bonds and 9.50% old POMESSM, and by March 10, 2006 for the 5.75% old notes and 6.625% old bonds;

4.	a shelf registration statement required to be filed pursuant to a registration rights agreement is not filed on or before the date specified for its filing;

5.	a shelf registration statement otherwise required to be filed is not declared effective on or before the date specified in the relevant registration rights agreement; or

6.	the shelf registration statement is declared effective but subsequently, subject to certain limited exceptions, ceases to be effective at any time that we and the guarantors are obligated to maintain its effectiveness.

After a registration default occurs, we will increase the interest rate on the old securities of the affected series (or in the case of a default under clause 4, 5 or 6 above, the interest rate on the old securities of the affected series to which the default relates) by 0.25% per year over the rate stated on the face of the securities for each 90-day period during which the registration default continues, up to a maximum increase of 1.00% over the original rate. We call this increase in the interest rate “additional interest.” Because we were not able to request that the SEC declare the exchange offer registration statement for the 9.00% old notes, the 8.85% old notes, the 9 3/8% old notes, the 9 1/4% old bonds, the 8.625% old bonds, the 9.50% old bonds and the 9.50% old POMESSM effective by September 1, 2005, the 9.00% old notes, the 8.85% old notes, the 9 3/8% old notes, the 9 1/4% old bonds, the 8.625% old bonds, the 9.50% old bonds and the 9.50% old POMESSM earned additional interest at the rate of 0.25% per year during the period from September 2, 2005 until December 1, 2005, and since December 1, 2005, have been earning additional interest at the rate of 0.50% per year. Our obligation to pay additional interest will cease once we have cured the registration defaults and the applicable interest rate on each of these series of securities will revert to the original rate.

DESCRIPTION OF THE NEW SECURITIES

General

This is a summary of the material terms of the new securities and the indenture dated December 30, 2004 among the Pemex Project Funding Master Trust, Petróleos Mexicanos and the trustee. Because this is a summary, it does not contain the complete terms of the new securities and the indenture, and may not contain all the information that you should consider before investing in the new securities. A copy of the indenture has been filed as an exhibit to the registration statement, which includes this prospectus. We urge you to closely examine and review the indenture itself. See “Where You Can Find More Information” for information on how to obtain a copy. You may also inspect a copy of the indenture at the corporate trust office of the trustee, which is currently located at:

Deutsche Bank Trust Company Americas

Trust & Securities Services

60 Wall Street

27th Floor

New York, NY 10005

Phone: (212) 250-7345

Fax: (212) 797-8615

and at the office of the Luxembourg paying and transfer agent and exchange agent in Luxembourg, which is located at:

Deutsche Bank Luxembourg S.A.

2 Boulevard Konrad Adenauer

L-1115 Luxembourg

Ref: Coupon Paying Dept.

Phone: (352) 42122-641

Fax: (352) 42122-449

We will issue the new securities under the indenture. The form and terms of the new securities will be identical in all material respects to the form and terms of the old securities except that:

•	we will register the new securities under the Securities Act and therefore they will not bear legends restricting their transfer;

•	holders of the new securities will not receive some of the benefits of the registration rights agreements; and

•	we will not issue the new securities under our medium-term note program, whereas the 5.75% old notes and the 6.625% old bonds were issued under that program.

The 9.00% new notes we are offering and the 9.00% old notes we previously issued will collectively be a single series for all purposes under the indenture, including waivers, amendments, redemption, offers to purchase and acceleration. The 8.85% new notes we are offering and the 8.85% old notes we previously issued will collectively be a single series for all purposes under the indenture. The 9 3/8% new notes we are offering and the 9 3/8% old notes we previously issued will collectively be a single series for all purposes under the indenture. The 9 1/4% new bonds we are offering and the 9 1/4% old bonds we previously issued will be a single series for all purposes under the indenture. The 8.625% new bonds we are offering and the 8.625% old bonds we previously issued will be a single series for all purposes under the indenture. The 9.50% new bonds we are offering and the 9.50% old bonds we previously issued will be a single series for all purposes under the indenture. The 9.50% new POMESSM we are offering and the 9.50% old POMESSM we previously issued also will be a single series for all purposes under the indenture. The 5.75% new notes we are offering and the 5.75% old notes we previously sold will collectively be a single series for all purposes under the indenture. The 6.625% new bonds we are offering and the 6.625% old bonds we previously sold will collectively be a single series for all purposes under the indenture.

We will issue the 8.85% new notes, the 9 3/8% new notes, the 9 1/4% new bonds, the 9.50% new bonds and the 9.50% new POMESSM only in fully registered form, without coupons and in denominations of U.S. $1,000 and integral multiples thereof. We will issue the 9.00% new notes, the 5.75% new notes and the 6.625% new bonds only in fully registered form, without coupons and in denominations of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof. We will issue the 8.625% new bonds only in fully registered form, without coupons and in denominations of U.S. $250,000 and integral multiples of U.S. $10,000 in excess thereof. One or more registered securities in global form will represent the new securities, and in certain circumstances, securities in definitive form may represent the new securities. See “Book-Entry; Delivery and Form.”

The new securities will be issued in nine series which will mature on:

•	June 1, 2007, in the case of the 9.00% new notes;

•	September 15, 2007, in the case of the 8.85% new notes;

•	December 2, 2008, in the case of the 9 3/8% new notes;

•	March 30, 2018, in the case of the 9 1/4% new bonds;

•	December 1, 2023, in the case of the 8.625% new bonds;

•	September 15, 2027, in the case of the 9.50% new bonds;

•	September 15, 2027, in the case of the 9.50% new POMESSM, subject, in the case of the 9.50% new POMESSM, to the holders’ right of early repayment on March 15, 2006 and to the mandatory exchange on March 15, 2006 of those 9.50% new POMESSM that are not repaid on that date, as described under “—Early Repayment or Mandatory Exchange of 9.50% new POMESSM” below;

•	December 15, 2015, in the case of the 5.75% new notes; and

•	June 15, 2035, in the case of the 6.625% new bonds.

The 9.00% new notes will accrue interest at 9.00% per year, accruing from December 1, 2005, the last date on which we paid interest on the 9.00% old notes you exchange. In addition, the 9.00% new notes will bear additional interest during the period from December 1, 2005 until the date the exchange offers are completed, at the rate of 0.50% per year. We will pay interest on the 9.00% new notes on June 1 and December 1 of each year.

The 8.85% new notes will accrue interest at 8.85% per year, accruing from September 15, 2005, the last date on which we paid interest on the 8.85% old notes you exchange. In addition, the 8.85% new notes will bear additional interest during the period from September 15 to December 1, 2005, at the rate of 0.25% per year, and during the period from December 1, 2005 until the date the exchange offers are completed, at the rate of 0.50% per year. We will pay interest on the 8.85% new notes on March 15 and September 15 of each year.

The 9 3/8% new notes will accrue interest at 9 3/8% per year, accruing from December 2, 2005, the last date on which we paid interest on the 9 3/8% old notes you exchange. In addition, the 9 3/8% new notes will bear additional interest during the period from December 2, 2005 until the date the exchange offers are completed, at the rate of 0.50% per year. We will pay interest on the 9 3/8% new notes on June 2 and December 2 of each year.

The 9 1/4% new bonds will accrue interest at 9 1/4% per year, accruing from September 30, 2005, the last date on which we paid interest on the 9 1/4% old bonds you exchange. In addition, the 9 1/4% new bonds will bear additional interest during the period from September 30 to December 1, 2005, at the rate of 0.25% per year, and during the period from December 1, 2005 until the date the exchange offers are completed, at the rate of 0.50% per year. We will pay interest on the 9 1/4% new bonds on March 30 and September 30 of each year.

The 8.625% new bonds will accrue interest at 8.625% per year, accruing from December 1, 2005, the last date on which we paid interest on the 8.625% old bonds you exchange. In addition, the 8.625% new bonds will bear additional interest during the period from December 1, 2005 until the date the exchange offers are completed, at the rate of 0.50% per year. We will pay interest on the 8.625% new bonds on June 1 and December 1 of each year.

The 9.50% new bonds will accrue interest at 9.50% per year, accruing from September 15, 2005, the last date on which we paid interest on the 9.50% old bonds you exchange. In addition, the 9.50% new bonds will bear additional interest during the period from September 15 to December 1, 2005, at the rate of 0.25% per year, and during the period from December 1, 2005 until the date the exchange offers are completed, at the rate of 0.50% per year. We will pay interest on the 9.50% new bonds on March 15 and September 15 of each year.

The 9.50% new POMESSM will accrue interest at 9.50% per year, accruing from September 15, 2005, the last date on which we paid interest on the 9.50% old POMESSM you exchange. In addition, the 9.50% new POMESSM will bear additional interest during the period from September 15 to December 1, 2005, at the rate of 0.25% per year, and during the period from December 1, 2005 until the date the exchange offers are completed, at the rate of 0.50% per year. We will pay interest on the 9.50% new POMESSM on March 15 and September 15 of each year.

The 5.75% new notes will accrue interest at 5.75% per year, accruing from December 15, 2005, the last date on which we paid interest on the 5.75% old notes you exchange. We will pay interest on the 5.75% new notes on June 15 and December 15 of each year.

The 6.625% new bonds will accrue interest at 6.625% per year, accruing from December 15, 2005, the last date on which we paid interest on the 6.625% old bonds you exchange. We will pay interest on the 6.625% new bonds on June 15 and December 15 of each year.

Interest on the new securities will accrue from the last date on which interest on the corresponding series of old securities was paid. We will compute the amount of each interest payment on the basis of a 360-day year consisting of twelve 30-day months.

Consolidation with other Securities

Concurrently with the exchange offers referred to herein, we are voluntarily making offers to exchange certain series of securities that were issued by Petróleos Mexicanos and which were not previously exchanged in the exchange offers that commenced in November 2004 and concluded in December 2004. Each series of the new securities described in this prospectus will be consolidated to form a single series with, and will be fully fungible with, the corresponding series of registered securities that we will be issuing in the concurrent exchange offers, commencing on the first interest payment date for each series of securities after the exchange offers are completed. As a result, and subject to our right to increase the size of each series in the future, as described under “—Further Issues,” the maximum size of each series of new securities that will result from this and the concurrent exchange offers is as follows:

Series of New Securities	Aggregate Principal Amount
9.00% new notes	up to U.S. $250,000,000
8.85% new notes	up to U.S. $600,000,000
9 3/8% new notes	up to U.S. $598,240,000
9 1/4% new bonds	up to U.S. $350,000,000
8.625% new bonds	up to U.S. $250,000,000
9.50% new bonds	up to U.S. $400,000,000
9.50% new POMESSM	up to U.S. $500,000,000

Principal and Interest Payments

We will make payments of principal of and interest on the new securities represented by a global security by wire transfer of U.S. dollars to DTC or to its nominee as the registered owner of the new securities, which will receive the funds for distribution to the holders. We expect that the holders will be paid in accordance with the procedures of DTC and its participants. Neither we nor the trustee or any paying agent shall have any responsibility or liability for any of the records of, or payments made by, DTC or its nominee.

If the new securities are represented by definitive securities, we will make interest and principal payments to you, as a holder, by wire transfer if:

•	you own at least U.S. $10,000,000 aggregate principal amount of new securities; and

•	not less than 15 days before the payment date, you notify the trustee of your election to receive payment by wire transfer and provide it with your bank account information and wire transfer instructions.

OR

•	we are making the payments at maturity; and

•	you surrender the new securities at the corporate trust office of the trustee or at the offices of the other paying agents that we appoint pursuant to the indenture.

If we do not pay interest by wire transfer for any reason, we will, subject to applicable laws and regulations, mail a check to you on or before the due date for the payment at your address as it appears on the register maintained by the trustee on the applicable record date.

We will pay interest payable on the new securities, other than at maturity, to the registered holders at the close of business on the 15th day (whether or not a business day) (a “regular record date”) before the due date for the payment. Should we not make punctual interest payments, such payments will no longer be payable to the holders of the new securities on the regular record date. Under such circumstances, we may either:

•	pay interest to the persons in whose name the new securities are registered at the close of business on a special record date for the payment of defaulted interest. The trustee will fix the special record date and will provide notice of that date to the holders of the new securities not less than ten days before the special record date; or

•	pay interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the new securities are then listed.

Interest payable at maturity will be payable to the person to whom principal of the new securities is payable.

If any money that the issuer, the guarantor or a subsidiary guarantor pays to the trustee for principal or interest is not claimed at the end of two years after the payment was due and payable, the trustee will repay that amount to the issuer upon its written request. After that repayment, the trustee will not have any further liability with respect to the payment. However, the issuer’s obligation to pay the principal of and interest on the new securities, and the obligations of the guarantor and the subsidiary guarantors on their respective guaranties and subsidiary guaranties with respect to that payment, will not be affected by that repayment. Unless otherwise provided by applicable law, your right to receive payment of principal of any new security (whether at maturity or otherwise) or interest will become void at the end of five years after the due date for that payment.

If the due date for the payment of principal, interest or additional amounts with respect to any new security falls on a Saturday or Sunday or another day on which the banks in New York are authorized to be closed, then holders will have to wait until the next business day to receive payment. You will not be entitled to any extra interest or payment as a result of that delay.

Paying and Transfer Agents

We will pay principal of the new securities, and holders of the new securities may present them for registration of transfer or exchange, at:

•	the corporate trust office of the trustee,

•	the office of the Luxembourg paying and transfer agent, or

•	the office of any other paying agent or transfer agent that we appoint.

With certain limitations that are detailed in the indenture, we may, at any time, change or end the appointment of any paying agent or transfer agent with or without cause. We may also appoint another, or additional, paying agent or transfer agent, as well as approve any change in the specified offices through which those agents act. In any event, however:

•	at all times we must maintain a paying agent, transfer agent and registrar in New York, New York, and

•	if and for as long as the new securities are traded on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, and if the rules of that stock exchange require, we must have a paying agent and a transfer agent in Luxembourg.

We have initially appointed the trustee at its corporate trust office as principal paying agent, transfer agent, authenticating agent and registrar for all of the new securities. The trustee will keep a register in which we will provide for the registration of transfers of the new securities.

We will give you notice of any of these terminations or appointments or changes in the offices of the agents in accordance with “—Notices” below.

Guaranties

Guaranty. Pursuant to the indenture, Petróleos Mexicanos has unconditionally guaranteed the due and punctual payment of all amounts payable by the issuer in respect of the securities, as and when the same shall become due and payable, whether at maturity, by declaration of acceleration or otherwise.

Subsidiary Guaranties. In a guaranty agreement dated July 29, 1996, which we refer to as the subsidiary guaranty agreement, among Petróleos Mexicanos and the subsidiary guarantors, each of the subsidiary guarantors will be jointly and severally liable with Petróleos Mexicanos for all payment obligations of Petróleos Mexicanos under international financing agreements entered into by Petróleos Mexicanos. This liability extends only to those payment obligations that Petróleos Mexicanos designates as being entitled to the benefit of the subsidiary guaranty agreement in a certificate of designation.

Petróleos Mexicanos has designated both the indenture and the new securities as benefiting from the guaranty agreement in certificates of designation, dated December 30, 2004, February 11, 2005 and June 8, 2005. Accordingly, each of the subsidiary guarantors will be unconditionally liable for Petróleos Mexicanos’ obligations under its guaranty of all amounts payable by the issuer in respect of the new securities as and when they become due and payable.

Under the terms of the subsidiary guaranty agreement, each of the subsidiary guarantors will be jointly and severally liable for the full amount of each payment under the guaranty by the guarantor. Although the issuer, the guarantor and the subsidiary guarantors may terminate the guaranty agreement in the future, the guaranties of the subsidiary guarantors on all obligations designated before termination will remain in effect until all amounts payable with respect to such obligations have been paid in full. These designated amounts will include the entire principal of and interest on the new securities.

Any amendment to the subsidiary guaranty agreement which would affect the rights of any party to, or beneficiary of, the indenture and the new securities will be valid only with the consent of the same parties, or percentage of holders, as is required to amend the indenture or the new securities.

Ranking of New Securities and Guaranties

The new securities will be direct, unsecured and unsubordinated public external indebtedness of the issuer. All of the new securities will be equal in the right of payment with each other.

The payment obligations of the Pemex Project Funding Master Trust under the new securities will rank equally with all of its other present and future unsecured and unsubordinated public external indebtedness for borrowed money. The guaranty of the new securities by Petróleos Mexicanos and the guaranties by the subsidiary guarantors of Petróleos Mexicanos’ payment obligations under its guaranty will be direct, unsecured and unsubordinated public external indebtedness of the guarantor and the subsidiary guarantors and will rank equal in the right of payment with each other and with all other present and future unsecured and unsubordinated public external indebtedness for borrowed money of Petróleos Mexicanos and the subsidiary guarantors, respectively.

The new securities are not obligations of, or guaranteed by, Mexico.

Additional Amounts

When the issuer, the guarantor or the subsidiary guarantors make a payment on the new securities or its respective guaranty, we may be required to deduct or withhold present or future taxes, assessments or other governmental charges imposed by Mexico or a political subdivision or taxing authority of or in Mexico (we call these Mexican withholding taxes). If this happens, the issuer, the guarantor or the subsidiary guarantors will pay the holders of the new securities additional amounts as may be necessary to insure that every net payment made by the issuer, the guarantor or the subsidiary guarantors, after deduction or withholding for Mexican withholding taxes, will not be less than the amount actually due and payable on the new securities. However, this obligation to pay additional amounts will not apply to:

1.	any Mexican withholding taxes which would not have been imposed or levied on a holder of new securities were there not some past or present connection between the holder and Mexico or any of its political subdivisions, territories, possessions or areas subject to its jurisdiction, including, but not limited to, that holder:

•	being or having been a citizen or resident of Mexico,

•	maintaining or having maintained an office, permanent establishment, or a branch in Mexico,

•	being or having been present or engaged in trade or business in Mexico, except for a connection arising solely from the ownership of, or the receipt of payment under, the new securities; or

2.	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

3.	any Mexican withholding taxes that are imposed or levied because the holder failed to comply with any certification, identification, information, documentation, declaration or other reporting requirement that is imposed or required by a statute, treaty, regulation, general rule or administrative practice as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Mexican withholding taxes, but only if we have given written notice to the trustee with respect to these reporting requirements at least 60 days before:

•	the first payment date to which this paragraph (3) applies; and

•	in the event the requirements change, the first payment date after a change in the reporting requirements to which this paragraph (3) applies;

4.	any Mexican withholding taxes imposed at a rate greater than 4.9%, if a holder has failed to provide, on a timely basis at our reasonable request, any information or documentation (not included in paragraph (3) above) concerning the holder’s eligibility, if any, for benefits under an income tax treaty that Mexico is a party to that is necessary to determine the appropriate deduction or withholding rate of Mexican withholding taxes under that treaty;

5.	any Mexican withholding taxes that would not have been imposed if the holder had presented its new security for payment within 15 days after the date when the payment became due and payable or the date payment was provided for, whichever is later;

6.	any payment to a holder who is a fiduciary, partnership or someone other than the sole beneficial owner of the payment, to the extent that the beneficiary or settlor with respect to the fiduciary, a member of the partnership or the beneficial owner of the payment would not have been entitled to the payment of the additional amounts had the beneficiary, settlor, member or beneficial owner actually been the holder of the new security; or

7.	any withholding tax or deduction imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other European Union directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such a directive or presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant new security to another paying and transfer agent in a member state of the European Union.

All references in this prospectus to principal of and interest on new securities, unless the context otherwise requires, mean and include all additional amounts, if any, payable on the new securities.

Paragraphs (3) and (4) above will not apply if the reporting requirements described in those paragraphs would be materially more onerous, in form, procedure or the substance of the information disclosed, to the holder or beneficial owner of the new securities, than comparable information or other applicable reporting requirements under United States federal income tax law (including the United States-Mexico income tax treaty), enacted or proposed regulations and administrative practice. When looking at the comparable burdens, we will take into account the relevant differences between United States and Mexican law, regulations and administrative practice.

In addition, paragraphs (3) and (4) will not apply if Article 195, Section II, paragraph a), of the Mexican Income Tax Law, or a substantially similar future rule, is in effect, unless:

•	the reporting requirements in paragraphs (3) and (4) are expressly required by statute, regulation, general rules or administrative practice in order to apply Article 195, Section II, paragraph (a) or a substantially similar future rule, and we cannot get the necessary information or satisfy any other reporting requirements on our own through reasonable diligence and we would otherwise meet the requirements to apply Article 195, Section II, paragraph a) or a substantially similar future rule; or

•	in the case of a holder or beneficial owner of a new security that is a pension fund or other tax-exempt organization, if that entity would be subject to a lesser Mexican withholding tax than provided in Article 195, Section II, paragraph a) if the information required in paragraph (4) were furnished.

We will not interpret paragraph (3) or (4) above to require a non-Mexican pension or retirement fund, a non-Mexican tax-exempt organization or a non-Mexican financial institution or any other holder or beneficial owner of the new securities to register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding taxes.

Upon written request, we will provide the trustee, the holders and the paying agent with a certified or authenticated copy of an original receipt of the payment of Mexican withholding taxes which the issuer, the guarantor or a subsidiary guarantor has withheld or deducted from any payments made under or with respect to the new securities or the guaranty of the new securities, as the case may be.

If we pay additional amounts with respect to the new securities that are based on rates of deduction or withholding of Mexican withholding taxes that are higher than the applicable rate, and the holder is entitled to make a claim for a refund or credit of this excess, then by accepting the new security, the holder shall be deemed to have assigned and transferred all right, title and interest to any claim for a refund or credit of this excess to the issuer, the guarantor or the applicable subsidiary guarantor, as the case may be. However, by making this assignment, you do not promise that we will be entitled to that refund or credit and you will not incur any other obligation with respect to that claim.

Tax Redemption

The issuer has the option to redeem any or all series of the new securities in whole, but not in part, at par at any time, together with, if applicable, interest accrued to, but excluding, the date fixed for redemption, if:

1.	the issuer or the guarantor certifies to the trustee immediately prior to giving the notice that it has or will become obligated to pay greater additional amounts than we would have been obligated to pay if payments (including payments of interest) on the new securities or payments under the guaranties with respect to interest on the new securities were subject to withholding tax at a rate of 10%, because of a change in, or amendment to, or lapse of, the laws, regulations or rulings of Mexico or any of its political subdivisions or taxing authorities affecting taxation, or any change in, or amendment to, an official interpretation or application of laws, regulations or rulings, that becomes effective on or after the date of issuance of such securities; and

2.	before publishing any notice of redemption, the issuer shall deliver to the trustee a certificate signed by the issuer or the guarantor stating that the issuer or the guarantor cannot avoid the obligation referred to in paragraph (1) above, despite taking reasonable measures available to it. The trustee is entitled to accept this certificate as sufficient evidence of the satisfaction of the requirements of paragraph (1) above.

We can exercise our redemption option by giving the holders of the new securities irrevocable notice not less than 30 but not more than 60 days before the date of redemption. Once accepted, a notice of redemption will be conclusive and binding on the holders of the new securities. We may not give a notice of redemption earlier than 90 days before the earliest date on which we would have been obligated to pay additional amounts as described in paragraph (1) above, and at the time we give that notice, our obligation to pay additional amounts must still be in effect.

Redemption of the 5.75% New Notes and 6.625% New Bonds at the Option of the Issuer

The issuer will have the right at its option to redeem any of the 5.75% new notes or 6.625% new bonds, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to the principal amount thereof, plus the Make-Whole Amount (as defined below), plus accrued interest on the principal amount of the 5.75% new notes or the 6.625% new bonds, as the case may be, to the date of redemption. “Make-Whole Amount” means the excess of (i) the sum of the present values of each remaining scheduled payment of principal and interest on the applicable new securities (exclusive of interest accrued to the date of redemption), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 37.5 basis points (in the case of the 5.75% new notes) or 50 basis points (in the case of the 6.625% new bonds) over (ii) the principal amount of the applicable new securities.

For this purpose:

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker (as defined below) as having an actual or interpolated maturity comparable to the remaining term of the new securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the applicable new securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below) appointed by either the issuer or the guarantor.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means any of Credit Suisse First Boston LLC, Lehman Brothers Inc., Barclays Capital Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated or their affiliates which are primary United States government securities dealers, and their respective successors. However, if any of these banks ceases to be a primary United States government securities dealer in The City of New York (a “Primary Treasury Dealer”), the issuer or the guarantor will substitute for it another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 pm New York time on the third business day preceding that redemption date.

Early Repayment or Mandatory Exchange of 9.50% New POMESSM

Optional Early Repayment of 9.50% New POMESSM

Holders of the 9.50% new POMESSM may choose to be repaid on March 15, 2006. We will pay 100% of the principal amount of all or a portion of a holder’s new 9.50% POMESSM in any authorized denomination, plus accrued interest, if any, to but excluding March 15, 2006, if the holder properly exercises this option. In order to exercise this option, you must take the following steps, as applicable, within the period beginning on January 16, 2006 and ending at the close of business on February 15, 2006:

1.	Ensure that the trustee receives appropriate wire transfer instructions for the payment of the 9.50% new POMESSM.

2.	If your 9.50% new POMESSM are represented by a global security,

•	submit a copy of this prospectus, together with a properly completed form entitled “Option to Elect Repayment,” which is found in Annex A, to the trustee together with instructions to the trustee for DTC to surrender your interest in the global security; or

•	send the trustee a fax transmission, letter, telegram or telex from a member of a national securities exchange, the National Association of Securities Dealers, Inc., DTC (in accordance with its normal procedures) or a commercial bank or trust company in the United States, which:

•	contains the name of the holder of the global security, the principal amount of the global security to be repaid and the CUSIP number, as appropriate, or

•	describes the terms of the global security, states that the repayment option is being exercised, and guarantees that a properly completed “Option to Elect Repayment” form, together with this prospectus and instructions for DTC to surrender the holder’s interest in the global security, will be received by the trustee no later than five business days after the date of the fax transmission, letter, telegram or telex.

The trustee must receive all of these documents no later than five business days after the date of the fax transmission, letter, telegram or telex for your election to be effective.

If a 9.50% new POMESSM is represented by a global security, the holder of the security will be DTC’s nominee. See “Book-Entry; Delivery and Form.” Therefore, DTC’s nominee will be the only entity that can exercise the early repayment option. In order to ensure that DTC’s nominee will timely exercise a right to repayment with respect to a particular 9.50% new POMESSM, the beneficial owner of that security must instruct the direct participant or indirect participant through which it holds an interest in that security to notify DTC of its desire to exercise a right of repayment.

3.	If your 9.50% new POMESSM are in definitive, certificated form:

•	submit the certificated security to the trustee together with a duly completed “Option to Elect Repayment” form, which is found on the reverse of the certificated security, or

•	send the trustee a fax transmission, letter, telegram or telex from a member of a national securities exchange, the National Association of Securities Dealers, Inc., DTC (in accordance with its normal procedures) or a commercial bank or trust company in the United States which:

•	contains the name of the registered holder of the certificated security, the principal amount of the certificated security to be repaid and the certificate number or a description of the terms of the certificated security,

•	states that the repayment option is being exercised, and

•	guarantees that the certificated security with the properly completed “Option to Elect Repayment” form on the reverse of the certificated security will be received by the trustee no later than five business days after the date of the fax transmission, letter, telegram or telex.

The trustee must receive the certificated security with the properly completed “Option to Elect Repayment” form on its reverse no later than five business days after the date of the fax transmission, letter, telegram or telex for your election to be effective.

On or before March 15, 2006, we will pay the trustee sufficient funds to repay on time all of the 9.50% new POMESSM for which holders have validly exercised the repayment option.

The trustee will cancel all 9.50% new POMESSM for which holders have validly exercised the repayment option as of February 15, 2006, once it receives the repayment price from us for the benefit of those holders. We will owe no further obligation relating to the repaid 9.50% new POMESSM, except for our obligation to pay any interest accrued and unpaid on the repaid 9.50% new POMESSM at the time of repayment.

Mandatory Exchange of 9.50% New POMESSM

On March 15, 2006, which we refer to as the mandatory exchange date, the issuer will mandatorily exchange all 9.50% new POMESSM, the holders of which did not exercise the early repayment option, for an equal principal amount of the issuer’s 9.50% new bonds.

We will credit an equal principal amount of 9.50% new bonds to all holders of 9.50% new POMESSM that are mandatorily exchanged to the same account at DTC, Euroclear or Clearstream, Luxembourg, in which the holder’s 9.50% new POMESSM are credited on the mandatory exchange date.

By accepting the 9.50% new bonds in exchange for the 9.50% new POMESSM, each holder of the 9.50% new POMESSM will be deemed to represent and warrant to and agree with the issuer on the mandatory exchange date that it is not on that date an affiliate (as defined in Rule 144(a)(1) of the Securities Act) of the issuer, the guarantor or any of the subsidiary guarantors and has not been an affiliate of any of them during the three months ending on the mandatory exchange date. Any holder that cannot make the above representations, warranties and agreements must exercise the option to elect early repayment of the 9.50% new POMESSM.

Other Series of New Securities

Each other series of new securities will be redeemed at par on its maturity date, and will not be subject to early repayment or mandatory exchange, except as described under “—Tax Redemption” and “—Redemption of the 5.75% New Notes and 6.625% New Bonds at the Option of the Issuer” above and “—Events of Default; Waiver and Notice” below.

Assumption of Issuer’s Obligations by the Guarantor

Petróleos Mexicanos may at any time directly assume the payment and performance obligations of the issuer under any series of the new securities and the issuer’s obligations under the indenture with respect to the same series of new securities without the consent of the holders, but only if, after giving effect to this assumption, no event of default under the relevant new securities has occurred and is continuing. Upon the assumption, the guarantor will execute a supplemental indenture evidencing this assumption and the issuer will be released from its obligations with respect to the new securities.

Negative Pledge

Petróleos Mexicanos will not create or permit to exist, and will not allow the issuer, Petróleos Mexicanos’ subsidiaries or the subsidiary guarantors or any of their respective subsidiaries to create or permit to exist, any security interest in their crude oil or receivables in respect of crude oil to secure:

•	any of its or their public external indebtedness,

•	any of its or their guarantees of public external indebtedness, or

•	any public external indebtedness or guarantees in respect of public external indebtedness of any other person,

unless at the same time or before creating such security interest the new securities of each series are secured equally and ratably by the same security interest or are given another security interest approved by the holders of at least 66 2/3% in aggregate principal amount of the outstanding (as defined in the indenture) new securities of each affected series.

However, the issuer, the guarantor, the subsidiary guarantors and their respective subsidiaries may create security interests in their crude oil and crude oil receivables if:

1.	on the date the security interest is created, the total of:

•	the amount of principal and interest payments secured by oil receivables due during that calendar year under receivable financings entered into on or before that date; plus

•	the total revenues in that calendar year from the sale of crude oil or natural gas transferred, sold, assigned or disposed of in forward sales that are not government forward sales entered into on or before that date; and

•	the total amount of payments of the purchase price of crude oil, natural gas or petroleum products foregone in that calendar year as a result of all advance payment arrangements entered into on or before that date;

is not greater than U.S. $4,000,000,000 (or the equivalent in other currencies) minus the amount of Government Forward Sales in that calendar year;

2.	the total outstanding amount in all currencies at any one time of all receivables financings, forward sales (other than government forward sales) and advance payment arrangements is not greater than U.S. $12,000,000,000 (or its equivalent in other currencies); and

3.	the guarantor furnishes a certificate to the trustee that certifies that, on the date of the creation of the security interest, there is no default under any of the financing documents that are identified in the indenture resulting from a failure to pay principal or interest.

For a more detailed description of paragraph (3) above, you may look to the indenture.

The negative pledge does not restrict the issuer, the guarantor, the subsidiary guarantors or any of their respective subsidiaries from creating security interests over any of their assets, other than their crude oil and receivables in respect of crude oil. Under Mexican law, all domestic reserves of crude oil belong to Mexico and not to PEMEX, but the guarantor and the subsidiary guarantors have been established with the exclusive purpose of exploiting the Mexican petroleum and gas reserves, including the production of oil and gas, oil products and basic petrochemicals.

In addition, the negative pledge does not restrict the issuer, the guarantor, the subsidiary guarantors or their respective subsidiaries from creating security interests to secure any of their obligations that are payable in pesos. Nor does it restrict any of them from creating security interests to secure any type of obligation (e.g., commercial bank borrowings) regardless of the currency, other than obligations similar to the new securities (e.g., issuances of debt securities).

Events of Default; Waiver and Notice

If an event of default occurs and is continuing with respect to any series of new securities, then the trustee, if requested by the holders of at least 20% in principal amount of the outstanding new securities of that series, will give notice to the issuer and the guarantor that the new securities of that series are immediately due and payable at their principal amount, together with accrued interest. Each of the following is an “event of default” with respect to a series of new securities:

1.	Non-Payment: any payment of principal of any of the new securities of that series is not made when due and the default continues for seven days after the due date, or any payment of interest on the new securities of that series is not made when due and the default continues for fourteen days after the due date;

2.	Breach of Other Obligations: the issuer or the guarantor fails to perform, observe or comply with any of its other obligations under the new securities of that series, which cannot be remedied, or if it can be remedied, is not remedied within 30 days after the trustee gives written notice of the default to the issuer, the guarantor and the subsidiary guarantors;

3.	Cross-Default: the issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries (as defined in “—Certain Definitions” below) defaults in the payment of principal of or interest on any of their public external indebtedness or on any public external indebtedness guaranteed by them in an aggregate principal amount exceeding U.S. $40,000,000 or its equivalent in other currencies, and such default continues past any applicable grace period;

4.	Enforcement Proceedings: any execution or other legal process is enforced or levied on or against any substantial part of the property, assets or revenues of the issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries, and that execution or other process is not discharged or stayed within 60 days;

5.	Security Enforced: an encumbrancer takes possession of, or a receiver, manager or other similar officer is appointed for, all or any substantial part of the property, assets or revenues of the issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries;

6.	The issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries:

•	becomes insolvent;

•	is generally not able to pay its debts as they mature;

•	applies for, or consents to or permits the appointment of, an administrator, liquidator, receiver or similar officer of it or of all or any substantial part of its property, assets or revenues;

•	institutes any proceeding under any law for a readjustment or deferment of all or a part of its obligations for bankruptcy, reorganization, dissolution or liquidation;

•	enters into a general assignment, arrangement or composition with, or for the benefit of, its creditors; or

•	stops or threatens to cease carrying on its business or any substantial part of its business;

7.	Winding Up: an order is entered for, or the issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries passes an effective resolution for, winding up any such entity;

8.	Moratorium: a general moratorium is agreed or declared with respect to any of the external indebtedness of the issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries;

9.	Authorizations and Consents: the issuer, the guarantor or any of the subsidiary guarantors does not take, fulfill or obtain, within 30 days of its being so required, any action, condition or thing (including obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) that is required in order:

•	to enable the issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under the new securities and the indenture,

•	to enable the guarantor lawfully to enter into, exercise its rights and perform and comply with its obligations under the indenture or the subsidiary guaranty agreement with respect to the new securities and its guaranties of the new securities,

•	to enable any of the subsidiary guarantors lawfully to enter into, perform and comply with its obligations under the subsidiary guaranty agreement relating to the new securities, the related guaranties or the indenture, and

•	to ensure that the obligations of the issuer, the guarantor and the subsidiary guarantors under the new securities, the indenture and the subsidiary guaranty agreement are legally binding and enforceable;

10.	Illegality: it is or becomes unlawful for:

•	the issuer to perform or comply with one or more of its obligations under the new securities or the indenture,

•	the guarantor to perform or comply with any of its obligations under the indenture or the subsidiary guaranty agreement relating to the new securities or the indenture; or

•	any of the subsidiary guarantors to perform or comply with any of its obligations under the subsidiary guaranty agreement relating to the new securities or the indenture;

11.	Control, dissolution, etc.: the guarantor ceases to be a decentralized public entity of the Mexican Government or the Mexican Government otherwise ceases to control the guarantor or any subsidiary guarantor; or the issuer, the guarantor or any of the subsidiary guarantors is dissolved, disestablished or suspends its operations, and that dissolution, disestablishment or suspension is material in relation to the business of the issuer, the guarantor and the subsidiary guarantors taken as a whole; or the guarantor and the subsidiary guarantors cease to be the entities that have the exclusive right and authority to conduct on behalf of Mexico the activities of exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil and exploration, exploitation, production and first-hand sale of natural gas, as well as the transportation and storage inextricably linked with that exploitation and production; or the issuer ceases to be controlled by the guarantor;

12.	Disposals:

(A)	the guarantor ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise voluntarily or involuntarily disposes of all or substantially all of its assets, either by one transaction or a series of related or unrelated transactions, other than:

•	solely in connection with the implementation of the Organic Law of PEMEX, or

•	to a subsidiary guarantor; or

(B)	any subsidiary guarantor ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise voluntarily or involuntarily disposes of all or substantially all of its assets, either by one transaction or a series of related or unrelated transactions, and that cessation, sale, transfer or other disposal is material in relation to the business of the guarantor and the subsidiary guarantors taken as a whole;

13.	Analogous Events: any event occurs which under the laws of Mexico has an analogous effect to any of the events referred to in paragraphs (4) to (7) above; or

14.	Guaranties: the guaranty of the new securities by the guarantor or the subsidiary guaranty agreement is not in full force and effect or the guarantor or any of the subsidiary guarantors claims that it is not in full force and effect.

If any event of default results in the acceleration of the maturity of the securities of any series, the holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul that acceleration at any time before the trustee obtains a judgment for the payment of the money due based on that acceleration. Prior to the rescission and annulment, however, all events of default, other than nonpayment of the principal of the securities of that series which became due only because of the declaration of acceleration, must have been cured or waived as provided for in the indenture.

Under the indenture, the holders of the securities must agree to indemnify the trustee before the trustee is required to exercise any right or power under the indenture at the request of the holders. The trustee is entitled to this indemnification, provided that its actions are taken with the requisite standard of care during an event of default. The holders of a majority in principal amount of the securities of a series may direct the time, method and place of conducting any proceedings for remedies available to the trustee or exercising any trust or power given to the trustee. However, the trustee may refuse to follow any direction that conflicts with any law and the trustee may take other actions that are not inconsistent with the holders’ direction.

No holder of any security may institute any proceeding with respect to the indenture or any remedy under the indenture, unless:

1.	that holder has previously given written notice to the trustee of a continuing event of default;

2.	the holders of at least 20% in aggregate principal amount of the outstanding securities of that series have made a written request to the trustee to institute proceedings relating to the event of default;

3.	those holders have offered to the trustee reasonable indemnity against any costs, expenses or liabilities it might incur;

4.	the trustee has failed to institute the proceeding within 60 days after receiving the written notice; and

5.	during the 60-day period in which the trustee has failed to take action, the holders of a majority in principal amount of the outstanding securities of that series have not given any direction to the trustee which is inconsistent with the written request.

These limitations do not apply to a holder who institutes a suit for the enforcement of the payment of principal of or interest on a security on or after the due date for that payment.

The holders of a majority in principal amount of the outstanding securities of any series may, on behalf of the holders of all securities of that series, waive any past default and any event of default that arises, provided that a default not theretofore cured in the payment of the principal of or premium or interest on such securities or in respect of a covenant or provision in the indenture the modification of which would constitute a reserved matter (as defined below), may be waived only by a percentage of holders of outstanding securities of such series that would be sufficient to effect a modification, amendment, supplement or wavier of such matter.

Petróleos Mexicanos is required to furnish annually to the trustee a statement regarding the performance of the issuer’s and the guarantor’s obligations under the indenture and any default in that performance.

Purchase of New Securities

The issuer, the guarantor or any of the subsidiary guarantors may at any time purchase new securities at any price in the open market, in privately negotiated transactions or otherwise. The issuer, the guarantor or any subsidiary guarantor may hold, resell or surrender to the trustee for cancellation any new securities purchased by it.

Further Issues

We may, without your consent, issue additional securities that have the same terms and conditions as any series of the new securities or the same except for the issue price, the issue date and the amount of the first payment of interest, which additional securities may be made fungible with that series of new securities; provided that such additional securities do not have, for the purpose of U.S. federal income taxation, a greater amount of original issue discount than the affected series of new securities has as of the date of the issue of the additional securities.

Modification and Amendment

The issuer and the trustee may modify, amend or supplement the terms of the securities of any series or the indenture in any way, and the holders of a majority in aggregate principal amount of the securities of any series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture or the securities allow a holder to make, take or give, when authorized:

•	at a meeting of holders that is properly called and held by the affirmative vote, in person or by proxy (authorized in writing), of the holders of a majority in aggregate principal amount of the outstanding securities of that series represented at the meeting; or

•	with the written consent of the holders of the majority (or of such other percentage as stated in the text of the securities with respect to the action being taken) in aggregate principal amount of the outstanding securities of that series.

However, without the consent of the holders of not less than 75% in aggregate principal amount of the outstanding securities of each series affected thereby, no action may:

1.	change the governing law with respect to the indenture, the guaranty, the subsidiary guaranties or the new securities of that series;

2.	change the submission to jurisdiction of New York courts, the obligation to appoint and maintain an authorized agent in the Borough of Manhattan, New York City or the waiver of immunity provisions with respect to the new securities of that series;

3.	amend the events of default in connection with an exchange offer for the new securities of that series;

4.	change the ranking of the new securities of that series; or

5.	change the definition of “outstanding” with respect to the new securities of that series.

Further, without (A) the consent of each holder of outstanding new securities of each series affected thereby or (B) the consent of the holders of not less than 75% in aggregate principal amount of the outstanding new securities of each series affected thereby, and (in the case of this clause (B) only) the certification by the guarantor or the issuer to the trustee that the modification, amendment, supplement or waiver is sought in connection with a general restructuring (as defined below) by Mexico, no such modification, amendment or supplement may:

1.	change the due date for any payment of principal (if any) of or premium (if any) or interest on new securities of that series;

2.	reduce the principal amount of the new securities of that series, the portion of the principal amount that is payable upon acceleration of the maturity of the new securities of that series, the interest rate on the new securities of that series or the premium (if any) payable upon redemption of the new securities of that series;

3.	shorten the period during which the issuer is not permitted to redeem the new securities of that series or permit the issuer to redeem new securities of that series prior to maturity, if, prior to such action, the issuer is not permitted to do so except as permitted in each case under “—Tax Redemption” above;

4.	change U.S. dollars as the currency in which, or change the required places at which, payment with respect to principal of or interest on new securities of that series is payable;

5.	modify the guarantor’s guaranty of the new securities of that series or the subsidiary guaranty agreement in any manner adverse to the holder of any of the new securities of that series;

6.	change the obligation of the issuer, the guarantor or any subsidiary guarantor to pay additional amounts on the new securities of that series;

7.	reduce the percentage of the principal amount of the securities of that series, the vote or consent of the holders of which is necessary to modify, amend or supplement the indenture or the new securities of that series or the related guaranties or take other action as provided therein; or

8.	modify the provisions in the indenture relating to waiver of compliance with certain provisions thereof or waiver of certain defaults, or change the quorum requirements for a meeting of holders of the new securities of that series, in each case except to increase any related percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding new security of that series affected by such action.

A “general restructuring” by Mexico means a request made by Mexico for one or more amendments or one or more exchange offers by Mexico, each of which affects a matter that would (if made to a term or condition of the new securities) constitute any of the matters described in clauses 1 through 8 in the immediately preceding paragraph or clauses 1 through 5 of the next preceding paragraph (each of which we refer to as a reserved matter), and that applies to either (1) at least 75% of the aggregate principal amount of outstanding external market debt of Mexico that will become due and payable within a period of five years following the date of such request or exchange offer or (2) at least 50% of the aggregate principal amount of external market debt of Mexico outstanding at the date of such request or exchange offer. For the purposes of determining the existence of a general restructuring, the principal amount of external market debt that is the subject of any such request for amendment by Mexico shall be added to the principal amount of external market debt that is the subject of a substantially contemporaneous exchange offer by Mexico. As used here, “external market debt” means indebtedness of the Mexican Government (including debt securities issued by the Mexican Government) which is payable or at the option of its holder may be paid in a currency other than the currency of Mexico, excluding any such indebtedness that is owed to or guaranteed by multilateral creditors, export credit agencies and other international or governmental institutions.

In determining whether the holders of the requisite principal amount of the outstanding new securities of a series have consented to any amendment, modification, supplement or waiver, whether a quorum is present at a meeting of holders of the outstanding new securities of a series or the number of votes entitled to be cast by each holder of a new security regarding the new security at any such meeting, new securities owned, directly or indirectly, by Mexico or any public sector instrumentality of Mexico (including the issuer, the guarantor or any subsidiary guarantor) shall be disregarded and deemed not to be outstanding, except that, in determining whether the trustee shall be protected in relying upon any such consent, amendment, modification, supplement or waiver, only new securities which a responsible officer of the trustee actually knows to be owned in this manner shall be disregarded. As used in this paragraph, “public sector instrumentality” means Banco de México, any department, ministry or agency of the federal government of Mexico or any corporation, trust, financial institution or other entity owned or controlled by the federal government of Mexico or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions instead of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

The issuer and the trustee may, without the vote or consent of any holder of the securities of a series, modify or amend the indenture or the securities of that series for the purpose of:

1.	adding to the covenants of the issuer or the guarantor for the benefit of the holders of the new securities;

2.	surrendering any right or power conferred upon the issuer or the guarantor;

3.	securing the new securities of that series as required in the indenture or otherwise;

4.	curing any ambiguity or curing, correcting or supplementing any defective provision of the indenture or the new securities of that series or the guaranties;

5.	amending the indenture or the new securities of that series in any manner which the issuer and the trustee may determine and that will not adversely affect the rights of any holder of the new securities of that series in any material respect;

6.	reflecting the succession of another corporation to Petróleos Mexicanos or the issuer and the successor corporation’s assumption of the covenants and obligations of Petróleos Mexicanos or the issuer, as the case may be, under the new securities of that series and the indenture; or

7.	modifying, eliminating or adding to the provisions of the indenture to the extent necessary to qualify the indenture under the Trust Indenture Act or under any similar U.S. federal statute enacted in the future or adding to the indenture any additional provisions that are expressly permitted by the Trust Indenture Act.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, modification, supplement or waiver. It is sufficient if the consent approves the substance of the proposed amendment, modification, supplement or waiver. After an amendment, modification, supplement or waiver under the indenture becomes effective, we will mail to the holders a notice briefly describing the amendment, modification, supplement or waiver. However, the failure to give this notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment, modification, supplement or waiver.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or stockholder of the issuer, the guarantor or any of the subsidiary guarantors, as such, will have any liability for any obligations of the issuer, the guarantor or any of the subsidiary guarantors under the new securities, the indenture, the guaranty agreement or the subsidiary guaranty agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting its new securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new securities. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing Law, Jurisdiction and Waiver of Immunity

The new securities and the indenture will be governed by, and construed in accordance with, the laws of the State of New York, except that authorization and execution of the new securities and the indenture by the guarantor will be governed by the laws of Mexico. The payment obligations of the guarantor under the guarantee and the payment obligations of the subsidiary guarantors under the subsidiary guaranty agreement will be governed by and construed in accordance with the laws of the State of New York.

The guarantor and the subsidiary guarantors have appointed the Consul General of Mexico in New York as their authorized agent for service of process in any action based on the new securities that a holder may institute in any federal court (or, if jurisdiction in federal court is not available, state court) in the Borough of Manhattan, The City of New York by the holder of any new security, and the issuer, the guarantor, each subsidiary guarantor and the trustee have submitted to the jurisdiction of any such courts in respect of any such action and will irrevocably waive any objection which it may now or hereafter have to the laying of venue of any such action in any such court, and the guarantor and each of the subsidiary guarantors will waive any right to which it may be entitled on account of residence or domicile.

The guarantor and each of the subsidiary guarantors reserve the right to plead sovereign immunity under the Immunities Act in actions brought against them under U.S. federal securities laws or any state securities laws, and the guarantor’s and each of the subsidiary guarantors’ appointment of the Consul General as their agent for service of process does not include service of process for these types of actions. Without the guarantor’s and each of the subsidiary guarantors’ waiver of immunity regarding these actions, you will not be able to obtain a judgment in a U.S. court against any of them unless such a court determines that the guarantor or a subsidiary guarantor is not entitled to sovereign immunity under the Immunities Act. However, even if you obtain a U.S. judgment under the Immunities Act, you may not be able to enforce this judgment in Mexico. Moreover, you may not be able to execute on the guarantor’s or any of the subsidiary guarantors’ property in the United States to enforce a judgment except under the limited circumstances specified in the Immunities Act.

Mexican law, including Article 27 of the Political Constitution of the United Mexican States, Articles 6 and 13 (and other related articles) of the General Law on National Patrimony, Articles 1, 2, 3, 4 (and related articles) of the Regulatory Law to Article 27 of the Constitution (the “Regulatory Law”), Articles 15, 16 and 19 of the Regulations to the Regulatory Law, Articles 1, 2, 3, 4 (and other related articles) of the Organic Law of Petróleos Mexicanos and subsidiary entities and Article 4 of the Federal Code of Civil Procedure of Mexico provide, among other things, that

1.	attachment prior to judgment, attachment in aid of execution and execution of a final judgment may not be ordered by Mexican courts against property of the guarantor or any subsidiary guarantor;

2.	all domestic petroleum and hydrocarbon resources (whether in solid, liquid, gas or intermediate form) are permanently and inalienably vested in Mexico (and, to that extent, subject to immunity);

3.	the rights to:

•	the exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil;

•	the exploration, exploitation, production and first-hand sale of gas, as well as the transportation and storage inextricably linked with such exploitation and production; and

•	the production, storage, transportation, distribution and first-hand sale of the derivatives of petroleum (including petroleum products) and of gas used as basic industrial raw materials and that constitute basic petrochemicals (which we refer to as the petroleum industry);

are reserved exclusively to Mexico and, to that extent, the related assets are entitled to immunity; and

4.	the public entities created and appointed by the Federal Congress of Mexico to conduct, control, develop and operate the petroleum industry of Mexico are the guarantor and the subsidiary guarantors which are, therefore, entitled to immunity with respect to these exclusive rights and powers.

As a result, regardless of the guarantor’s and the subsidiary guarantors’ waiver of immunity, a Mexican court may not enforce a judgment against the guarantor or any of the subsidiary guarantors by ordering the attachment of its assets in aid of execution.

Meetings

The indenture has provisions for calling a meeting of the holders of the new securities. Under the indenture, the trustee may call a meeting of the holders of any series of the new securities at any time. The issuer, the guarantor or holders of at least 10% of the aggregate principal amount of the outstanding new securities of a series may also request a meeting of the holders of such new securities by sending a written request to the trustee detailing the proposed action to be taken at the meeting.

At any meeting of the holders of a series of new securities to act on a matter that is not a reserved matter, a quorum exists if the holders of a majority of the aggregate principal amount of the outstanding new securities of that series are present or represented. At any meeting of the holders of a series of new securities to act on a matter that is a reserved matter, a quorum exists if the holders of 75% of the aggregate principal amount of the outstanding new securities of that series are present or represented. However, if the consent of each such holder is required to act on such reserved matter, then a quorum exists only if the holders of 100% of the aggregate principal amount of the outstanding new securities of that series are present or represented.

Any holders’ meeting that has properly been called and that has a quorum can be adjourned from time to time by those who are entitled to vote a majority of the aggregate principal amount of the outstanding new securities of that series that are represented at the meeting. The adjourned meeting may be held without further notice.

Any resolution passed, or decision made, at a holders’ meeting that has been properly held in accordance with the indenture is binding on all holders of the new securities of the relevant series.

Notices

All notices will be given to the holders of the new securities by mail to their addresses as they are listed in the trustee’s register. In addition, for so long as any series of the new securities is admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange and the rules of the exchange require, all notices to the holders of the new securities of such series will be published in a daily newspaper of general circulation in Luxembourg (expected to be the “d’Wort”). If publication is not practicable, notice will be considered to be validly given if made in accordance with the rules of the Euro MTF, the alternative market of the Luxembourg Stock Exchange.

Certain Definitions

“Advance payment arrangement” means any transaction in which the issuer, the guarantor, the subsidiary guarantors or any of their subsidiaries receives a payment of the purchase price of crude oil or gas or Petroleum Products that is not yet earned by performance.

“External indebtedness” means indebtedness which is payable, or at the option of its holder may be paid, (1) in a currency or by reference to a currency other than the currency of Mexico, (2) to a person resident or having its head office or its principal place of business outside Mexico and (3) outside the territory of Mexico.

“Forward sale” means any transaction that involves the transfer, sale, assignment or other disposition by the issuer, the guarantor, the subsidiary guarantors or any of their subsidiaries of any right to payment under a contract for the sale of crude oil or gas that is not yet earned by performance, or any interest in such a contract, whether in the form of an account receivable, negotiable instrument or otherwise.

“Government forward sale” means a forward sale to:

•	Mexico or Banco de México,

•	the Bank for International Settlements, or

•	any other multilateral monetary authority or central bank or treasury of a sovereign state.

“Guarantee” means any obligation of a person to pay the indebtedness of another person, including, without limitation:

1.	an obligation to pay or purchase that indebtedness;

2.	an obligation to lend money or to purchase or subscribe for shares or other securities, or to purchase assets or services in order to provide money to pay the indebtedness; or

3.	any other agreement to be responsible for the indebtedness.

“Indebtedness” means any obligation (whether present or future, actual or contingent) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and leasing).

“Material subsidiaries” means, at any time, (1) each of the subsidiary guarantors and (2) any subsidiary of the guarantor or any of the subsidiary guarantors having, as of the end of the most recent fiscal quarter of the guarantor, total assets greater than 12% of the total assets of the guarantor, the subsidiary guarantors and their respective subsidiaries on a consolidated basis. As of the date of this prospectus, there were no material subsidiaries other than the issuer and the subsidiary guarantors.

“Oil receivables” means amounts payable to the issuer, the guarantor, the subsidiary guarantors or any of their respective subsidiaries for the sale, lease or other provision of crude oil or gas, whether or not they are already earned by performance.

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state, or other entity, whether or not having a separate legal personality.

“Petroleum products” means the derivatives and by-products of crude oil and gas (including basic petrochemicals).

“Public external indebtedness” means any external indebtedness which is in the form of, or represented by, notes, bonds or other securities which are at that time being quoted, listed or traded on any stock exchange.

“Receivables financing” means any transaction resulting in the creation of a security interest on oil receivables to secure new external indebtedness incurred by, or the proceeds of which are paid to or for the benefit of, the issuer, the guarantor, any subsidiary guarantor or any of their respective subsidiaries.

“Security interest” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance, including without limitation any equivalent thereof created or arising under the laws of Mexico.

“Subsidiary” means, in relation to any person, any other person which is controlled directly or indirectly, or which has more than 50% of its issued capital stock (or equivalent) held or beneficially owned by, the first person or any one or more of the first person’s subsidiaries. In this case, “control” means the power to appoint the majority of the members of the governing body or management of, or otherwise to control the affairs and policies of, that person.

BOOK ENTRY; DELIVERY AND FORM

Form

One or more permanent global notes (in the case of the 9.00% new notes, the 8.85% new notes, the 9 3/8% new notes, and the 5.75% new notes) or global bonds (in the case of the 9 1/4% new bonds, the 8.625% new bonds, the 9.50% new bonds and the 6.625% new bonds), or global securities (in the case of the 9.50% new POMESSM), in fully registered form without coupons, will represent the new securities. We refer to the global notes, global bonds and global securities collectively as the “global securities.” We will deposit each global security with the trustee at its corporate trust office as custodian for DTC. We will register each global security in the name of Cede & Co., as nominee of DTC, for credit to the respective accounts at DTC, Euroclear and Clearstream, Luxembourg of the holders of old securities participating in the exchange offers or to whichever accounts they direct.

Except in the limited circumstances described below under “—Certificated Securities,” owners of beneficial interests in a global security will not receive physical delivery of new securities in registered, certificated form. We will not issue the new securities in bearer form.

When we refer to a new security in this prospectus, we mean any certificated security and any global security. Under the indenture, only persons who are registered on the books of the trustee as the owners of a new security are considered the holders of the new security. Cede & Co., or its successor, as nominee of DTC, is considered the only holder of a new security represented by a global security. The issuer, the guarantor, the subsidiary guarantors and the trustee and any of our respective agents may treat the registered holder of a new security as the absolute owner, for all purposes, of that new security whether or not it is overdue.

Global Securities

The statements below include summaries of certain rules and operating procedures of DTC, Euroclear and Clearstream, Luxembourg that affect transfers of interests in the global securities.

Except as set forth below, a global security may be transferred, in whole or part, only to DTC, another nominee of DTC or a successor of DTC or that nominee.

Financial institutions will act on behalf of beneficial owners as direct and indirect participants in DTC. Beneficial interests in a global security will be represented, and transfers of those beneficial interests will be effected, through the accounts of those financial institutions. The interests in the global security may be held and traded in denominations of U.S. $1,000 and integral multiples thereof (in the case of the 8.85% new notes, the 9 3/8% new notes, the 9 1/4% new bonds, the 9.50% new bonds and the 9.50% new POMESSM), in denominations of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof (in the case of the 9.00% new notes, the 5.75% new notes and the 6.625% new bonds) and in denominations of U.S. $250,000 and integral multiples of U.S. $10,000 in excess of that amount (in the case of the 8.625% new bonds). If investors participate in the DTC, Euroclear or Clearstream, Luxembourg systems, they may hold interests directly in DTC, Euroclear or Clearstream, Luxembourg. If they do not participate in any of those systems, they may indirectly hold interests through an organization that does participate.

At their respective depositaries, both Euroclear and Clearstream, Luxembourg have customers’ securities accounts in their names through which they hold securities on behalf of their participants. In turn, their respective depositaries have, in their names, customers’ securities accounts at DTC through which they hold Euroclear’s and Clearstream, Luxembourg’s respective securities.

DTC has advised us that it is:

•	a limited-purpose trust company organized under New York State laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered as required by Section 17A of the Exchange Act.

DTC’s participants include:

•	securities brokers and dealers;

•	banks (including the trustee);

•	trust companies;

•	clearing corporations; and

•	certain other organizations.

Some of DTC’s participants or their representatives own DTC. These participants created DTC to hold their securities and to use electronic book-entry changes to facilitate clearing and settling securities transactions in the participants’ accounts so as to eliminate the need for the physical movement of certificates.

Access to DTC’s book-entry system is also available to others that clear through or maintain a direct or indirect custodial relationship with a participant. Persons who are not participants may beneficially own securities held by DTC only through participants.

When we issue the global securities, DTC will use its book-entry registration and transfer system to credit the respective principal amounts of the new securities represented by the global securities to the accounts of the participants designated by the holders of the old securities participating in the exchange offers.

Any person owning a beneficial interest in any of the global securities must rely on the procedures of DTC and, to the extent relevant, Euroclear or Clearstream, Luxembourg. If that person is not a participant, that person must rely on the procedures of the participant through which that person owns its interest to exercise any rights of a holder. Owners of beneficial interests in the global securities, however, will not:

•	be entitled to have new securities that represent those global securities registered in their names, receive or be entitled to receive physical delivery of the new securities in certificate form; or

•	be considered the holders under the indenture or the new securities.

We understand that it is existing industry practice that if an owner of a beneficial interest in a global security wants to take any action that Cede & Co., as the holder of the global security, is entitled to take, Cede & Co. would authorize the participants to take the desired action, and the participants would authorize the beneficial owners to take the desired action or would otherwise act upon the instructions of the beneficial owners who own through them.

DTC may grant proxies or otherwise authorize DTC participants (or persons holding beneficial interests in the new securities through DTC participants) to exercise any rights of a holder or to take any other actions which a holder is entitled to take under the indenture or the new securities. Under its usual procedures, DTC would mail an omnibus proxy to us assigning Cede & Co.’s consenting or voting rights to the DTC participants to whose accounts the new securities are credited.

Euroclear or Clearstream, Luxembourg will take any action a holder may take under the indenture or the new securities on behalf of its participants, but only in accordance with their relevant rules and procedures, and subject to their depositaries’ ability to effect any actions on their behalf through DTC.

We will allow owners of beneficial interests in the global securities to attend holders’ meetings and to exercise their voting rights in respect of the principal amount of new securities that they beneficially own, if they:

1.	obtain a certificate from DTC, a DTC participant, a Euroclear participant or a Clearstream, Luxembourg participant stating the principal amount of new securities beneficially owned by such person; and

2.	deposit that certificate with us at least three business days before the date on which the relevant meeting of holders is to be held.

Certificated Securities

If DTC or any successor depositary is at any time unwilling or unable to continue as a depositary for a global security, or if it ceases to be a “clearing agency” registered under the Securities Exchange Act, and we do not appoint a successor depositary within 90 days after we receive notice from the depositary to that effect, then we will issue or cause to be issued, authenticate and deliver certificated securities, in registered form, in exchange for the global securities. In addition, we may determine that any global security will be exchanged for certificated securities. In that case, we will mail the certificated securities to the addresses that are specified by the registered holder of the global securities. If the registered holder so specifies, the certificated securities may be available for pick-up at the office of the trustee or any transfer agent (including the Luxembourg transfer agent), in each case not later than 30 days following the date of surrender of the relevant global security, endorsed by the registered holder, to the trustee or any transfer agent.

A holder of certificated securities may transfer those certificated securities or exchange them for certificated securities of any other authorized denomination by returning them to the office or agency that we maintain for that purpose in the Borough of Manhattan, The City of New York, which initially will be the office of the trustee, or at the office of any transfer agent. No service charge will be imposed for any registration of transfer of new securities, but we may require the holder of a new security to pay a fee to cover any related tax or other governmental charge.

Neither the registrar nor any transfer agent will be required to register the transfer or exchange of any certificated securities for a period of 15 days before any interest payment date, or to register the transfer or exchange of any certificated securities that have been called for redemption.

If any certificated security is mutilated, defaced, destroyed, lost or stolen, we will execute and we will request that the trustee authenticate and deliver a new certificated security. The new certificated security will be of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on the original certificated security, in exchange and substitution for the original certificated security (upon its surrender and cancellation) or in lieu of and substitution for the certificated security. If a certificated security is destroyed, lost or stolen, the applicant for a substitute certificated security must furnish us and the trustee with whatever security or indemnity we may require to hold each of us harmless. In every case of destruction, loss or theft of a certificated security, the applicant must also furnish us with satisfactory evidence of the destruction, loss or theft of the certificated security and its ownership. Whenever we issue a substitute certificated security, we may require the registered holder to pay a sum sufficient to cover related fees and expenses.

TAXATION

The following is a summary of the principal Mexican and U.S. federal income tax considerations that may be relevant to the exchange of old securities and ownership and disposition of the new securities. This summary is based on the U.S. federal and Mexican tax laws in effect on the date of this prospectus. These laws are subject to change. Any change could apply retroactively and could affect the continued validity of the summary. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than Mexico and the United States.

This summary does not describe all of the tax considerations that may be relevant to your situation, particularly if you are subject to special tax rules. Each holder or beneficial owner of old securities considering an exchange of old securities for new securities should consult its own tax advisor as to the Mexican, United States or other tax consequences of the ownership and disposition of new securities and the exchange of old securities for new securities, including the effect of any foreign, state or local tax laws.

The United States and Mexico entered into a Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, and a Protocol thereto, both signed on September 18, 1992 and amended by additional Protocols signed on September 8, 1994 and November 26, 2002 (which we refer to as the tax treaty). This summary describes the provisions of the tax treaty that may affect the taxation of certain U.S. holders of new securities. The United States and Mexico have also entered into an agreement that covers the exchange of information with respect to tax matters.

Mexico has also entered into tax treaties with various other countries (most of which are in effect) and is negotiating tax treaties with various other countries. These tax treaties may have effects on holders of new securities. This summary does not discuss the consequences (if any) of such treaties.

Mexican Taxation

This summary of certain Mexican federal tax considerations refers only to potential holders of the new securities that are not residents of Mexico for Mexican tax purposes and that will not hold the new securities or a beneficial interest therein through a permanent establishment for tax purposes in Mexico. We refer to such non-resident holder as a foreign holder. For purposes of Mexican taxation, an individual is a resident of Mexico if he/she has established his/her domicile in Mexico, unless he/she has a place of residence in another country as well, in which case such individual will be considered a resident of Mexico for tax purposes, if such individual has his/her center of vital interest in Mexico. An individual would be deemed to maintain his/her center of vital interest in Mexico if, among other things, (a) more than 50% of his/her total income for the calendar year results from Mexican sources, or (b) his/her principal center of professional activities is located in Mexico.

A legal entity is a resident of Mexico if:

•	it has been incorporated under the laws of Mexico;

•	maintains the principal place of its management in Mexico; or

•	has established its effective management in Mexico.

A Mexican citizen is presumed to be a resident of Mexico unless such person can demonstrate the contrary. If a legal entity or individual has a permanent establishment for tax purposes in Mexico, such legal entity or individual shall be required to pay taxes in Mexico on income attributable to such permanent establishment in accordance with Mexican federal tax law.

Taxation of Interest and Principal. Under existing Mexican laws and regulations, a foreign holder will not be subject to any taxes or duties imposed or levied by or on behalf of Mexico in respect of payments of principal of the new securities made by the issuer, the guarantor and the subsidiary guarantors.

Pursuant to the Mexican income tax law and to rules issued by the Ministry of Finance and Public Credit applicable to PEMEX, payments of interest (or amounts deemed to be interest) made by the issuer, the guarantor or the subsidiary guarantors in respect of the new securities to a foreign holder will be subject to a Mexican withholding tax imposed at a rate of 4.9% if, as expected:

1.	the new securities are (or the old securities for which they were exchanged) placed outside of Mexico by a bank or broker dealer in a country with which Mexico has a valid tax treaty in effect,

2.	the new securities are registered with the Special Section of the Registry and evidence of such registration is timely filed with the Ministry of Finance and Public Credit,

3.	the guarantor timely files with the Ministry of Finance and Public Credit (a) certain information related to the new securities and this prospectus and (b) information representing that no party related to the guarantor, directly or indirectly, is the effective beneficiary of five percent (5%) or more of the aggregate amount of each such interest payment, and

4.	the guarantor or the subsidiary guarantor maintains records that evidence compliance with (3)(b) above.

If these requirements are not satisfied, the applicable withholding tax rate will be higher.

Under the tax treaty, the Mexican withholding tax rate is 4.9% for certain holders that are residents of the United States (within the meaning of the tax treaty) under certain circumstances contemplated therein.

Payments of interest made by the issuer, the guarantor or a subsidiary guarantor in respect of the new securities to a non-Mexican pension or retirement fund will be exempt from Mexican withholding taxes, provided that any such fund:

1.	is duly established pursuant to the laws of its country of origin and is the effective beneficiary of the interest paid,

2.	is exempt from income tax in respect of such payments in such country, and

3.	is registered with the Ministry of Finance and Public Credit for that purpose

Additional Amounts. The issuer, the guarantor and the subsidiary guarantors have agreed, subject to specified exceptions and limitations, to pay additional amounts, which are specified and defined in the indenture, to the holders of the new securities to cover Mexican withholding taxes. If the issuer, the guarantor and the subsidiary guarantors pay additional amounts to cover Mexican withholding taxes in excess of the amount required to be paid, you will assign to us your right to receive a refund of such excess additional amounts but you will not be obligated to take any other action. See “Description of the New Securities—Additional Amounts.”

We may ask you and other holders or beneficial owners of the new securities to provide certain information or documentation necessary to enable us to determine the appropriate Mexican withholding tax rate applicable to you and such other holders or beneficial owners. In the event that you do not provide the requested information or documentation on a timely basis, our obligation to pay additional amounts may be limited. See “Description of the New Securities—Additional Amounts.”

Taxation of Dispositions. Capital gains resulting from the sale or other disposition of the new securities (including an exchange of old securities for new securities pursuant to the exchange offers) by a foreign holder will not be subject to Mexican income or other similar taxes.

Transfer and Other Taxes. A foreign holder does not need to pay any Mexican stamp, registration or similar taxes in connection with the purchase, ownership or disposition of the new securities. A foreign holder of the new securities will not be liable for Mexican estate, gift, inheritance or similar tax with respect to the new securities.

United States Federal Income Taxation

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to investors considering the exchange offers. Except for the discussion under “—Non-United States Persons” and “—Information Reporting and Backup Withholding,” the discussion generally applies only to holders of new securities that are U.S. holders. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the new securities.

This summary applies to you only if you own your new securities as capital assets. It does not address considerations that may be relevant to you if you are an investor to which special tax rules apply, such as a bank, tax-exempt entity, insurance company, dealer in securities or currencies, trader in securities that elects mark-to-market treatment, a short-term holder of securities, a person that hedges its exposure in the new securities or that will hold new securities as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or a person whose “functional currency” is not the U.S. dollar. You should be aware that the U.S. federal income tax consequences of holding the new securities may be materially different if you are an investor described in the prior sentence, including as a result of recent changes in law applicable to investors with short holding periods or that engage in hedging transactions.

Exchange of Old Securities and New Securities. You will not realize any gain or loss upon the exchange of your old securities for new securities. Your tax basis and holding period in the new securities will be the same as your tax basis and holding period in the old securities.

Taxation of Interest and Additional Amounts. The gross amount of interest and additional amounts (that is, without reduction for Mexican withholding taxes, determined utilizing the appropriate Mexican withholding tax rate applicable to you) you receive will be treated as ordinary interest income in respect of the new securities. Mexican withholding taxes paid at the appropriate rate applicable to you will be treated as foreign income taxes eligible for credit against your U.S. federal income tax liability, subject to generally applicable limitations and conditions, or, at your election, for deduction in computing your taxable income. Interest and additional amounts will constitute income from sources without the United States for U.S. foreign tax credit purposes. Furthermore, interest and additional amounts generally will constitute “passive income” for U.S. foreign tax credit purposes unless the Mexican withholding tax applicable to you is imposed at a rate of at least 5%, in which case such income generally will constitute “high withholding tax interest.”

The calculation of foreign tax credits and, in case you elect to deduct foreign taxes, the availability of deductions, involves the application of rules that depend on your particular circumstances. You should consult your own tax advisor regarding the availability of foreign tax credits and the treatment of additional amounts.

Taxation of Dispositions. Upon the sale, exchange or retirement of a new security, you will generally recognize gain or loss equal to the difference between the amount realized (not including any amounts attributable to accrued and unpaid interest) and your tax basis in the new security. Gain or loss recognized on the sale, redemption or other disposition of a new security generally will be long-term capital gain or loss if, at the time of the disposition, the new security has been held for more than one year. Long term capital gains recognized by an individual holder generally are taxed at preferential rates of tax.

If you hold a 9.50% new POMESSM and you do not exercise your option to require us to redeem those securities, you will not recognize any gain or loss upon the exchange of such securities for 9.50% new bonds.

Non-United States Persons. The following summary applies to you if you are not a United States person for U.S. federal income tax purposes. You are a United States person, and therefore this summary does not apply to you, if you are:

•	a citizen or resident of the United States or its territories, possessions or other areas subject to its jurisdiction,

•	a corporation, partnership or other entity organized under the laws of the United States or any political subdivision,

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and (2) one or more United States persons have the authority to control all of the trust’s substantial decisions.

If you are not a United States person, the interest income that you derive in respect of the new securities generally will be exempt from U.S. federal income taxes, including withholding tax. However, to receive this exemption you may be required to satisfy certification requirements, which are described below under the heading “—Information Reporting and Backup Withholding,” to establish that you are not a United States person.

Even if you are not a United States person, U.S. federal income taxation may still apply to any interest income you derive in respect of the new securities if:

•	you are an insurance company carrying on a U.S. insurance business, within the meaning of the Internal Revenue Code, or

•	you have an office or other fixed place of business in the United States that receives the interest and you earn the interest in the course of operating (1) a banking, financing or similar business in the United States or (2) a corporation the principal business of which is trading in stock or securities for its own account, and certain other conditions exist.

If you are not a United States person, any gain you realize on a sale or exchange of new securities generally will be exempt from U.S. federal income tax, including withholding tax, unless:

•	such income is effectively connected with your conduct of a trade or business in the United States or

•	in the case of gain, you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale, and either (1) your gain is attributable to an office or other fixed place of business that you maintain in the United States or (2) you have a tax home in the United States.

U.S. federal estate tax will not apply to a new security held by an individual holder who at the time of death is a non-resident alien.

Information Reporting and Backup Withholding. The paying agent must file information returns with the U.S. Internal Revenue Service in connection with new security payments made to certain United States persons. If you are a United States person, you generally will not be subject to U.S. backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the new securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

E.U. Savings Directive. Under the European Council Directive 2003/48/EC on the taxation of savings income, Member States of the European Union are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories have agreed to adopt similar measures (some of which involve a withholding system).

PLAN OF DISTRIBUTION

Each broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of new securities that it receives for its own account in exchange for old securities pursuant to the exchange offers if such broker-dealer acquired such old securities as a result of market-making activities or other trading activities. A broker-dealer may use this prospectus, as amended or supplemented, in connection with resales of new securities that it receives in exchange for old securities if such broker-dealer acquired such old securities as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days following the expiration date, we will make this prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale.

None of the issuer, the guarantor or any of the subsidiary guarantors will receive any proceeds from any sale of new securities by broker-dealers. New securities that broker-dealers receive for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new securities or a combination of such methods of resale, at market prices prevailing at the time of resale. These transactions may be at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new securities. Any broker-dealer that resells new securities that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such new securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new securities and any commission or concessions that any such persons receive may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in its letter of transmittal. We have agreed to pay all expenses incidental to the exchange offers, but we will not pay any broker-dealer commissions or concessions. We will indemnify the holders of the old securities, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

By accepting the exchange offers, each broker-dealer that receives new securities in the exchange offers agrees that it will stop using the prospectus if it receives notice from us of any event which makes any statement in this prospectus false in any material respect or which requires any changes in this prospectus in order to make the statements true.

We are delivering copies of this prospectus and the letter of transmittal in electronic form through the facilities of DTC. You may obtain paper copies of the prospectus and the letter of transmittal by contacting the exchange agent or the Luxembourg listing agent at their respective addresses specified on the inside back cover of this prospectus. By submitting a letter of transmittal and participating in the exchange offers, you will (unless you have requested paper delivery of documents) be consenting to electronic delivery of these documents.

The new securities are a new issue of securities with no established trading market. We have applied to have the new securities admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, but we cannot assure you that an active market for the new securities will exist at any time and, if any such market develops, we cannot assure you as to the liquidity of such a market.

We have registered the new securities with the Special Section of the National Registry of Securities of Mexico, which is maintained by the National Banking and Securities Commission of Mexico. This registration does not imply that the new securities are investment quality, that the guarantor or the subsidiary guarantors will be solvent or that the information in this prospectus is accurate or complete.

The new securities may not be publicly offered or sold in Mexico.

VALIDITY OF SECURITIES

Cleary Gottlieb Steen & Hamilton LLP, our United States counsel, will pass upon the validity under New York law of the new securities and the guaranties for the guarantor and the subsidiary guarantors. The General Counsel and Head of the Legal Department of the guarantor will pass upon certain legal matters governed by Mexican law for guarantor and the subsidiary guarantors. Certain legal matters governed by Delaware law will be passed upon by Richards, Layton & Finger, P.A., Delaware counsel to the Pemex Project Funding Master Trust.

PUBLIC OFFICIAL DOCUMENTS AND STATEMENTS

The information that appears under the heading “Recent Developments—United Mexican States” in this prospectus and under the headings “Exchange Rates” and “United Mexican States” in the Form 20-F has been extracted or derived from publications of, or sourced from, Mexico or one of its agencies or instrumentalities. We have included other information that we have extracted, derived or sourced from official publications of PEMEX, which is a Mexican governmental agency. We have included this information on the authority of such publication or source as a public official document of Mexico. We have included all other information herein as a public official statement made on the authority of the Director General of Petróleos Mexicanos, Luis Ramírez Corzo.

EXPERTS

The consolidated financial statements of PEMEX incorporated by reference in this prospectus and registration statement to the annual report on Form 20-F/A for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers, S.C., given on the authority of said firm as experts in auditing and accounting.

RESPONSIBLE PERSONS

We are furnishing this prospectus solely for use by prospective investors in connection with their consideration of participating in the exchange offers and for Luxembourg listing purposes. The issuer, together with the guarantors and the subsidiary guarantors, confirm that, having taken all reasonable care to ensure that such is the case:

•	the information contained in this prospectus is true, to the best of their knowledge, and correct in all material respects and is not misleading;

•	they, to the best of their knowledge, have not omitted other material facts, the omission of which would make this prospectus as a whole misleading; and

•	they accept responsibility for the information they have provided in this prospectus.

GENERAL INFORMATION

1. The new securities have been accepted for clearance through Clearstream, Luxembourg and Euroclear. The securities codes for the new securities are:

Series	CUSIP	ISIN	Common Code
9.00% new notes	706451AY7	US706451AY71	22499092
8.85% new notes	706451AZ4	US706451AZ47	22499548
9 3/8% new notes	706451BA8	US706451BA86	22499904
9 1/4% new bonds	706451BB6	US706451BB69	22500074
8.625% new bonds	706451BC4	US706451BC43	22500201
9.50% new bonds	706451BD2	US706451BD26	22500449
9.50% new POMESSM	706451BE0	US706451BE09	22500511
5.75% new notes	706451BF7	US706451BF73	22823957
6.625% new bonds	706451BG5	US706451BG56	22824082

2. In connection with the application to have the new securities admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, we will, prior to admission to trading, deposit, through our agent, copies of the trust agreement, as amended, establishing the issuer with the Luxembourg Stock Exchange, where you may examine or obtain copies of such documents. In addition, documents relating to PEMEX will be deposited prior to listing at the Luxembourg Stock Exchange, where you may examine or obtain copies of such documents.

3. We have obtained the authorization of the Ministry of Finance and Public Credit and all necessary consents, approvals and authorizations in Mexico in connection with the issue of, and performance of our rights and obligations under, the new securities, including the registration of the indenture, the subsidiary guaranty agreement and the forms of securities attached to the indenture. On December 30, 2004 and June 8, 2005, the issuer issued certificates of authorization authorizing the issuance of the new securities. The board of directors of Petróleos Mexicanos approved resolutions on November 4, 2004 and February 11, 2005, authorizing the issuance of the securities. On June 19, 1996 and June 25, 1996, the board of directors of each of Pemex-Refining, Pemex-Gas and Basic Petrochemicals and Pemex-Exploration and Production authorized the signing of the subsidiary guaranty agreement.

4. Except as disclosed in this document, there has been no material adverse change in the financial position of the issuer, the guarantor or the subsidiary guarantors since the date of the latest financial statements included in this prospectus.

5. Except as disclosed under “Legal Proceedings” in “Item 8—Financial Information—Legal Proceedings” in the Form 20-F, none of the issuer, the guarantor or any of the subsidiary guarantors is involved in any litigation or arbitration proceedings relating to claims or amounts which are material in the context of the issue of the new securities. None of the issuer, the guarantor or any of the subsidiary guarantors is aware of any such pending or threatened litigation or arbitration.

6. You may obtain the following documents during usual business hours on any day (except Saturday and Sunday and legal holidays) at the specified offices of Deutsche Bank Trust Company Americas and the paying agent and transfer agent in Luxembourg for so long as any of the new securities are outstanding and admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange:

•	copies of the latest annual report and consolidated accounts of PEMEX;

•	copies of the trust agreement, as amended, establishing the issuer and the Organic Law constituting Petróleos Mexicanos and the subsidiary guarantors; and

•	copies of the indenture, including the form of the new securities, the guaranty agreement, and the subsidiary guaranty agreement.

Neither the issuer nor the subsidiary guarantors publish their own financial statements and will not publish interim or annual financial statements. The guarantor publishes interim consolidated financial statements in Spanish on a regular basis, and summaries of these interim consolidated financial statements in English are available, free of charge, at the office of the paying and transfer agent in Luxembourg.

7. The principal offices of PricewaterhouseCoopers, S.C., independent registered public accounting firm and auditors of PEMEX for the fiscal years ended December 31, 2004, 2003 and 2002, are located at Mariano Escobedo No. 573, Colonia Rincón del Bosque, Mexico D.F. 11580, telephone: (52-55) 5263-6000.

8. The Mexican Government is not legally liable for, and is not a guarantor of, the new securities.

9. Under Mexican law, all domestic hydrocarbon reserves are permanently and inalienably vested in Mexico and Mexico can exploit such hydrocarbon reserves only through Petróleos Mexicanos and the guarantors.

10. Article 27 of the Constitution, Articles 1, 2, 3 and 4 (and related Articles) of the Regulatory Law, Articles 15, 16 and 19 of the Regulations to the Regulatory Law, Articles 6 and 13 (and other related Articles) of the General Law on National Patrimony, Articles 1, 2, 3 and 4 (and other related Articles) of the Organic Law and Article 4 of the Federal Code of Civil Procedure of Mexico, set forth, inter alia, that:

•	attachment prior to judgment, attachment in aid of execution and execution of a final judgment may not be ordered by Mexican courts against property of the guarantor and the subsidiary entities;

•	all domestic petroleum and hydrocarbon resources (whether in solid, liquid, gas or intermediate form) are permanently and inalienably vested in Mexico and, to that extent, are subject to immunity;

•	(1) the exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil, (2) the exploration, exploitation, production and first-hand sale of natural gas, as well as the transportation and storage inextricably linked with such exploitation and production, and (3) the production, transportation, storage, distribution and first-hand sale of the derivatives of petroleum (including petroleum products) and of the petroleum industry, are reserved exclusively to Mexico (and, to that extent, assets related thereto are entitled to immunity); and

•	Petróleos Mexicanos and the subsidiary guarantors are the public entities created and appointed by the Federal Congress of Mexico to conduct, control, develop and operate the petroleum industry of Mexico and are, therefore, entitled to immunity in respect of such exclusive rights and powers.

Except for the rights of immunity granted to Petróleos Mexicanos and to the subsidiary guarantors by the provisions above, neither Petróleos Mexicanos nor the subsidiary guarantors nor their respective properties or assets has any immunity in Mexico from jurisdiction of any court or from set-off or any legal process whether such jurisdiction is through process, notice or otherwise.

11. In the event that you bring proceedings in Mexico seeking performance of Petróleos Mexicanos’ or the subsidiary guarantors’ obligations in Mexico, pursuant to the Mexican Monetary Law, Petróleos Mexicanos or any of the subsidiary guarantors may discharge its obligations by paying any sum due in currency other than Mexican pesos, in Mexican pesos at the rate of exchange prevailing in Mexico on the date when payment is made. Banco de México currently determines such rate every business day in Mexico and publishes it in the Official Gazette of the Federation on the following business day.

Annex A

FORM OF OPTION TO ELECT REPAYMENT

PEMEX PROJECT FUNDING MASTER TRUST

9.50% Puttable or Mandatorily Exchangeable Securities

(“POMESSM”) due 2027 (the “Securities”)

Puttable at Par on March 15, 2006 or

Mandatorily Exchangeable on March 15, 2006

for 9.50% Guaranteed Bonds due 2027

unconditionally guaranteed by

Petróleos Mexicanos

jointly and severally guaranteed by

Pemex-Exploración y Producción

Pemex-Refinación

and

Pemex-Gas y Petroquimíca Basíca

The undersigned hereby irrevocably requests and instructs the Pemex Project Funding Master Trust on March 15, 2006 (the “Optional Repayment Date”), to repay the principal amount set forth below of its Securities (CUSIP No. 706451BEO) pursuant to its terms at a price equal to 100% of the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at the address indicated below.

Name and address of the holder:

__________________________________________

__________________________________________

Payment	Instructions:

Dated:

By
Name:
Title:

NOTE: IN ORDER TO BE EFFECTIVE, THIS FORM MUST BE DELIVERED WITHIN THE PERIOD COMMENCING ON JANUARY 16, 2006 AND ENDING AT THE CLOSE OF BUSINESS ON FEBRUARY 15, 2006.

A-1

Annex B

Pemex Project Funding Master Trust

LETTER OF TRANSMITTAL

Offers to Exchange Securities which have been Registered under the Securities Act of 1933, as amended,

and which are Unconditionally Guaranteed by Petróleos Mexicanos,

for any and all of its Corresponding Outstanding Securities

CUSIP Nos. of Old Securities	ISIN Nos. of Old Securities	Old Securities Series of Pemex Project Funding Master Trust	Corresponding New Securities Series of Pemex Project Funding Master Trust, which have been registered under the Securities Act
706451AR2 U70577AM0	US706451AR21 (Rule 144A) USU70577AM03 (Reg. S)	U.S. $158,353,000 9.00% Guaranteed Notes due 2007	Up to U.S. $158,353,000 9.00% Guaranteed Notes due 2007

706451AS0 U70577AN8	US706451AS04 (Rule 144A) USU70577AN85 (Reg. S)	U.S. $399,619,000 8.85% Guaranteed Notes due 2007	Up to U.S. $399,619,000 8.85% Guaranteed Notes due 2007

706451AT8 U70577AP3	US706451AT86 (Rule 144A) USU70577AP34 (Reg. S)	U.S. $439,011,000 9 3/8% Guaranteed Notes due 2008	Up to U.S. $439,011,000 9 3/8% Guaranteed Notes due 2008

706451AU5 U70577AQ1	US706451AU59 (Rule 144A) USU70577AQ17 (Reg. S)	U.S. $324,220,000 9 1/4% Guaranteed Bonds due 2018	Up to U.S. $324,220,000 9 1/4% Guaranteed Bonds due 2018

706451AV3 U70577AR9	US706451AV33 (Rule 144A) USU70577AR99 (Reg. S)	U.S. $228,735,000 8.625% Guaranteed Bonds due 2023	Up to U.S. $228,735,000 8.625% Guaranteed Bonds due 2023

706451AW1 U70577AS7	US706451AW16 (Rule 144A) USU70577AS72 (Reg. S)	U.S. $354,477,000 9.50% Guaranteed Bonds due 2027	Up to U.S. $354,477,000 9.50% Guaranteed Bonds due 2027

706451AX9 U70577AT5	US706451AX98 (Rule 144A) USU70577AT55 (Reg. S)	U.S. $403,746,000 9.50% Guaranteed Puttable or Mandatorily Exchangeable Securities (“POMESSM”) due 2027	Up to U.S. $403,746,000 9.50% Guaranteed POMESSM due 2027

70645JAP7 70645KAP4	US70645JAP75 (Rule 144A) US70645KAP49 (Reg. S)	U.S. $1,000,000,000 5.75% Notes due 2015	Up to U.S. $1,000,000,000 5.75% Guaranteed Notes due 2015

70645JAQ5 70645KAQ2	US70645JAQ58 (Rule 144A) US70645KAQ22 (Reg. S)	U.S. $500,000,000 6.625% Bonds due 2035	Up to U.S. $500,000,000 6.625% Guaranteed Bonds due 2035

Pursuant to the Prospectus dated December •, 2005

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

ON JANUARY •, 2006 (THE “EXPIRATION DATE”), UNLESS EXTENDED.

TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME,

ON JANUARY •, 2006 UNLESS PREVIOUSLY ACCEPTED.

For questions regarding the Exchange Offers, contact the Exchange Agent:

DB Services Tennessee, Inc. Trust & Securities Services Reorganization Unit 648 Grassmere Park Road Nashville, Tennessee 37211 Telephone: (800) 735-7777	Deutsche Bank Luxembourg S.A. 2 Boulevard Konrad Adenauer L-2015 Luxembourg Ref: Coupon Paying Dept. Telephone: (352) 42122-641 Fax: (352) 42122-449

The undersigned acknowledges receipt of the prospectus, dated December •, 2005 (the “prospectus”), of Pemex Project Funding Master Trust (the “Issuer”) and this letter of transmittal (this “letter”), which together constitute the offers (the “Exchange Offers”) to exchange an aggregate principal amount of up to U.S. $158,353,000 9.00% Guaranteed Notes due 2007 (“9.00% New Notes”), U.S. $399,619,000 8.85% Guaranteed Notes due 2007 (“8.85% New Notes”), U.S. $439,011,000 9 3/8% Guaranteed Notes due 2008 (“9 3/8% New Notes”), U.S. $324,220,000 9 1/4% Guaranteed Bonds due 2018 (“9 1/4% New Bonds”), U.S. $228,735,000 8.625% Guaranteed Bonds due 2023 (“8.625% New Bonds”), U.S. $354,477,000 9.50% Guaranteed Bonds due 2027 (“9.50% New Bonds”), U.S. $403,746,000 9.50% Guaranteed POMESSM due 2027 (“9.50% New POMESSM”), U.S. $1,000,000,000 5.75% Guaranteed Notes due 2015 (“5.75% New Notes”) and U.S. $500,000,000 6.625% Guaranteed Bonds due 2035 (“6.625% New Bonds”, together with the 9.00% New Notes, the 8.85% New Notes, the 9 3/8% New Notes, the 9 1/4% New Bonds, the 8.625% New Bonds, the 9.50% New Bonds, the 9.50% New POMESSM and the 5.75% New Notes, the “New Securities”) registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of the Issuer’s outstanding 9.00% Guaranteed Notes due 2007 (“9.00% Old Notes”), 8.85% Guaranteed Notes due 2007 (“8.85% Old Notes”), 9 3/8% Guaranteed Notes due 2008 (“9 3/8% Old Notes”), 9 1/4% Guaranteed Bonds due 2018 (“9 1/4% Old Bonds”), 8.625% Guaranteed Bonds due 2023 (“8.625% Old Bonds”), 9.50% Guaranteed Bonds due 2027 (“9.50% Old Bonds”), 9.50% Guaranteed POMESSM due 2027 (“9.50% Old POMESSM”), 5.75% Notes due 2015 (“5.75% Old Notes”) and 6.625% Bonds due 2035 (“6.625% Old Bonds”, together with the 9.00% Old Notes, the 8.85% Old Notes, the 9 3/8% Old Notes, the 9 1/4% Old Bonds, the 8.625% Old Bonds, the 9.50% Old Bonds, the 9.50% Old POMESSM and the 5.75% Old Notes, the “Old Securities”), upon the terms and subject to the conditions set forth in the prospectus.

The Issuer reserves the right, at any time or from time to time, to extend the Exchange Offers at its discretion, in which event the term “Expiration Date” shall mean the latest time and date to which the Exchange Offers are extended. The Issuer shall notify the Exchange Agent of any extension by written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

Each holder of Old Securities wishing to accept the Exchange Offers must complete, execute, date and deliver this letter through a computer generated message (an “Agent’s Message”) transmitted by means of the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”), which Agent’s Message will effect a book-entry transfer of such holder’s Old Securities to the account maintained by the Exchange Agent at the Book-Entry Transfer Facility (the “Book-Entry Transfer Facility”) of DTC. See Instruction 1.

A holder of Old Securities that is not a direct participant in DTC must tender its Old Securities by submitting, in accordance with the procedures of the participant (including Euroclear or Clearstream, Luxembourg) through which it holds its Old Securities a duly completed and executed copy of this letter, and must deliver computerized instructions to such participant (including Euroclear or Clearstream, Luxembourg) for the transfer of such Old Securities to the Exchange Agent’s account at DTC’s Book-Entry Transfer Facility, in each case sufficiently in advance of the Expiration Date to allow sufficient time for such participant to arrange for the electronic submission of this letter and tender of such Old Securities through DTC’s ATOP system on or prior to the Expiration Date. Additional copies of this letter are available at the office of the Exchange Agent specified above and at the offices of the exchange agent in Luxembourg and the Luxembourg listing agent specified in the prospectus. Delivery of documents to Euroclear or Clearstream, Luxembourg does not constitute delivery to the Exchange Agent through DTC’s ATOP system.

Notwithstanding the foregoing, in the unlikely event that any Old Securities are represented by securities in definitive, certificated form (“certificated securities”), such certificated securities can be tendered delivering, by hand or overnight courier to the Exchange Agent at its address specified on the first page of this letter or to the exchange agent in Luxembourg at its address specified in the prospectus, such certificated securities, duly endorsed in form satisfactory to the Issuer by the holder thereof or his attorney duly authorized in writing, and a duly executed copy of this letter. Additional copies of this letter are available at the specified offices of the Exchange Agent and at the offices of the exchange agent in Luxembourg and the Luxembourg listing agent specified in the prospectus. No such tender will be effective unless received by the Exchange Agent (or by the exchange agent in Luxembourg) on or before 5:00 p.m., New York City time, on the Expiration Date.

Any services in connection with the Exchange Offers may be performed in Luxembourg, at the offices of the Luxembourg exchange agent, where all information and documentation in connection with the Exchange Offers will be available free of charge.

You may also obtain copies of this letter from our Luxembourg listing agent at the following address:

Kredietbank S.A. Luxembourgeoise

43 Boulevard Royal

L-2955 Luxembourg

Note: Signatures must be provided below. Please read carefully the accompanying “Agreements and Acknowledgements” and “Instructions” carefully.

TENDER OF OLD SECURITIES

Please check the appropriate box(es) to indicate the series of Old Securities tendered hereby to be exchange for the New Securities described below:

☐ 9.00% Old Notes	☐ 9.50% Old Bonds

☐ 8.85% Old Notes	☐ 9.50% Old POMESSM

☐ 9 3/8% Old Notes	☐ 5.75% Old Notes

☐ 9 1/4% Old Bonds	☐ 6.625% Old Bonds

☐ 8.625% Old Bonds

To effect a valid tender of Old Securities through the completion, execution and delivery of this letter of transmittal, the undersigned must complete the tables below entitled “Description of Old Securities Tendered” and sign the letter of transmittal where indicated.

DESCRIPTION OF OLD SECURITIES TENDERED.

Series of Old Securities Being Tendered	Name of Tendering Institution	Account No.	Transaction Code No.	Aggregate Principal Amount of Old Securities*

9.00% Old Notes

9 3/8% Old Notes

9 1/4% Old Notes

8.625% Old Bonds

9.50% Old Bonds

9.50% Old POMESSM

5.75% Old Notes

6.625% Old Bonds

*	The 8.85% Old Notes, the 9 3/8% Old Notes, the 9 1/4% Old Bonds, the 9.50% Old Bonds and the 9.50% Old POMESSM may be tendered only in a principal amount of U.S. $1,000 and integral multiples thereof. The 9.00% Old Notes, the 5.75% Old Notes and the 6.625% Old Bonds may be tendered only in a principal amount of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof. The 8.625% Old Bonds may be tendered only in a principal amount of U.S. $250,000 and integral multiples of U.S. $10,000 in excess thereof. See Instruction 1.

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name: ___________________________________________________________________________________________

Address: _________________________________________________________________________________________

_________________________________________________________________________________________________

AGREEMENTS AND ACKNOWLEDGEMENTS

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offers, the undersigned hereby tenders to the Issuer the aggregate principal amount of Old Securities of each series indicated above. Subject to, and effective upon, the acceptance for exchange of the Old Securities tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Issuer all right, title and interest in and to such Old Securities as are being tendered hereby.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Old Securities tendered hereby and that the Issuer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Issuer. The undersigned hereby further represents that (i) any New Securities acquired in exchange for Old Securities tendered hereby will have been acquired in the ordinary course of business of the person receiving such New Securities, whether or not such person is the undersigned, (ii) that neither the holder of such Old Securities nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act, of the Issuer, Petróleos Mexicanos or a subsidiary guarantor (as defined in the prospectus), (iii) neither the holder of such Old Securities nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Securities, (iv) if the holder of such Old Securities or any such other person is a broker-dealer, neither such holder nor such other person is engaged in, or intends to engage in, a distribution of the New Securities, and (v) if the holder of such Old Securities or such person is a broker-dealer, it will receive New Securities for its own account in exchange for Old Securities that were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Securities. However, by so acknowledging and by delivering a prospectus, such holder or such person will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned also acknowledges that the Exchange Offers are being made in reliance upon existing interpretations by the staff of the Securities and Exchange Commission set forth in interpretive letters issued to parties unrelated to the Issuer that the New Securities issued in exchange for the Old Securities pursuant to the Exchange Offers may be offered for sale, resold and otherwise transferred by holders thereof (other than any such holder that is an “affiliate” of the Issuer, Petróleos Mexicanos or a subsidiary guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder’s business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Securities.

If a holder of Old Securities is engaged in or intends to engage in a distribution of the New Securities or has any arrangement or understanding with respect to the distribution of the New Securities to be acquired pursuant to the Exchange Offers, such holder cannot rely on the applicable interpretations of the staff of the Securities and Exchange Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction, and any such secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the sale, assignment and transfer of the Old Securities tendered hereby. All authority conferred or agreed to be conferred in this letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth under “The Exchange Offers—Withdrawal of Tenders” in the prospectus.

Unless otherwise indicated herein in the box entitled “Special Issuance Instructions” below, please credit the New Securities to the account indicated above maintained at the Book-Entry Transfer Facility.

THE UNDERSIGNED, BY COMPLETING ONE OR MORE OF THE BOXES ABOVE UNDER THE HEADING “DESCRIPTION OF OLD SECURITIES TENDERED” AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE OLD SECURITIES AS SET FORTH IN SUCH BOX OR BOXES.

SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 2 and 3)

To be completed ONLY if New Securities issued in exchange for Old Securities accepted for exchange are to be delivered, and Old Securities which are not accepted for exchange are to be returned, by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

Credit New Securities issued in exchange for Old Securities accepted for exchange and unexchanged Old Securities to the Book-Entry Transfer Facility Account set forth below.

(Book-Entry Transfer Facility

Account Number, if applicable)

IMPORTANT: THE ELECTRONIC SUBMISSION OF THIS LETTER THROUGH DTC’S ATOP SYSTEM (TOGETHER WITH THE BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE EXCHANGE AGENT AT ITS ACCOUNT AT DTC’S BOOK-ENTRY TRANSFER FACILITY PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ THIS LETTER OF TRANSMITTAL

CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

PLEASE SIGN HERE

(TO BE COMPLETED BY ALL TENDERING HOLDERS)

Dated:	, 2005

                                                                                                                                                                                                                         X

                                                                                                                                                                                                                         X

(Signature(s) of Owner)

Area Code and Telephone Number:

If a holder is tendering any Old Securities, this letter must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the Old Securities or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith, including by an omnibus proxy mailed by DTC to the Issuer assigning to its participants to whose accounts the Old Securities are credited the right to accept the Exchange Offers. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 2.

Name(s):

___________________________________________________________________________________________________

(Please Type or Print)

Capacity:

Address:

___________________________________________________________________________________________________

(Including Zip Code)

SIGNATURE GUARANTEE

(if required by Instruction 2)

Signature(s) Guaranteed by

an Eligible Institution:

(Authorized Signature)

___________________________________________________________________________________________________

(Title)

___________________________________________________________________________________________________

(Name and Firm)

Dated:	, 2005

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offers

of Pemex Project Funding Master Trust

1. Delivery of this Letter and Old Securities

This letter is to be completed by holders of Old Securities wishing to exchange their Old Securities for New Securities. In order to accept the Exchange Offers, a holder of Old Securities must complete, execute, date and deliver this letter (and all other required documents) prior to 5:00 p.m., New York City time, on the Expiration Date through an Agent’s Message transmitted by means of DTC’s ATOP system, which Agent’s Message will effect a book-entry transfer of such holder’s Old Securities to the account maintained by the Exchange Agent for purposes of the Exchange Offers at DTC’s Book-Entry Transfer Facility.

A holder of Old Securities that is not a direct participant in DTC must tender its Old Securities by submitting, in accordance with the procedures of the participant (including Euroclear or Clearstream, Luxembourg) through which it holds its Old Securities a duly completed and executed copy of this letter, and must deliver computerized instructions to such participant (including Euroclear or Clearstream, Luxembourg) for the transfer of such Old Securities to the Exchange Agent’s account at DTC’s Book-Entry Transfer Facility, in each case sufficiently in advance of the Expiration Date to allow sufficient time for such participant to arrange for the electronic submission of this letter and tender of such Old Securities through DTC’s ATOP system on or prior to the Expiration Date. Additional copies of this letter are available at the office of the Exchange Agent specified above and the Luxembourg listing agent specified in the prospectus. Delivery of documents to Euroclear or Clearstream, Luxembourg does not constitute delivery to the Exchange Agent through DTC’s ATOP system.

Notwithstanding the foregoing, in the unlikely event that any Old Securities are represented by certificated securities, such certificated securities can be tendered in accordance with the procedures set forth on pages 2-3 of this letter.

Any 8.85% Old Notes, 9 3/8% Old Notes, 9 1/4% Old Bonds, 9.50% Old Bonds and 9.50% Old POMESSM tendered hereby must be in a principal amount of U.S. $1,000 and any integral multiple thereof. Any 9.00% Old Notes, 5.75% Old Notes and 6.625% Old Bonds tendered hereby must be in a principal amount of U.S. $10,000 and any integral multiple of U.S. $1,000 in excess thereof. Any 8.625% Old Bonds tendered hereby must be in a principal amount of U.S. $250,000 and any integral multiple of U.S. $10,000 in excess thereof. See “The Exchange Offers—Procedures for Tendering Old Securities” in the prospectus.

2. SIGNATURES ON THIS LETTER; BOND POWERS AND ENDORSEMENTS; GUARANTEE OF SIGNATURES

If this letter is signed by the registered holder of the Old Securities tendered hereby (which term, for purposes of the Exchange Offers, includes any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as the holder of such Old Securities), the signature must correspond exactly with the name appearing on the security position listing as the holder of such Old Securities.

If any tendered Old Securities are owned of record by two or more joint owners, all such owners must sign this letter.

When this letter is signed by the registered holder of the Old Securities specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, the New Securities are to be issued to or Old Securities not accepted for exchange are to be returned to a person other than the registered holder, then separate bond powers are required. Signatures on bond powers must be guaranteed by an Eligible Institution (as defined below).

If this letter or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, proper evidence satisfactory to the Issuer of their authority to so act must be submitted.

Signatures on bond powers required by this Instruction 2 must be guaranteed by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by an “eligible guarantor” institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an “Eligible Institution”).

3. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS

Tendering holders of Old Securities should indicate in the box entitled “Special Issuance Instructions” the account at the Book-Entry Transfer Facility to which New Securities issued pursuant to the Exchange Offers are to be credited, if different from the account number appearing in the box entitled “Description of Old Securities Tendered.”

4. U.S. BACKUP TAX WITHHOLDING AND INTERNAL REVENUE SERVICE FORM W-9

Under the United States federal income tax laws, payments made to United States persons on account of New Securities issued pursuant to the Exchange Offer may be subject to backup withholding. In order to avoid such backup withholding, a holder that is a United States person is required to complete and sign Internal Revenue Service Form W-9 (which may be obtained at the Internal Revenue Service website at www.irs.gov) and provide it to the payor. Failure to provide such holder’s taxpayer identification number on such Form W-9 may subject the tendering holder (or other payee) to a U.S. $50 penalty imposed by the Internal Revenue Service. More serious penalties may be imposed for providing false information, which, if willfully done, may result in fines and/or imprisonment. Exempt holders should indicate their exempt status on Form W-9. In order for a foreign individual to qualify as an exempt recipient, such holder must submit a properly completed appropriate Internal Revenue Service Form W-8 (which may be obtained at the Internal Revenue Service website at www.irs.gov) to the payor, signed under penalties of perjury, and must attest to that individual’s exempt status.

5. TRANSFER TAXES

The Issuer will pay all transfer taxes, if any, applicable to the transfer of Old Securities to it or its order pursuant to the Exchange Offers. If, however, New Securities and/or substitute Old Securities not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Securities tendered hereby, or if tendered Old Securities are registered in the name of any person other than the person signing this letter, or if a transfer tax is imposed for any reason other than the transfer of Old Securities to the Issuer or its order pursuant to the Exchange Offers, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

Except as provided in this Instruction 5, it is not necessary for transfer tax stamps to be affixed to the Old Securities specified in this letter.

6. WAIVER OF CONDITIONS

The Issuer reserves the absolute right to waive satisfaction of any or all conditions enumerated in the prospectus.

7. No Conditional Tenders

No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of Old Securities, by execution of this letter, shall waive any right to receive notice of the acceptance of their Old Securities for exchange.

8. VALIDITY OF TENDERS

The Issuer will determine in its sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of Old Securities tendered for exchange, and its determinations will be final and binding. The Issuer reserves the absolute right to reject any and all Old Securities that are not properly tendered or any Old Securities which the Issuer cannot, in its opinion or that of its counsel, lawfully accept. The Issuer also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offers as to particular Old Securities or particular holders of Old Securities either before or after the Expiration Date.

The Issuer’s interpretation of the terms and conditions of the Exchange Offers (including this letter and accompanying instructions) will be final and binding on all parties. Unless the Issuer waives them, any defects or irregularities in connection with tenders of Old Securities for exchange must be cured within a period of time that the Issuer will determine. While the Issuer will use reasonable efforts to notify holders of defects or irregularities with respect to tenders of Old Securities for exchange, the Issuer will not incur any liability for failure to give notification. The Issuer will not consider Old Securities to have been tendered until any defects or irregularities have been cured or waived.

9. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES

Questions relating to the procedure for tendering, as well as requests for additional copies of the prospectus and this letter, may be directed to the Exchange Agent at the address and telephone number indicated above. You may also obtain copies of the prospectus, this letter and related documents from the following:

Deutsche Bank Luxembourg S.A.

2 Boulevard Konrad Adenauer

L-1115 Luxembourg

Ref: Coupon Paying Dept.

Telephone: (352) 42122-641

Fax: (352) 42122-449

and

Kredietbank S.A., Luxembourgeoise

43 Boulevard Royal

L-2955 Luxembourg

Annex C

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES

AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2005 AND DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS

ENDED JUNE 30, 2005 AND 2004

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2005 (unaudited) AND DECEMBER 31, 2004

(In thousands of Mexican pesos of June 30, 2005 purchasing power and thousands of U.S. dollars)

(Notes 1 and 2)

	As of June 30,				As of December 31,
	2005 (unaudited)		2005 (unaudited)		2004
ASSETS:
Current assets:
Cash and cash equivalents	U.S.$	11,091,446	Ps.	119,512,545	Ps.	85,480,001
Cash in trust		—		—		32,939,838
Accounts, notes receivable and other, net (Note 3)		9,490,245		102,259,288		90,920,447
Inventories, net (Note 4)		4,076,688		43,927,125		36,019,832

Total current assets		24,658,379		265,698,958		245,360,118
Properties and equipment, net (Note 5)		56,780,824		611,824,740		598,826,633
Intangible asset derived from the actuarial computation of labor obligations and other assets (Note 6)		10,092,086		108,744,250		110,125,829

Total assets	U.S.$	91,531,289	Ps.	986,267,948	Ps.	954,312,580

LIABILITIES:
Current liabilities:
Current portion of long-term debt (Note 7)	U.S.$	2,886,422	Ps.	31,101,772	Ps.	49,493,583
Suppliers		2,078,348		22,394,614		24,496,804
Accounts payable and accrued expenses		2,179,674		23,486,426		23,045,243
Taxes payable		5,552,664		59,831,063		44,452,869

Total current liabilities		12,697,108		136,813,875		141,488,499
Long-term debt (Note 7)		42,733,451		460,461,483		408,740,588
Sale of future accounts receivable		763,847		8,230,605		36,898,037
Reserve for sundry creditors and others		2,455,993		26,463,819		26,155,270
Reserve for retirement payments, pensions and seniority premiums		30,499,865		328,642,147		307,448,499

Total long-term liabilities		76,453,156		823,798,054		779,242,394

Total liabilities		89,150,264		960,611,929		920,730,893

Contingencies (Note 12)
EQUITY (Note 10):
Certificates of Contribution “A”		8,123,399		87,531,245		87,531,245
Mexican Government increase in equity of Subsidiary Entities		3,145,980		33,898,565		32,871,247
Surplus in restatement of equity		12,160,996		131,037,165		133,289,712
Effect on equity from labor obligations		(652,011)		(7,025,544)		(7,025,544)
Effect of derivative financial instruments		(311,597)		(3,357,524)		—
Accumulated losses:
From prior year		(20,739,551)		(223,472,812)		(187,406,789)
Net income (loss) for the period		653,809		7,044,924		(25,678,184)

		(20,085,742)		(216,427,888)		(213,084,973)

Total equity		2,381,025		25,656,019		33,581,687

Total liabilities and equity	U.S.$	91,531,289	Ps.	986,267,948	Ps.	954,312,580

The accompanying notes are an integral part of these condensed consolidated financial statements.

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004 (unaudited)

(In thousands of Mexican pesos of June 30, 2005 purchasing power and thousands of U.S. dollars)

(Notes 1 and 2)

	For the six-month periods ended June 30,
	2005 (unaudited)		2005 (unaudited)		2004 (unaudited)
Net sales:
Domestic	U.S.$	21,620,922	Ps.	232,969,755	Ps.	217,248,195
Export		17,078,288		184,021,970		149,442,237

		38,699,210		416,991,725		366,690,432
Other revenues		618,466		6,664,090		6,350,073

Total revenues		39,317,676		423,655,815		373,040,505

Costs and operating expenses:
Cost of sales		12,911,578		139,124,842		110,788,209
Transportation and distribution expenses		861,494		9,282,767		8,969,599
Administrative expenses		2,018,054		21,744,935		18,156,938

Total cost and operating expenses		15,791,126		170,152,544		137,914,746
Comprehensive financing cost:
Exchange loss (gain), net		(1,493,246)		(16,090,029)		13,922,767
Interest paid, net		1,257,988		13,555,057		10,400,347
Gain on monetary position		(258,196)		(2,782,116)		(5,150,525)

Total comprehensive financing cost		(493,454)		(5,317,088)		19,172,589

Income before hydrocarbon extraction duties and other, special tax on production and services, and cumulative effect of adoption of new accounting standards		24,020,004		258,820,359		215,953,170

Hydrocarbon extraction duties and other		22,343,839		240,759,339		187,946,303
Special tax on production and services (IEPS Tax)		1,433,374		15,444,893		34,906,985

		23,777,213		256,204,232		222,853,288

Cumulative effect of adoption of new accounting standards (Note 2)		411,018		4,428,797		(10,544,062)

Net income (loss) for the period	U.S.$	653,809	Ps.	7,044,924	Ps.	(17,444,180)

The accompanying notes are an integral part of these condensed consolidated financial statements.

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN

FINANCIAL POSITION

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004 (unaudited)

(In thousands of Mexican pesos of June 30, 2005 purchasing power and thousands of U.S. dollars)

(Notes 1 and 2)

	For the six-month periods ended June 30,
	2005 unaudited		2005 unaudited		2004 unaudited
Funds provided by (used in):
Operating activities:
Net income (loss) for the period	U.S.$	653,809	Ps.	7,044,924	Ps.	(17,444,180)
Charges to operations not requiring the use of funds:
Depreciation and amortization		2,231,328		24,043,002		20,561,231
Reserve for retirement payments, pensions and seniority premiums		2,611,561		28,140,089		22,222,387

		5,496,698		59,228,015		25,339,438
Variances in:
Accounts, notes receivable and other		1,768,429		19,055,178		164,265
Inventories		(942,891)		(10,159,840)		(2,962,213)
Intangible asset derived from the actuarial computation of labor obligations and other assets		128,218		1,381,579		(12,562,256)
Suppliers		(195,095)		(2,102,190)		(9,347,069)
Accounts payable and accrued expenses		40,944		441,182		3,597,549
Taxes payable		1,427,184		15,378,194		7,989,315
Reserve for sundry creditors and others		28,635		308,548		5,886,120
Reserve for retirement payments, pensions and seniority premiums		(644,669)		(6,946,440)		7,774,104

Funds provided by operating activities		7,107,453		76,584,226		25,879,253

Financing activities:
Minimum guaranteed dividends paid to the Mexican Government		(964,051)		(10,387,839)		(10,462,226)
Contribution to equity		95,341		1,027,318		—
Debt, net		3,017,799		32,517,383		42,118,981
Sale of future accounts receivable		(2,660,501)		(28,667,434)		(2,460,595)

Funds provided by financing activities		(511,412)		(5,510,572)		29,196,160

Investing activities:
Increase in fixed assets, net		(3,437,626)		(37,041,110)		(34,551,714)

Funds used in investing activities		(3,437,626)		(37,041,110)		(34,551,714)

Net increase in cash and cash equivalents		3,158,415		34,032,544		20,523,699
Cash and cash equivalents at beginning of the period		7,933,031		85,480,001		77,695,614

Cash and cash equivalents at end of the period	U.S.$	11,091,446	Ps.	119,512,545	Ps.	98,219,313

The accompanying notes are an integral part of these condensed consolidated financial statements.

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

1.	Basis of presentation

The interim condensed consolidated financial statements of Petróleos Mexicanos, the Subsidiary Entities and the Subsidiary Companies (collectively, “PEMEX”), as of June 30, 2005, and for the six-month periods ended June 30, 2005 and 2004, are unaudited. In the opinion of management, all adjustments (consisting principally of normal recurring adjustments) necessary for a fair presentation of the consolidated financial statements have been included herein. The results of interim periods are not necessarily indicative of results for the entire year.

For the purposes of these interim unaudited condensed consolidated financial statements, certain information and disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted. These unaudited condensed consolidated statements should be read in conjunction with PEMEX’s consolidated financial statements and notes thereto for the years ended December 31, 2004, 2003 and 2002.

2.	Significant accounting policies

The principal accounting policies followed by PEMEX in the preparation of these consolidated financial statements, including the concepts, methods and criteria pertaining to the effects of inflation on the financial information, are summarized below:

(a)	Accounting basis for the preparation of financial information

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in Mexico (“Mexican GAAP”) as issued by the Instituto Mexicano de Contadores Públicos (Mexican Institute of Public Accountants, or “MIPA”).

(b)	Change in accounting standards

New Accounting Standards adopted in 2005

Bulletin B-7, “Business Acquisitions,” and the amendments to Bulletin C-2, “Financial Instruments,” were issued by the MIPA and became effective January 1, 2005. The adoption of these standards did not have any effect on PEMEX’s consolidated financial position or results of operations.

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

Additionally, on January 1, 2005, the provisions of Bulletin C-10, “Derivative Financial Instruments and Hedging Operations” (Bulletin C-10), became effective. This bulletin provides expanded guidance for the recognition, valuation and disclosures applicable to all derivative financial instruments. The initial effect of the adoption of these new accounting standards in statement of operations was a benefit of Ps. 4,428,797 representing the recognition of the fair value of previously unrecognized embedded derivative financial instruments, primarily embedded derivatives and a charge to comprehensive income in equity of Ps. 132,636, representing the recognition of the effective portion of cash flow hedges upon adoption of the new standard.

As more fully described below, Bulletin D-3 was issued by the MIPA and became effective in 2004 with respect to post-retirement benefits, while the provisions related to valuation and disclosure requirements of severance payments paid to employees upon dismissal were not effective until January 1, 2005. Bulletin D-3’s transitional provisions allow companies to either recognize a cumulative effect of the entire unrecognized severance liability into earnings upon adoption or amortize the initial unrecognized liability over the expected employee relationship period. PEMEX has opted to amortize the initial liability, which was actuarially determined to be Ps. 1,362,634, over the expected employee relationship period and as of June 30, 2005, has recognized a charge to earnings and a liability totalling Ps. 157,655.

New Accounting Standards adopted in 2004

As more fully described in Note 2(i) to the consolidated annual financial statements, as of January 1, 2004, PEMEX adopted Bulletin C-15. The effect of the adoption of “Bulletin C-15” is presented in the consolidated statement of operations as a cumulative effect of the adoption of a new accounting standard for the six-month period ended June 30, 2004 in the amount of Ps. 2,038,600.

As more fully described in Note 2(l) to the consolidated annual financial statements, as of January 1, 2004, PEMEX adopted the amendments to “Bulletin D-3,” issued by the MIPA, which include rules for valuation, presentation and recording for recognition of post-retirement obligations and include support given in the form of cash to retired personnel and their dependents for gas, gasoline and basic supplies, as well as medical services. The cumulative effect of the adoption of these amendments for the six-month period ended June 30, 2004 is Ps. 8,505,462.

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

(c)	Convenience translation

United States dollar (“U.S. dollar”) amounts shown in the balance sheets, the statements of operations, the statements of changes in equity and the statements of changes in financial position have been included solely for the convenience of the reader. Such amounts are translated from pesos, as a matter of arithmetic computation only, at an exchange rate of 10.7752 pesos per U.S. dollar, which is the June 30, 2005 exchange rate for the settlement of obligations in foreign currencies provided by Banco de México and the Secretaría de Hacienda y Crédito Público (Ministry of Finance or “SHCP”). These translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollars at the foregoing rate or any other rate.

3.	Accounts, notes receivable and other

Accounts, notes receivable and other receivables are as follows:

	At June 30, 2005 (unaudited)		At December 31, 2004
Sales–domestic	Ps.	34,386,106	Ps.	30,854,826
Sales–export		15,049,169		9,319,860
Pemex Finance, Ltd.		8,145,876		8,109,173
Mexican Government advance payments on minimum guaranteed dividends		5,123,414		10,462,226
Employees and officers		2,476,147		2,468,313
Other accounts receivable		39,151,646		31,639,747

		104,332,358		92,854,145
Less: Allowance for doubtful accounts		(2,073,070)		(1,933,698)

	Ps.	102,259,288	Ps.	90,920,447

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

4.	Inventories

Inventories are as follows:

	At June 30, 2005 (unaudited)		At December 31, 2004
Crude oil, refined products, derivatives and petrochemical products	Ps.	40,440,560	Ps.	30,809,828
Materials and supplies in stock		3,741,393		4,273,341
Materials and products in transit		1,308,869		2,606,396
Less: Allowance for slow-moving and obsolete inventory		(1,563,697)		(1,669,733)

	Ps.	43,927,125	Ps.	36,019,832

5.	Property and equipment

Property and equipment, net of accumulated depreciation and amortization, are as follows:

	As of June 30, 2005 (unaudited)		As of December 31, 2004
Plants	Ps.	311,198,846	Ps.	304,325,879
Pipelines		230,628,603		229,952,093
Wells		288,502,201		265,123,616
Drilling equipment		20,782,825		20,086,982
Buildings		38,558,200		37,933,151
Offshore platforms		98,975,177		97,760,730
Furniture and equipment		28,510,578		27,365,752
Transportation equipment		12,735,155		12,872,319

		1,029,891,585		995,420,522
Less:
Accumulated depreciation and amortization		(541,883,042)		(519,403,575)

		488,008,543		476,016,947
Land		38,318,233		38,319,033
Construction in progress		85,497,964		83,163,129
Fixed assets to be disposed of		—		1,327,524

Total	Ps.	611,824,740	Ps.	598,826,633

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

For the six-month periods ended June 30, 2005 and 2004, the interest costs capitalized as part of property and equipment totalled Ps. 5,361,068 and Ps. 2,211,719, respectively.

Depreciation and amortization expense recorded in operating expenses for the six-month periods ended June 30, 2005 and 2004 was Ps. 24,043,002 and Ps. 20,561,231, respectively, which includes Ps. 532,895 and Ps. 772,703, respectively, related to dismantlement and abandonment costs.

6.	Intangible asset derived from the actuarial computation of labor obligations and other assets

Intangible and other assets consist of:

	June 30, 2005 (unaudited)		December 31, 2004
Intangible asset derived from the actuarial computation of labor obligations	Ps.	76,986,208	Ps.	76,986,208
Long-term investments and other assets		31,758,042		33,139,621

	Ps.	108,744,250	Ps.	110,125,829

At June 30, 2005 and December 31, 2004, PEMEX owned 58,679,800 shares of Repsol YPF, S.A., which are presented in the “long-term investment and other assets” line item. The carrying values of these shares as of June 30, 2005 and December 31, 2004 were Ps. 16,170,086 and Ps. 15,491,000, respectively.

PMI NASA has a 50% joint venture with Shell Oil Company, in which it owns a 50% interest in a petroleum refinery located in Deer Park, Texas. The investment is accounted for under the equity method and amounts to Ps. 3,110,508 and Ps. 5,219,821 at June 30, 2005 and December 31, 2004, respectively.

7.	Debt

As of June 30, 2005, PEMEX had Ps. 72,343,050 in lines of credit bearing various interest rates. As of June 30, 2005, the unused portion of the lines of credit was Ps. 22,027,078.

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

During the six-month period ended June 30, 2005, Petróleos Mexicanos undertook the following financing activities:

a.	Petróleos Mexicanos obtained U.S.$ 29,745 (Ps. 320,508) of purchasing loans and project financings. The purchasing loans and project financings bear interest rates of LIBOR plus 0.225% to 0.50%. The amounts are repayable between 2005 and 2013.

b.	Petróleos Mexicanos issued a total of Ps. 13,000,000 in nominal terms of notes in the Mexican domestic market in 26 tranches during this period, of which Ps. 2,000,000, is currently outstanding.

During the six-month period ended June 30, 2005, the Pemex Project Funding Master Trust (the “Master Trust”) obtained U.S.$ 504,321 (Ps. 5,434,160) to finance PIDIREGAS, from financial institutions; the loans are guaranteed by Petróleos Mexicanos and export credit agencies; in addition, the Master Trust undertook the following financing activities:

a.	On February 11, 2005, the Master Trust increased its Medium-Term Note Program, Series A, from U.S.$11,000,000 to U.S.$20,000,000;

b.	On February 24, 2005, the Master Trust issued €1,000,000 of 5.50% Notes due 2025, guaranteed by Petróleos Mexicanos, under its Medium-Term Notes Program, Series A;

c.	On March 22, 2005, the Master Trust entered into a Credit Facility Agreement in the amount of U.S.$4,250,000 with a group of lenders to refinance outstanding amounts of some syndicated facilities and for new financing needs for PIDIREGAS; this agreement is guaranteed by Petróleos Mexicanos and consists of two separate tranches. The tranches become due in 2010 and 2012, respectively; and

d.	On June 8, 2005, the Master Trust issued U.S.$ 1,500,000 under its Medium-Term Note Program, Series A, in two tranches: U.S.$ 1,000,000 of 5.75% Notes due in 2015 and U.S.$ 500,000 of 6.625% Notes due in 2035, both guaranteed by Petróleos Mexicanos.

Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica have jointly and severally guaranteed the payment obligations of Petróleos Mexicanos under its guarantee of the Master Trust’s financings described above.

During the six-month period ended June 30, 2005, the Fideicomiso F/163 undertook the following financing activities:

a.	On February 1, 2005, Fideicomiso F/163 issued a total of Ps. 6,000,000 of notes denominated in Unidades de Inversión (Units of Investment, or “UDI’s”) in the Mexican

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

domestic market, guaranteed by Petróleos Mexicanos. The value of UDI’s are calculated daily by the Banco de México based on the National Consumer Price Index;

b.	On February 11, 2005, Fideicomiso F/163 issued a total of Ps. 15,000,000 of notes in the Mexican domestic market, guaranteed by Petróleos Mexicanos, consisting of two issuances:

•	Ps. 7,500,000 of notes due February 11, 2010, bearing interest at the 91-day Cetes (Treasury bill) rate plus 51 basis points; and

•	Ps. 7,500,000 of notes due February 11, 2013, bearing interest at the 182-day Cetes rate plus 57 basis points.

c.	On May 13, 2005, Fideicomiso F/163 issued a total of Ps. 10,000,000 of notes in the Mexican domestic market, guaranteed by Petróleos Mexicanos, consisting of two issuances:

•	Ps. 5,012,600 of notes due February 4, 2010, bearing interest at the 91-day Cetes (Treasury bill) rate plus 51 basis points; and

•	Ps. 4,987,400 of notes due January 31, 2013, bearing interest at the 182-day Cetes rate plus 57 basis points.

Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica have jointly and severally guaranteed the payment obligations of Petróleos Mexicanos under its guarantee of Fideicomiso F/163’s financings described above.

8.	Financial instruments

During the first six months of 2005, Pemex continued to apply its liabilities hedging strategy in currencies other than the Peso and the U.S. Dollar as well as hedging strategies related to interest rates and the price of crude oil, which are more fully described in Note 10 to the consolidated annual financial statements.

During this period, Pemex entered into various swap agreements for interest rates in Pesos, through which it will receive variable interest and will pay fix interest. These transactions have a total notional amount of Ps. 10,500 million and maturity dates between November 2012 and January 2013. These interest rate swap agreements had a market value of Ps. (688.8) million as of June 30, 2005.

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

Also in this period, Pemex entered into two euro–dollar cross currency swaps with a total notional amount of U.S.$ 1,322.8 million, for the purpose of hedging debt issuances in euros. These swaps will mature in 2025 and, as of June 30, 2005, their market value was U.S.$ (119.6) million.

In addition, during February and March 2005, Pemex entered into a short-term hedging strategy for the period March-November 2005, over the price of crude oil by using options.

9.	Comprehensive Income (Loss)

Comprehensive income (loss) is as follows:

	For the six-month periods ended June 30,
	2005		2004
Net income (loss) for the period	Ps.	7,044,924	Ps.	(17,444,180)
(Deficit) surplus in restatement of equity, net		(2,252,588)		1,482,656
Effect of derivative financial instruments		(3,357,524)		—

Comprehensive income (loss) for the period	Ps.	1,434,812	Ps.	(15,961,524)

10.	Equity

During the six-month period ended June 30, 2005, Petróleos Mexicanos paid Ps. 5,123,414 (Ps. 10,462,226 during 2004) to the Mexican Government in advance on account of the minimum guaranteed dividend. On May 18, 2005, the Board of Directors approved the total annual dividend for 2004 of Ps. 10,387,839, which amount is charged to equity at the time of the approval by the Board of Directors.

On various dates during 2004, the Mexican Government transferred amounts to Petróleos Mexicanos in respect of the duty for infrastructure paid by PEMEX during the year, which was accounted for as an increase in the equity of the Subsidiary Entities. According to the Ley de Ingresos de la Federación (Federal Income Law), these amounts are to be utilized for infrastructure works in exploration, refining, gas and petrochemicals. As of June 30, 2005 and December 31, 2004, the above-mentioned transfer is presented in the equity section of the balance sheet as “Mexican Government increase in equity of Subsidiary Entities.”

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

During the six-month period ended June 30, 2005, the Mexican Government transferred amounts totaling Ps. 1,027,318 (U.S.$ 95,341) to Petróleos Mexicanos.

11.	Foreign currency position

PEMEX had the following assets and liabilities denominated in foreign currencies, which are stated in Pesos at the exchange rate prevailing at June 30, 2005 and December 31, 2004, respectively:

	Amount in foreign currency (Thousands)
	Assets	Liabilities	Net Asset (liability) Position	End Exchange rate	Amounts in pesos
June 30, 2005:
U.S. dollars	14,894,539	(32,027,000)	(17,132,461)	10.7752	Ps.	(184,605,694)

Japanese yen	—	(160,700,482)	(160,700,482)	0.0972		(15,620,087)

Pounds sterling	352	(468,242)	(467,890)	19.3102		(9,035,049)

Swiss Franc	—	(42)	(42)	8.4018		(353)

Euros	8,634	(3,805,799)	(3,797,165)	13.0229		(49,450,100)

Total net asset (liability) position, before foreign currency hedging					Ps.	(258,711,283)

December 31, 2004:
U.S. dollars	9,322,376	(40,570,870)	(31,248,494)	11.2648	Ps.	(352,008,035)

Japanese yen	90,415	(163,009,706)	(162,919,291)	0.1101		(17,937,414)

Pounds sterling	814	(452,498)	(451,684)	21.6532		(9,780,404)

Euros	14,393	(3,280,525)	(3,266,132)	15.3201		(50,037,469)

Total net asset (liability) position, before foreign currency hedging					Ps.	(429,763,322)

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

12.	Contingencies

a.	In the normal course of business, PEMEX is named in a number of lawsuits of various types. PEMEX evaluates the merit of each claim and assesses the likely outcome, accruing a contingent liability when an unfavorable decision is probable and the amount is reasonably estimable. PEMEX does not believe a materially unfavorable outcome is probable for any known or pending lawsuits or threatened litigation for which PEMEX has not made any accruals.

b.	PEMEX is subject to the Ley General de Equilibrio Ecológico y Protección al Ambiente (General Law on Ecology and Protection of the Environment, or the “Environmental Law”). To comply with this law, PEMEX has contracted environmental audits for its larger operating, storage and transportation facilities. To date, audits of refineries, secondary petrochemical plants and certain other facilities have been concluded. Following the completion of such audits, PEMEX signed various agreements with the Procuraduría Federal de Protección al Ambiente (Federal Attorney of Environmental Protection, or “PROFEPA”) to implement environmental remediation and improvement plans. Such plans consider remediation for environmental damages previously caused, as well as related investments for the improvement of equipment, maintenance, labor and materials.

PEMEX has recorded a reserve for environmental remediation as of June 30, 2005 of Ps. 1,821,952. That reserve is included in long-term liabilities in the balance sheet.

c.	PEMEX is involved in various civil, tax and administrative lawsuits with a total claim amount of Ps. 2,033,903. At June 30, 2005, PEMEX had accrued Ps. 1,589,959 related to those contingencies.

d.	PEMEX is currently involved an arbitration with Conproca, S.A. de C.V. (“Conproca”) arising out of public works contracts signed with Conproca and accounted for as PIDIREGAS, pursuant to which Conproca seeks a payment of U.S.$ 632,801. PEMEX filed a counter-claim against Conproca for the non-fulfillment of contracts relating to the Cadereyta Project in an amount of U.S.$ 907,660. A number of stages of the arbitration hearings are still pending, such as presentation of evidence and expert opinions and other procedures. According to the trial schedule approved by the court, these actions are scheduled to take place during 2005 and 2006. PEMEX management has evaluated this lawsuit and determined that a reserve for this lawsuit was not necessary as of June 30, 2005.

e.

PEMEX has been sued by Construcciones Industriales del Golfo, S.A. de C.V. for late and non-payment of a total of U.S.$ 79,276 (approximately Ps. 854,215). The first judgment handed down required PEMEX to pay U.S.$ 4,000 (approximately Ps. 43,100), plus 6%

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

interest on that amount as from the time the amount became overdue to the date on which full payment is made. PEMEX has paid to Construcciones Industriales del Golfo, S.A. de C.V. the principal amount and all accrued interest through May 2005. Payment of accrued interest from June 1 through September is still pending. Based on an analysis of the documentation provided by the supplier, PEMEX recorded a liability of U.S.$ 4,576 (approximately Ps. 49,307).

f.	The Comisión Federal de Competencia (Federal Competition Commission) handed down a resolution against PEMEX for alleged monopolistic policies relating to exclusivity clauses for the sale of lubricants, grease, and oil. The resolution required the following measures be taken:

•	Amendment of the joint venture agreements, trademark license contract, franchise supply contract, as well as documents containing the exclusivity clause;

•	Amendment of contracts with franchise service stations to adjust franchise and supply contracts; and

•	Reporting of the resolution handed down by the Federal Competition Commission to the legal representatives of service stations.

PEMEX filed an appeal for constitutional relief from this resolution. The appeal was resolved favorably in the first instance, but was denied through an appeal for review.

Impulsora Jalisciense, S.A. de C.V. (“Impulsora”), a shareholder of Mexicana de Lubricantes, S.A. de C.V., which had executed a joint venture agreement with Pemex-Refinación that contained an exclusive right to Mexicana de Lubricantes, S.A. de C.V. to sell lubricants, grease, and oil in the retail services stations, filed an appeal for constitutional relief from this resolution. The appeal was denied but was challenged through an appeal for review. This appeal was granted and it was ordered that the Supreme Court of Justice resolve the unconstitutional aspects of the Federal Competition Law claimed by Impulsora. The Supreme Court of Justice denied the constitutional relief requested by Impulsora.

13.	Subsequent Events

On July 1, 2005, PEMEX entered into an option agreement with BNP Paribas Private Bank and Trust Cayman Limited to acquire 100% of the shares of Pemex Finance, Ltd. This option can

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

only be exercised after the remaining debt of Pemex Finance, Ltd., which is approximately U.S.$2.4 billion, has been redeemed. As a result, since the signing of the agreement, the financial condition and results of operation of Pemex Finance, Ltd. have been consolidated into the financial statements of Petróleos Mexicanos. This will impact PEMEX’s subsequent period financial statements primarily through a reclassification of sales of accounts receivable into long-term debt.

Hurricane Katrina, which struck the Gulf Coast in August 2005, affected nine U.S. refineries located in the Gulf of Mexico. PEMEX has a commercial relationship with four of the nine affected refineries. However, only one has requested the deferral of seven Maya crude cargoes, which contained a total of 3.5 million barrels.

Hurricane Rita, which struck the Gulf Coast in September 2005, required the Deer Park refinery, located in Houston, to implement its storm contingency plan and evacuate all of its personnel as well as temporarily close its facilities.

The damage to refineries caused by Rita resulted in the cancellation of cargoes which contained a total of 17 million barrels. These losses were partially offset by additional sales and the leasing of very large crude carriers (VLCCs) that were used as floating storage facilities. Despite these remedial efforts by PEMEX, Hurricane Rita had a negative impact on crude oil production.

After Hurricanes Katrina, Rita and Stan, which struck Central America and Mexico in October 2005, PEMEX performed a detailed inspection of the infrastructure within Mexico in order to ensure that optimal safety conditions were in place and to renew operations as soon as possible after the impact of the storms. The Hurricane Emergency Response Plan Working Group reported that Hurricanes Rita and Stan did not cause any damage to the infrastructure and operations have since been fully resumed.

14.	Segment Financial Information

PEMEX’s primary business is the exploration for and production of crude oil and natural gas and the refining and marketing of petroleum products, conducted through four business segments: Pemex-Exploration and Production, Pemex-Refining, Pemex-Gas and Basic Petrochemicals and Pemex-Petrochemicals. Management makes decisions related to the operations of the consolidated business along these four strategic lines.

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

PEMEX segment financial information is as follows:

Period ended	Exploration and Production	Refining	Gas and Basic Petrochemicals	Petrochemicals	Corporate and Subsidiary Companies	Eliminations	Total
June 30, 2005
Sales(1)	139,312,610	171,061,447	66,850,781	11,583,014	222,693,961	(194,510,088)	416,991,725
Operating Income (loss) (1)	64,485,003	(2,174,520)	(20,559,760)	(5,757,829)	(19,382,527)	230,228,814	246,839,181
Net Income (loss)	6,476,186	(3,422,416)	7,287,885	(4,701,284)	11,406,333	(10,001,780)	7,044,924
Total assets	754,648,020	301,130,913	101,669,081	100,326,895	1,469,437,457	(1,740,944,418)	986,267,948
June 30, 2004
Sales(1)	262,098,676	167,439,762	86,723,337	10,983,229	181,070,031	(341,624,603)	366,690,432
Operating Income (loss) (1)	197,678,656	27,793,521	6,292,071	(4,512,979)	(8,966,831)	10,491,248	228,775,686
Net Income (loss)	(6,003,174)	(13,175,475)	4,458,946	(6,037,662)	(29,822,238)	33,135,423	(17,444,180)

(1)	Trade Sales and operating income (loss) of Pemex-Refining include the IEPS Tax as part of the sales prices of products sold in amounts of Ps. 15,444,893 and Ps. 34,906,985, respectively, for the six months ended June 30, 2005 and 2004.

15.	Differences between Mexican GAAP and U. S. GAAP

PEMEX’s consolidated financial statements are prepared in accordance with Mexican GAAP, which differs in certain significant respects from accounting principles generally accepted in the United States (“U.S. GAAP”). In accordance with Bulletin B-10, all of the related U.S. GAAP adjustments have also been restated to reflect the effects of inflation. The application of B-10 represents a comprehensive measure of the effects of price level changes and is considered to result in a more meaningful presentation than historical cost-based financial reporting in an environment such as Mexico. None of the adjustments to the financial statements for the effects of inflation required under Mexican GAAP have been eliminated in the U.S. GAAP reconciliation.

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

The differences between Mexican GAAP and U.S. GAAP, as they relate to PEMEX, are presented below together with explanations of certain adjustments that affect net income and shareholders’ equity as of and for the six months ended June 30, 2005 and 2004:

I.	Differences in measurement methods:

The principal differences between Mexican GAAP and U.S. GAAP are disclosed below. Loss represents pre-tax loss, because PEMEX is not subject to Mexican income taxes, and is reconciled as follows:

	For the six-month periods ended June 30,
	2005 (unaudited)		2004 (unaudited)
Net income (loss) for the period under Mexican GAAP	Ps.	7,044,924	Ps.	(17,444,180)

U.S. GAAP adjustments:
Exploration and drilling costs (a)		(711,719)		(730,705)
Pensions and seniority premiums (b)		294,975		376,752
Post retirement benefits (c)		1,524,439		2,348,867
Severance payments (o)		(1,204,980)		—
Accrued vacation (d)		16,764		66,039
Fixed asset adjustments:
Capitalized gains (losses) of hedging financial instruments, (net) (e)		(6,068,020)		10,234
Capitalization of interest, net (f)		916,833		1,150,986
Impairment (g)		2,238,406		4,709,747
Depreciation convention (h)		353,501		353,501
Derivative financial instruments (i)		(12,212,890)		3,867,195
Sales of shares of Repsol (j)				681,137
Profit in inventory (k)		(2,719,791)		(3,812,288)
Available-for-sale investment securities (m)		305,785		(840,435)
Effects of inflation accounting on U.S. GAAP adjustments (n)		74,580		329,819

Total U.S. GAAP adjustments, net		(17,192,117)		8,510,849

Net loss for the period under U.S. GAAP	Ps.	(10,147,193)	Ps.	(8,933,331)

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and in thousands of U.S. dollars or other currency units)

	For the six-months periods ended June 30,
	2005 (unaudited)		2004 (unaudited)
Comprehensive loss under U.S. GAAP
Net (loss) for the period under U.S. GAAP	Ps.	(10,147,193)	Ps.	(8,933,331)
Other comprehensive (loss) income:
Derivative financial instruments (i)		305,397		(7,298,888)
Unrealized (losses) gains on securities (m)		(305,785)		(491,623)
(Deficit) surplus in restatement of equity		(2,252,588)		1,482,656

Other comprehensive (loss)		(2,252,976)		(6,307,855)

Comprehensive (loss)	Ps.	(12,400,169)	Ps.	(15,241,186)

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

	As of June 30,		As of December 31,
	2005 (unaudited)		2004
Equity (deficit) is reconciled as follows:
Equity under Mexican GAAP	Ps.	25,656,019	Ps.	33,581,687

U.S. GAAP adjustments:
Exploration and drilling costs (a)		14,579,403		15,291,122
Pensions and seniority premiums:
Pension and seniority premiums (b)		(9,479,874)		(9,774,851)
Additional minimum pension liability (b)		4,411,436		4,411,436
Post retirement benefits (c)		(40,572,572)		(42,097,023)
Severance payments (o)		(1,204,980)
Accrued vacation (d)		(516,850)		(537,435)
Fixed asset adjustments:
Capitalized gains (losses) of hedging financial instruments, Net (e)		(5,453,217)		614,802
Capitalization of interest, net (f)		(10,832,994)		(11,749,735)
Impairment (g)		(33,993,847)		(36,232,253)
Depreciation convention (h)		(1,767,505)		(2,121,077)
Derivative financial instruments (i)		2,132,094		10,685,599
Profit in inventory (k)		(3,535,737)		(815,945)
Advanced payments on minimum guaranteed dividend (l)		(5,123,414)		(10,462,226)

Total U.S. GAAP adjustments, net		(91,358,057)		(82,787,586)

Deficit under U.S. GAAP	Ps.	(65,702,038)	Ps.	(49,205,899)

Change in U.S. GAAP equity for the six-month period ended June 30, 2005

Deficit at January 1, 2005	Ps.	(49,205,899)
Net loss for the period		(10,147,193)
Mexican Government increase in equity of subsidiary entities		1,027,444
Minimum guaranteed dividends		(5,123,414)
Other comprehensive (loss) income:
Derivative financial instruments		305,397
Deficit in restatement of equity		(2,252,588)
Unrealized loss on available-for-sale investment securities		(305,785)

Deficit at June 30, 2005	Ps.	(65,702,038)

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

Explanation of reconciling items:

(a)	Exploration and drilling costs

As more fully described in Note 2(d) to the consolidated annual financial statements for Mexican GAAP purposes, since January 1, 2004, PEMEX has used the successful-efforts method of accounting for the recognition of well exploration and drilling costs.

Under U.S. GAAP, costs of drilling exploratory wells and exploratory-type stratigraphic test wells are initially capitalized and are later charged to expense if proved reserves are not discovered. Such capitalized costs are amortized on a Units of Production (UOP) basis over proved developed reserves. Development costs, including the costs of drilling development wells and development-type stratigraphic test wells, are capitalized. The capitalized costs of wells and related equipment are amortized on a UOP basis over proved developed reserves, as the related oil and gas reserves are extracted. Therefore, through December 31, 2003, PEMEX adjusted the results of operations and equity to reflect the impact of U.S. GAAP on exploration and drilling costs; i.e., the Mexican GAAP operations charge related to the cost per barrel was reversed, the equity account related to the specific oil field exploration and drilling reserve was reversed to zero, and costs related to properties in the exploration and development phase were capitalized in accordance with U.S. GAAP. No such adjustment was required for the six months ended June 30, 2004 and 2005 due to the adoption of the successful efforts method of accounting for Mexican GAAP purposes effective January 1, 2004.

At June 30, 2005 and December 31, 2004, the U.S. GAAP equity adjustment represents the cumulative costs of capitalized unsuccessful wells on proven areas under U.S. GAAP, not capitalized under Mexican GAAP through December 31, 2003, net of the amortization of such capitalized amounts. The U.S. GAAP net income adjustment for the six-month periods ended June 30, 2004 and 2005 reflects the amortization of such capitalized costs on a UOP basis. No new reconciling items were created subsequent to January 1, 2004 since PEMEX adopted successful efforts accounting as of that date.

(b)	Pensions and seniority premiums

Under Mexican GAAP, PEMEX follows the guidance in Bulletin D-3, which establishes the procedures for measuring the expenses and liabilities for pension plans and seniority premiums. The primary difference between PEMEX’s application of Bulletin D-3 and the U.S. GAAP

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

guidance provided in Statement of Financial Accounting Standards (“SFAS”) No. 87, “Employers Accounting for Pensions” (“SFAS No. 87”), is the implementation dates.

In accordance with Bulletin D-3 and SFAS No. 87, PEMEX recognizes an additional minimum pension liability, which under SFAS No. 87 is equal to the excess of the accumulated benefit obligation over the fair value of plan assets and accrued pension liabilities.

(c)	Post-retirement benefits

Under Mexican GAAP, through December 31, 2003, PEMEX accounted for health service benefits on a pay-as-you-go basis. Effective January 1, 2004, PEMEX adopted the amendments to Bulletin D-3 that set forth additional valuation and disclosure requirements for the recognition of post-retirement obligations other than for pensions.

Under U.S. GAAP, PEMEX follows the guidelines of SFAS No. 106, “Employers’ Accounting for Post-Retirement Benefits Other Than Pensions” (“SFAS No. 106”) in accounting for health service and other supplemental payments provided to retirees and other eligible family members. SFAS No. 106 requires the accrual of the expected cost of providing such benefits during the years that the employees render service.

After giving effect to the amendments to Bulletin D-3 on PEMEX’s Mexican GAAP financial statements effective January 1, 2004, the U.S. GAAP adjustment represents the difference of the unrecognized prior service costs and transition obligation amounts under Mexican GAAP and U.S. GAAP due to the different adoption dates of the applicable Mexican and U.S. GAAP standards.

(d)	Accrued vacation

Under Mexican GAAP, vacation expense is recognized when the vacation is utilized by the employee. Under U.S. GAAP, vacation expense is accrued for when earned by the employee.

(e)	Fixed assets – Capitalized gains and losses of hedging financial instruments

Under Mexican GAAP, realized gains and losses arising from hedging instruments designated as cash flow hedges are capitalized as part of capitalized interest. Under U.S. GAAP, realized gains and losses arising from currency swap hedging instruments designated as cash flow hedges

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

cannot be capitalized as part of the qualifying assets, but are recognized into earnings during the same period in which the forecasted transaction affects earnings. For the six-month period ended June 30, 2005, PEMEX capitalized a loss of Ps. 6,117,373, arising from hedging instruments. The amounts capitalized for the six-month period ended June 30, 2004 were not significant. The 2005 and 2004 six-month period net income adjustments also reverse depreciation of Ps. 49,353 and Ps. 10,234, respectively, related to amounts previously capitalized.

(f)	Fixed assets – Capitalization of interest

Under Mexican GAAP, interest is capitalized to property, plant and equipment based upon total interest cost incurred on loans allocated to construction projects, regardless of whether or not the amounts borrowed have been spent on such projects.

Under U.S. GAAP, interest is capitalized by applying an average interest rate to the construction in progress balance without exceeding total interest expense. PEMEX has accordingly adjusted its results of operations and equity to reflect the U.S. GAAP requirements for capitalizing interest. The net income adjustment for capitalized interest presented herein also includes the effects of depreciation of Ps. 514,198 and Ps. 534,583 for the six-month periods ended June 30, 2005 and 2004, respectively, related to the cumulative difference in amounts previously capitalized for such assets.

(g)	Fixed assets – Impairment

For Mexican GAAP purposes, effective January 1, 2004, PEMEX adopted Bulletin C-15, under which it evaluates the impairment of long-lived assets whenever there are events or circumstances indicating that the book value of a given asset may not be recoverable under Bulletin C-15. For each of the cash-generating units, if the book value of the long-lived assets exceeds the estimated future value (discounted) of cash flows recoverable from such long-lived assets, a charge is made to income for the period for an impairment loss. This calculation is made at least annually, and in accordance with Bulletin C-15, the impairment recorded can be reversed in subsequent periods if the subsequent impairment analysis does not indicate a loss in such future periods.

The U.S. GAAP net income reconciliation for the six-month periods ended June 30, 2005 and 2004 includes credits of Ps. 2,238,406 and Ps. 2,572,149, respectively, for depreciation due to the difference in carrying values of long-lived assets between Mexican GAAP and U.S. GAAP

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

resulting from the cumulative impairment charge differences, as well as the reversal of the 2004 impairment charges of Ps. 2,137,598 recorded under Mexican GAAP primarily related to petrochemical and refining plants and certain oil and gas producing wells which were previously written down under U.S. GAAP in prior years.

(h)	Fixed assets – Depreciation convention

Until 2002, under Mexican GAAP, PEMEX would begin to depreciate assets the year after which they were placed in service. For U.S. GAAP purposes, assets were depreciated from the date placed in service. Beginning in 2003, PEMEX changed its accounting under Mexican GAAP to require depreciation from the month after the asset was placed into service, therefore eliminating any new differences between Mexican GAAP and U.S. GAAP. As of June 30, 2004 and 2005, the U.S. GAAP adjustments reflect a credit to income of Ps. 353,501 for the reversal of the depreciation expense previously recorded under U.S. GAAP.

(i)	Accounting for derivative financial instruments

As more fully described in Note 1 (b) to these interim financial statements, effective January 1, 2005, PEMEX adopted Bulletin C-10, which provides expanded guidance for the recognition, valuation and disclosure related to derivative financial instruments, both freestanding as well as embedded derivatives. The provisions of Bulletin C-10 make Mexican GAAP, in many respects, more similar to U.S. GAAP SFAS No. 133. As more fully described in the notes to the annual audited financial statements, through December 31, 2004, under Mexican GAAP, PEMEX applied the provisions of Bulletin C-2. The key differences between Mexican GAAP and U.S. GAAP, as they related to PEMEX, for the respective periods presented herein are as follows:

•

PEMEX has entered into cross currency swaps under which it swaps principal and interest payments on non-U.S. dollar-denominated obligations for U.S. dollar amounts. This limits PEMEX’s exposure to fluctuations in these currencies as they relate to the U.S. dollar. Under U.S. GAAP, foreign currency hedges can only be designated as such when hedging the risk to the entity’s functional currency, and therefore, contracts entered into by PEMEX entities whose functional currency is not U.S. dollars do not qualify for hedge accounting under U.S. GAAP SFAS 133 and under Mexican GAAP Bulletin C-10 although they did under Mexican GAAP Bulletin C-2, which had no similar requirement that

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

foreign currency hedge transactions be carried out in the entity’s functional currency.

•	Given the need for specialized technology, PEMEX enters into infrastructure and supply contracts whose settlement terms are denominated in or linked to the U.S. dollar. Such contracts are generally entered into by entities whose functional currency is not the U.S. dollar, thus creating a foreign currency embedded derivative which is bifurcated and evaluated separately under U.S. GAAP SFAS 133 and under Mexican GAAP Bulletin C-10. Through December 31, 2004, such embedded derivatives were not required to be bifurcated under Mexican GAAP Bulletin C-2 since they were considered normal contractual provisions in Mexico.

For the six-month periods ended June 30, 2005 and 2004, PEMEX recognized a net (loss) gain of Ps. (12,212,890) and 3,867,195, respectively, reported as a component of “interest, net” in the consolidated statements of operations, which included the ineffective portion of all fair-value hedges. All components of each derivative’s gain or loss were included in the assessment of hedge effectiveness, except for the time value of option contracts.

For the six-month periods ended June 30, 2005 and 2004, PEMEX recognized a net gain (loss) of Ps. 305,397 and (7,298,888), respectively, reported as “derivative financial instruments” in the consolidated other comprehensive loss statement. All components of each derivative’s gain or loss were included in the assessment of hedge effectiveness, except for the time value of option contracts.

(j)	Sale of shares of Repsol

Under Mexican GAAP, PEMEX recorded gains in years prior to 2002 related to the transfer of its Repsol shares to a third party. For U.S. GAAP purposes, the transfer of the shares did not meet the criteria for sale recognition as the transaction included a repurchase feature at the option of PEMEX, and, accordingly, all gains were reversed and the transfer of the shares treated as a financing transaction. Therefore, under U.S. GAAP, the Repsol shares would be evaluated pursuant to SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS No. 115”) (adjustment (m)), and a liability resulting from these transactions would also be reflected on the balance sheet.

In January 2004, PEMEX exercised the option to repurchase the Repsol shares, terminated the equity swap arrangements relating thereto and subsequently transferred the repurchased shares to

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

RepCon Lux, a consolidated entity. Therefore, as described in adjustment (m), there is no adjustment in equity for U.S. GAAP purposes as of June 30, 2005 or December 31, 2004. As such, the cumulative U.S. GAAP adjustment of Ps. 681,137 as of December 31, 2003, has been reversed as of June 30, 2004.

(k)	Profit in inventory

Under Mexican GAAP, PEMEX values crude oil and derivatives for export at net realizable value with the difference between the net realizable value and cost recorded in earnings. In contrast, U.S. GAAP requires that inventories be recorded at net realizable value, but not to exceed cost. For U.S. GAAP equity reconciliation purposes, PEMEX has eliminated the effect of recognizing a profit within its ending inventory balance at each period end; and for net income reconciliation purposes, the adjustment reflects the reversal of the prior year’s equity adjustment as inventory is sold, as well as profit in inventory at the balance sheet date.

(l)	Advance payments on minimum guaranteed dividend

Under Mexican GAAP, advance payments on the minimum guaranteed dividend owed to the Mexican Government are recorded as an account receivable prior to approval of the total annual dividend amount by the Board of Directors, which is usually in the following fiscal year.

Under U.S. GAAP, such receivable balances are considered as a reduction in equity. PEMEX has accordingly adjusted equity to reflect the minimum guaranteed dividend payment as a reduction in equity.

(m)	Accounting for available-for-sale investment securities (Repsol)

As described in adjustment (j), the transfer of PEMEX’s Repsol shares to a third party in prior years did not meet the criteria for sale recognition under U.S. GAAP and, accordingly, these shares continued to be reflected in PEMEX’s financial statements.

Pursuant to SFAS No. 115, PEMEX classifies its investment securities as “available-for-sale” and, accordingly, they are recorded at fair value with unrealized gains and losses excluded from the statement of operations and reported in other comprehensive income (loss). The fair value of the securities is determined by quoted market prices at each period end. An impairment loss is recognized when the loss is considered other than temporary.

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

In January 2004, PEMEX exercised the option to repurchase the Repsol shares and transferred those shares to RepCon Lux pursuant to a swap agreement, as described above, and RepCon Lux issued debt securities that are exchangeable into Repsol shares at the option of the bondholder. For Mexican GAAP and U.S. GAAP purposes, RepCon Lux is consolidated, and thus, at June 30, 2005 and December 31, 2004, the shares are reflected on the balance sheet under Mexican GAAP and have been classified as “available-for-sale” and recorded at fair value. Nevertheless, under Mexican GAAP, the unrealized gains and losses are reflected in the statement of operations. Therefore, the adjustment to income for U.S. GAAP purposes as of June 30, 2005 reflects the reclassification of the unrealized loss under Mexican GAAP from the statement of operations to other comprehensive loss; and as of June 30, 2004 reflects the reclassification of the unrealized gains and the reversal of the equity reconciliation item as of December 31, 2003. There is no adjustment to equity for U.S. GAAP purposes as of December 31, 2004 and June 30, 2005.

(n)	Effects of inflation on the U.S. GAAP adjustments

Various U.S. GAAP adjustments included herein are adjustments to monetary assets and liabilities recorded under Mexican GAAP pursuant to Bulletin B-10 and, therefore, the adjustments to the respective balance would also result in adjustment to the monetary gain or loss as reported under Mexican GAAP for each of the three years presented.

(o)	Severance payments

As more fully disclosed in Note 1(b) to these interim unaudited condensed consolidated financial statements, effective January 1, 2005, PEMEX adopted the provisions related to severance indemnity liabilities as established by revised Bulletin D-3. Under Mexican GAAP, severance payments should be accounted in a manner similar to other post-retirement benefits. PEMEX opted for the transitional method of recognizing the actuarially determined severance liability of Ps. 1,362,634 over the remaining expected employee service period and consequently, as of June 30, 2005 has recognized a total liability and charge to earnings of Ps. 157,655. Prior to the adoption of revised Bulletin D-3, such severance costs were recognized as incurred.

For the purposes of the June 30, 2005 reconciliation of earnings and equity, PEMEX has recorded for U.S. GAAP purposes the remaining amount of the liability not

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

yet recognized under Mexican GAAP which totals Ps. 1,204,980. PEMEX has determined that the impact on reported results and net assets for periods presented are not materially misstated as a result of not having recognized the annual cost and cumulative liability associated with these benefits in prior years.

II.	Additional disclosure requirements:

(a)	Pensions and seniority premiums

The components of net seniority premium and pension plan cost, calculated in accordance with SFAS No. 87, consist of the following:

	For the six-month period ended June 30,
	2005		2004
Service cost	Ps.	2,988,223	Ps.	3,297,393
Interest cost		9,703,366		9,414,425
Return on plan assets		(81,799)		(415,305)
Net amortization and deferral		(31,452)		17,533
Amortization of net transition obligation		2,703,105		2,629,775
Adjustment to net periodic pension cost due to inflation		109,428		234,618

Net cost under U.S. GAAP		15,390,871		15,178,439
Net cost under Mexican GAAP		(15,685,846)		(15,555,191)

Additional (benefit) expense recognized under U.S. GAAP	Ps.	(294,975)	Ps.	(376,752)

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

The combined seniority premium and pension plan liability as of June 30, 2005 and December 31, 2004, under SFAS No. 87 is as follows:

	As of June 30, 2005		As of December 31, 2004
Accumulated benefit obligation	Ps.	226,036,889	Ps.	227,438,605

Projected benefit obligation		240,231,497		233,539,426
Plan assets at fair value		(1,716,630)		(2,513,219)

Projected benefit obligation in excess of plan assets		238,514,867		231,026,207
Unrecognized net loss		(3,140,578)		(2,973,139)
Unrecognized transition obligation		(72,143,582)		(73,505,207)
Unrecognized prior service costs and plan amendments		(2,700,279)		(2,756,224)

Accrued liability under U.S. GAAP		160,530,428		151,791,637
Accrued liability recognized under Mexican GAAP		(151,050,554)		(142,016,786)

Net U.S. GAAP adjustment to seniority premium and pension plan liability	Ps.	9,479,874	Ps.	9,774,851

In accordance with the provisions of SFAS No. 87, PEMEX has reflected, for U.S. GAAP purposes, an additional minimum liability at the end of each year representing the excess of the accumulated benefit obligation over the fair value of plan assets and accrued pension liabilities. The additional minimum liability is offset by recording an intangible asset provided that the asset recognized does not exceed the sum of the unrecognized prior service cost and the unrecognized transition obligation for the year. As of June 30, 2005 and December 31, 2004, for U.S. GAAP purposes, PEMEX recognized an intangible asset of Ps. 69,949,849 and Ps. 69,949,849, respectively. In addition, in the same periods PEMEX recognized in other comprehensive loss the excess of the additional minimum pension liability over the sum of the unrecognized prior service cost and the unrecognized transition obligation of Ps. 2,614,118 and Ps. 2,614,108, respectively. The difference of Ps. 4,411,436 in the amount recognized in other comprehensive loss under Mexican GAAP of Ps. 7,025,544 and the amount unrecognized under U.S. GAAP of Ps. 2,614,118 has been reflected as a U.S. GAAP adjustment in the equity reconciliation as of June 30, 2005 and December 31, 2004.

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

(b)	Other post-retirement benefits

PEMEX has implemented SFAS No. 106 effective January 1, 1995, using the transitional recognition method and December 31 as a measurement date.

Effective January 1, 2004, PEMEX adopted the amendments to Bulletin D-3 which established an obligation to recognize a reserve for post-retirement medical benefits and to include the supplemental payments as a part of PEMEX’s other post-retirement benefits obligation. In prior years, the obligation for post-retirement medical benefits was recognized under U.S. GAAP, but not under Mexican GAAP. In prior years, the obligation for supplemental payments under Mexican GAAP was recognized as a part of PEMEX’s pensions and seniority premiums obligation and reclassified for U.S. GAAP purposes as a component of the SFAS No. 106 adjustment. In 2004, under Mexican GAAP, these benefits were reclassified to form part of the liability for other post-retirement benefits, which is now consistent with U.S. GAAP.

In 2004, PEMEX reevaluated the estimated costs used in the calculation of its obligations for post-retirement benefits. As a result of the reevaluation, the estimated allocable cost per employee was reduced resulting in a reduction in PEMEX’s post-retirement benefits obligation. In accordance with SFAS No. 106, the gain resulting from this change in estimate has been recorded as an unrecognized actuarial gain and will be amortized over the related service period.

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

The components of other post-retirement benefits expense consist of the following for the six-month periods ended June 30, 2005 and 2004:

	June 30, 2005						June 30, 2004
	Supplemental Payments		Health Services		Total		Supplemental Payments		Health Services		Total
Service cost	Ps.	1,257,596	Ps.	668,663	Ps.	1,926,259	Ps.	1,236,329	Ps.	1,001,868	Ps.	2,238,197
Interest cost		4,487,327		2,579,673		7,067,000		4,050,078		3,275,852		7,325,930
Amortization of actuarial (gains) and losses		(82,154)		(782,730)		(864,884)		643		(10,202)		(9,559)
Amortization of prior service cost and plan amendments		(7,224)				(7,224)		(3,488)				(3,488)
Amortization of transition obligation		1,439,670		1,291,316		2,730,986		1,427,602		1,280,495		2,708,097
Adjustment to net periodic post- retirement benefit cost due to inflation		50,809		26,859		77,668		105,365		87,110		192,475

Net expense under U.S. GAAP		7,146,024		3,783,781		10,929,805		6,816,529		5,635,123		12,451,652
Expense under Mexican GAAP		(7,172,603)		(5,281,641)		(12,454,244)		(6,451,137)		(8,349,382)		(14,800,519)

Additional expense (benefit) under U.S. GAAP	Ps.	(26,579)	Ps.	(1,497,860)	Ps.	(1,524,439)	Ps.	365,392	Ps.	(2,714,259)	Ps.	(2,348,867)

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

The other post-retirement benefits liabilities as of June 30, 2005 and December 31, 2004 are as follows:

	June 30, 2005						December 31, 2004
	Supplemental Payments		Health Services		Total		Supplemental Payments		Health Services		Total
Accumulated unfunded post retirement benefit obligation:
Retirees	Ps.	62,054,025	Ps.	39,193,975	Ps.	101,248,000	Ps.	61,046,549	Ps.	38,540,517	Ps.	99,587,066
Fully eligible active participants		3,595,464		3,909,140		7,504,604		2,396,977		2,606,094		5,003,071
Other active plan participants		44,531,740		21,489,659		66,021,399		43,820,651		20,637,130		64,457,781

Total		110,181,229		64,592,774		174,774,003		107,264,177		61,783,741		169,047,918
Unrecognized actuarial gains (losses)		3,918,348		27,201,972		31,120,320		1,995,362		27,145,380		29,140,742
Prior service cost and plan amendments		(104,227)		—		(104,227)		(95,389)		—		(95,389)
Unamortized transition obligation		(38,272,929)		(33,070,354)		(71,343,283)		(39,764,642)		(34,811,591)		(74,576,233)

Net post-retirement benefit liability: U.S. GAAP		75,722,421		58,724,392		134,446,813		69,399,508		54,117,530		123,517,038
Mexican GAAP		(83,362,308)		(10,511,933)		(93,874,241)		(74,933,952)		(6,486,063)		(81,420,015)

Net U.S. GAAP adjustment	Ps.	(7,639,887)	Ps.	48,212,459	Ps.	40,572,572	Ps.	(5,534,444)	Ps.	47,631,467	Ps.	42,097,023

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

(c)	Supplemental condensed information on a U.S. GAAP basis.

The following condensed consolidating information reflects the U.S. GAAP adjustments disclosed in this note.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2005 AND DECEMBER 31, 2004

	As of June 30, 2005 (unaudited)		As of December 31, 2004
ASSETS
Total current assets	Ps.	277,792,104	Ps.	241,787,062
Properties and equipment, net		575,127,544		574,666,357
Intangible asset derived from the actuarial computation of labor obligations and other assets		101,789,321		103,089,494

Total assets	Ps.	954,708,969	Ps.	919,542,913

LIABILITIES
Total current liabilities	Ps.	140,507,046	Ps.	146,336,044
Long-term debt		483,861,630		445,789,098
Reserve for dismantlement and abandonment activities, sundry creditors and others		26,463,737		26,155,270
Reserve for retirement payments, pensions and seniority premiums		368,533,185		347,872,578

Total liabilities		1,019,365,598		966,152,990

Minority interest		1,045,409		2,595,822
TOTAL EQUITY (DEFICIT)		(65,702,038)		(49,205,899)

Total liabilities and equity	Ps.	954,708,969	Ps.	919,542,913

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

	For the six-month periods ended June 30,
	2005 (unaudited)		2004 (unaudited)
Total revenues, net of IEPS Tax	Ps.	408,291,068	Ps.	319,941,705
Total costs and operating expenses		(170,567,685)		(126,770,657)
Comprehensive financing cost		(8,245,262)		(14,067,740)

Income before hydrocarbon extraction duties and other, and minority interest		229,478,121		179,103,308

Hydrocarbon extraction duties and other		240,759,339		187,946,303
Minority interest		1,134,025		(90,336)

Net loss	Ps.	(10,147,193)	Ps.	(8,933,331)

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR

THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

	For the six-month periods ended June 30,
	2005		2004
Operating Activities
Net (loss) income	Ps.	(10,147,193)	Ps.	(8,933,331)
Adjustments to reconcile net (loss) to cash provided by operating activities:
Depreciation and amortization		19,921,937		18,052,789
Reserve for retirement payments, pensions, indemnity and severance payments		27,525,642		27,630,091
Loss on disposal of fixed assets		16,992,687		12,449,513
Minority interest		(1,531,957)		(662,612)
Foreign exchange loss (gain)		(25,815,136)		8,135,395
Derivative financial instruments		7,784,093		(8,871,860)
Gain from monetary position		(3,602,387)		(4,323,063)

		31,127,686		43,476,922
Changes in operating assets and liabilities:
Accounts and notes receivable		(4,861,693)		(53,494,381)
Inventories		(7,439,933)		3,153
Other assets		261,403		2,424,050
Accounts payable and accrued liabilities		7,962,955		42,718,397

Cash flows provided by operating activities		27,050,418		35,128,141

Investing Activities
Acquisition of fixed assets		(35,986,134)		(39,097,292)

Cash flows used in investing activities		(35,986,134)		(39,097,292)

Financing Activities
New long term financing	Ps.	156,208,985	Ps.	76,315,098
Financing payments		(108,273,812)		(45,470,901)
Increase in Equity of Subsidiary Entities		1,027,444		—
Dividends paid to the Mexican Government		(5,123,414)		(5,413,265)

Cash flows provided by financing activities		43,839,203		25,430,932

Effects of inflation on cash and cash equivalents		(626,805)		(1,239,756)
Increase in cash and cash equivalents		34,276,682		20,222,025
Cash and cash equivalents, beginning of period		88,142,227		80,339,183

Cash and cash equivalents, end of period	Ps.	122,418,909	Ps.	100,561,208

Supplemental non-cash disclosures
Unrealized gains (losses) on available for sale securities	Ps.	(305,785)	Ps.	(491,623)
Derivative Financial Instruments		305,397		(7,298,888)

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

(d)	Recently issued accounting standards

In November 2004, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 151, “Inventory Costs—an Amendment of ARB No. 43” (“SFAS No. 151”), which is the result of its efforts to converge U.S. accounting standards for inventories with International Accounting Standards. SFAS No. 151 requires idle facility expenses, freight, handling costs, and wasted material (spoilage) costs to be recognized as current-period charges. It also requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. PEMEX is evaluating the impact that this standard may have on its financial position and results of operations.

In December 2004, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 153, “Exchange of Non-monetary Assets and Amendment of APB No. 29” (“SFAS No. 153”), which is intended to improve comparability of U.S. accounting standards for non-monetary transactions with International Accounting Standards. SFAS No. 153 eliminates the exception to fair value for exchanges of similar productive assets outlined in APB No. 29 and replaces it with a general exception for exchange transactions that do not have commercial substance—that is, transactions that are not expected to result in significant changes in the cash flows of the reporting entity. SFAS No. 153 is not expected to have any impact on PEMEX’s financial position or results of operations.

In March 2005, the FASB published FASB Interpretation No. 47 “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”). FIN 47 clarifies that the term conditional asset retirement obligation as used in SFAS No. 143 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005 (December 31, 2005, for calendar-year enterprises such as PEMEX). Retrospective application for interim financial information is permitted but is not required. Early adoption of this interpretation is encouraged. PEMEX is evaluating the impact that this standard may have on its financial position or results of operations.

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

16.	Subsidiary guarantor information

The following consolidating information presents condensed balance sheets at June 30, 2005 and December 31, 2004, and condensed statements of operations and changes in financial position for the six-month periods ended June 30, 2005 and 2004 of Petróleos Mexicanos, Pemex-Exploration and Production, Pemex-Refining, Pemex-Gas and Basic Petrochemicals, Pemex-Petrochemicals and the consolidated Subsidiary Companies.

These statements are prepared in conformity with accounting principles generally accepted in Mexico, including the recognition of inflation in accordance with Bulletin B-10, with one exception: for the purposes of the presentation of the subsidiary guarantor information, the Subsidiary Entities and Subsidiary Companies have been accounted for as investments under the equity method by Petróleos Mexicanos. Earnings of subsidiaries are therefore reflected in Petróleos Mexicanos’ investment account and earnings. The principal elimination entries eliminate Petróleos Mexicanos’ investment in subsidiaries and intercompany balances and transactions. Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals (collectively, the “Subsidiary Guarantors”) and Pemex-Petrochemicals are 100%-owned subsidiaries of Petróleos Mexicanos. Pemex-Petrochemicals and the Subsidiary Companies collectively comprise the non-guarantor subsidiaries (“Non-Guarantor Subsidiaries”).

The significant differences between Mexican and U.S. GAAP as they affect PEMEX are described in Note 15. The following also presents the reconciliation of equity to U.S. GAAP as of June 30, 2005 and December 31, 2004 and the reconciliation of income to U.S. GAAP for the six-month periods ended June 30, 2005 and 2004 for each of Petróleos Mexicanos, the Subsidiary Guarantors and the Non-Guarantor Subsidiaries. The following reconciliation to U.S. GAAP does not include the reversal of Mexican GAAP inflation accounting adjustments, as these adjustments represent a comprehensive measure of the effects of price level changes in the inflationary Mexican economy, which is considered a more meaningful presentation than historical cost-based financial reporting for both Mexican and U.S. accounting purposes.

As of June 30, 2005, Petróleos Mexicanos, the Master Trust, Fideicomiso F/163 and RepCon Lux are the only entities of PEMEX authorized to contract debt with debt outstanding as of that date, and thus all guaranteed debt is held by these entities. The guarantees of the Subsidiary Guarantors are full and unconditional and joint and several. Management has not presented separate financial statements for the Subsidiary Guarantors because it has determined that such information is not material to investors.

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

BALANCE SHEET

At June 30, 2005

	Petróleos Mexicanos		Subsidiary Guarantors		Non–Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
ASSETS
Current assets:
Cash and cash equivalents	Ps.	42,047,528	Ps.	1,636,085	Ps.	75,828,932	Ps.		Ps.	119,512,545
Accounts, notes receivable and other, net		146,063,064		343,352,956		63,865,607		(451,022,339)		102,259,288
Accounts receivable-intercompany		24,229,510		98,933,458		75,485,645		(198,648,613)
Inventories, net		156,128		38,712,270		5,058,727				43,927,125

Total current assets		212,496,230		482,634,769		220,238,911		(649,670,952)		265,698,958
Long term debt receivable – intercompany		391,845,317		25,919,629		371,032,870		(788,797,816)
Investments in subsidiaries		303,654,258		1,464,230		21,208,967		(302,475,650)		23,851,805
Properties, net		8,109,664		586,953,285		16,761,791				611,824,740
Intangible asset derived from the actuarial computation of labor obligations and other assets		15,177,522		60,476,101		9,238,822				84,892,445

Total assets	Ps.	931,282,991	Ps.	1,157,448,014	Ps.	638,481,361	Ps.	(1,740,944,418)	Ps.	986,267,948

LIABILITIES
Current liabilities:
Current portion of long-term debt	Ps.	7,481,925	Ps.	1,213,624	Ps.	22,406,223	Ps.		Ps.	31,101,772
Accounts payable – intercompany		452,193,309		138,511,115		65,350,783		(656,055,207)
Other current liabilities		1,301,199		84,372,275		24,566,654		(4,528,025)		105,712,103

Total current liabilities		460,976,433		224,097,014		112,323,660		(660,583,232)		136,813,875
Long-term debt		20,609,786		10,916,550		428,935,147				460,461,483
Long-term payables-intercompany		373,250,836		381,422,556		22,807,764		(777,481,156)
Sale of future accounts receivable				8,230,605						8,230,605
Reserve for retirement payments, seniority premiums, dismantlement and abandonment activities, sundry creditors, and others		48,712,624		270,138,036		36,255,306				355,105,966

Total liabilities		903,549,679		894,804,761		600,321,877		(1,438,064,388)		960,611,929

EQUITY		27,733,312		262,643,253		38,159,484		(302,880,030)		25,656,019

Total liabilities and equity	Ps.	931,282,991	Ps.	1,157,448,014	Ps.	638,481,361	Ps.	(1,740,944,418)	Ps.	986,267,948

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

U.S. GAAP RECONCILIATION OF EQUITY

For the six-month period ended June 30, 2005

	Petróleos Mexicanos		Subsidiary Guarantors		Non–Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
Equity under Mexican GAAP	Ps.	27,733,312	Ps.	262,643,253	Ps.	38,159,484	Ps.	(302,880,030)	Ps.	25,656,019

U.S. GAAP adjustments:
Exploration and drilling costs				14,579,403						14,579,403
Pensions and seniority premiums		(828,589)		(7,690,154)		(961,131)				(9,479,874)
Additional pension liability		554,854		2,435,600		1,420,982				4,411,436
Post-retirement benefits		(5,707,143)		(30,879,364)		(3,986,065)				(40,572,572)
Severance payments		(105,324)		(977,488)		(122,168)				(1,204,980)
Accrued vacation		(72,359)		(392,806)		(51,685)				(516,850)
Fixed asset adjustments:
Capitalized gains (losses) of hedging financial instruments, net				(5,453,217)						(5,453,217)
Capitalization of interest, net				(10,474,789)		(358,205)				(10,832,994)
Impairment, net				(24,004,325)		(9,989,522)				(33,993,847)
Depreciation convention		(34,028)		(1,679,097)		(54,380)				(1,767,505)
Derivative financial instruments		(1,491,740)		5,980,361		(2,407,908)		51,381		2,132,094
Profit in inventory				(3,535,737)						(3,535,737)
Advance payments of minimum guaranteed dividends		(5,123,414)								(5,123,414)

Total U.S. GAAP adjustments, net		(12,807,743)		(62,091,613)		(16,510,082)		51,381		(91,358,057)

Equity (deficit) under U.S. GAAP	Ps.	14,925,569	Ps.	200,551,640	Ps.	21,649,402	Ps.	(302,828,649)	Ps.	(65,702,038)

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

BALANCE SHEET

At December 31, 2004

	Petróleos Mexicanos		Subsidiary Guarantors		Non–Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
ASSETS
Current assets:
Cash and cash equivalents	Ps.	44,171,467	Ps.	2,113,204	Ps.	39,195,330	Ps.		Ps.	85,480,001
Accounts, notes receivable and other		78,187,171		51,559,172		65,119,482		(71,005,540)		123,860,285
Accounts receivables-intercompanies		21,485,388		351,134,125		118,071,760		(490,691,273)
Inventories		327,154		30,727,018		4,965,660				36,019,832

Total current assets		144,171,180		435,533,519		227,352,232		(561,696,813)		245,360,118
Long term debt receivables-intercompany		70,176,430		1,838,589		346,814,098		(418,829,117)
Investments in subsidiaries		259,598,910		2,490,101		23,276,129		(259,598,909)		25,766,231
Properties and equipment		8,408,693		573,459,735		16,958,205				598,826,633
Intangible asset derived from the actuarial		11,730,573		58,765,001		6,490,634				76,986,208
Other Assets		1,901,812		41,771,199		7,325,251		(43,624,872)		7,373,390

Total assets	Ps.	495,987,598	Ps.	1,113,858,144	Ps.	628,216,549	Ps.	(1,283,749,711)	Ps.	954,312,580

LIABILITIES
Current liabilities:
Current portion of long-term debt	Ps.	16,988,367	Ps.	2,091,462	Ps.	30,413,754	Ps.		Ps.	49,493,583
Accounts payable-intercompanies		290,935,229		153,277,806		46,478,239		(490,691,274)
Other current liabilities		24,542,283		64,436,364		105,604,243		(102,587,974)		91,994,916

Total current liabilities		332,465,879		219,805,632		182,496,236		(593,279,248)		141,488,499
Long-term debt		26,551,360		11,365,893		370,823,335				408,740,588
Long-term payables-intercompanies		57,734,035		353,470,409		7,624,673		(418,829,117)
Sale of future accounts receivable				48,940,473				(12,042,436)		36,898,037
Reserve for retirement payments, pensions, seniority premiums, dismantlement and abandonment activities, sundry creditors and others		45,654,637		253,003,132		34,946,000				333,603,769

Total liabilities		462,405,911		886,585,539		595,890,244		(1,024,150,801)		920,730,893

EQUITY:
Total Equity		33,581,687		227,272,605		32,326,305		(259,598,910)		33,581,687

Total liabilities and equity	Ps.	495,987,598	Ps.	1,113,858,144	Ps.	628,216,549	Ps.	(1,283,749,711)	Ps.	954,312,580

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF INCOME

For the six-month period ended June 30, 2005

	Petróleos Mexicanos		Subsidiary Guarantors		Non–Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
Net sales	Ps.		Ps.	377,224,838	Ps.	234,276,975	Ps.	(194,510,088)	Ps.	416,991,725
Other revenues		11,533,555		210,049,156		19,697,371		(234,615,992)		6,664,090

Total revenues		11,533,555		587,273,994		253,974,346		(429,126,080)		423,655,815
Costs and operating expenses:
Cost of sales		44,124		307,252,241		245,025,110		(413,196,633)		139,124,842
Transportation and distribution expenses				8,729,401		553,366				9,282,767
Administrative expenses		11,225,185		19,492,472		2,569,546		(11,542,268)		21,744,935

Total costs and operating expenses		11,269,309		335,474,114		248,148,022		(424,738,901)		170,152,544
Comprehensive financing cost (income)		2,851,483		(9,396,775)		12,740,528		(11,512,324)		(5,317,088)
Equity participation in subsidiaries		10,001,202						(10,001,202)
Capitalization of Master Trust and Trust F/163 operations and others						7,125,723		(7,125,723)

Income (loss) before hydrocarbon extraction duties, and other special tax on production and services and cumulative effect of adoption of new accounting standards		7,413,965		261,196,655		211,519		(10,001,780)		258,820,359

Hydrocarbon extraction duties and other				240,044,642		714,697				240,759,339
Special tax on production and services (IEPS)				15,444,893						15,444,893

				255,489,535		714,697				256,204,232
Cumulative effect of adoption of new accounting standards		(241,436)		4,634,535		35,698				4,428,797

Net (loss) income for the period	Ps.	7,172,529	Ps.	10,341,655	Ps.	(467,480)	Ps.	(10,001,780)	Ps.	7,044,924

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

U.S. GAAP RECONCILIATION OF INCOME

For the six-month period ended June 30, 2005

	Petróleos Mexicanos		Subsidiary Guarantors		Non–Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
Net income (loss) under Mexican GAAP	Ps.	7,172,529	Ps.	10,341,655	Ps.	(467,480)	Ps.	(10,001,780)	Ps.	7,044,924

U.S. GAAP adjustments:
Exploration and drilling costs				(711,719)						(711,719)
Pensions and seniority premiums		25,782		239,288		29,905				294,975
Post-retirement benefits		214,435		1,160,235		149,769				1,524,439
Severance Payments		(105,324)		(977,488)		(122,168)				(1,204,980)
Accrued vacation		1,374		13,238		2,152				16,764
Fixed asset adjustments:
Capitalization gains (losses) of hedging financial instruments, net				(6,068,020)						(6,068,020)
Capitalization of interest, net				893,853		22,980				916,833
Impairment, net				2,279,179		(40,773)				2,238,406
Depreciation convention		6,806		335,819		10,876				353,501
Derivative financial instruments		(2,455,333)		(4,116,738)		(5,542,312)		(98,507)		(12,212,890)
Profit in inventory				(2,719,791)						(2,719,791)
Available-for-sale investment securities		305,785								305,785
Effect of inflation accounting on U.S. GAAP adjustment		71,287		2,907		386				74,580

Total U.S. GAAP adjustments		(1,935,188)		(9,669,237)		(5,489,185)		(98,507)		(17,192,117)

Net income (loss) under U.S. GAAP	Ps.	5,237,341	Ps.	672,418	Ps.	(5,956,665)	Ps.	(10,100,287)	Ps.	(10,147,193)

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF INCOME

For the six-month period ended June 30, 2004

	Petróleos Mexicanos		Subsidiary Guarantors		Non–Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
Net sales	Ps.	5,678	Ps.	516,261,775	Ps.	192,047,582	Ps.	(341,624,603)	Ps.	366,690,432
Other revenues		11,406,605		1,383,039		3,423,477		(9,863,048)		6,350,073

Total revenues		11,412,283		517,644,814		195,471,059		(351,487,651)		373,040,505
Costs and operating expenses:
Cost of sales				260,135,323		192,108,194		(341,455,308)		110,788,209
Transportation and distribution expenses				8,334,628		840,147		(205,176)		8,969,599
Administrative expenses		10,321,557		16,027,576		2,263,172		(10,455,367)		18,156,938

Total costs and operating expenses		10,321,557		284,497,527		195,211,513		(352,115,851)		137,914,746
Comprehensive financing cost		615,177		18,869,700		(2,230,592)		1,918,304		19,172,589
Equity participation in subsidiaries		(33,135,427)						33,135,427
Capitalization of Master Trust operations and others						(1,290,698)		1,290,698

(Loss) income before hydrocarbon extraction duties, and other special tax on production and services		(32,659,878)		214,277,587		1,199,440		33,136,021		215,953,170

Hydrocarbon extraction duties and other				187,488,234		457,471		598		187,946,303
Special tax on production and services (IEPS)				34,906,985						34,906,985

				222,395,219		457,471		598		222,853,288
Net initial effect for the adoption of new accounting standard		(1,098,389)		(6,602,071)		(2,843,602)		—		(10,544,062)

(Loss) income for the year	Ps.	(33,758,267)	Ps.	(14,719,703)	Ps.	(2,101,633)	Ps.	33,135,423	Ps.	(17,444,180)

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

U.S. GAAP RECONCILIATION OF INCOME

For the six-month period ended June 30, 2004

	Petróleos Mexicanos		Subsidiary Guarantors		Non–Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
Net income (loss) under Mexican GAAP	Ps.	(33,758,267)	Ps.	(14,719,703)	Ps.	(2,101,633)	Ps.	33,135,423	Ps.	(17,444,180)

U.S. GAAP adjustments:
Exploration and drilling costs				(730,705)						(730,705)
Pensions and seniority premiums		5,986		284,587		86,179				376,752
Post-retirement benefits		274,089		1,834,864		239,914				2,348,867
Accrued vacation		6,972		50,562		8,505				66,039
Fixed asset adjustments:
Capitalized gains (losses) of hedging financial instruments, net				10,234						10,234
Capitalization of interest, net				1,121,014		29,972				1,150,986
Impairment, net				2,671,120		2,038,627				4,709,747
Depreciation convention		6,806		335,819		10,876				353,501
Derivative financial instruments		(651,834)		(1,216,614)		5,560,127		175,516		3,867,195
Sale of shares of Repsol		681,137								681,137
Profit in inventory				(3,812,288)						(3,812,288)
Available-for-sale investment securities		(840,435)								(840,435)
Effect of inflation accounting on U.S. GAAP adjustment		320,494		8,215		1,110				329,819

Total U.S. GAAP adjustments, net		(196,785)		556,808		7,975,310		175,516		8,510,849

Net (loss) income under U.S. GAAP	Ps.	(33,955,052)	Ps.	(14,162,895)	Ps.	5,873,677	Ps.	33,310,939	Ps.	(8,933,331)

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF CHANGES IN FINANCIAL POSITION

For the six-month period ended June 30, 2005

	Petróleos Mexicanos		Subsidiary Guarantors		Non–Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
Funds provided by (used in) operating activities	Ps.	12,595,804	Ps.	(256,160,534)	Ps.	320,148,956	Ps.		Ps.	76,584,226
Financing activities:
Sale of future accounts receivable				(28,667,434)						(28,667,434)
Debt and notes payable to contractors		(15,448,015)		2,330,355		45,635,043				32,517,383
Net income distributions to Petróleos Mexicanos
Inter-company charges and deductions		329,269,146		317,713,355		419,051		(647,401,552)
Other equity movements		(10,387,839)		1,027,318						(9,360,521)

Funds provided by (used in) financing activities		303,433,292		292,403,594		46,054,094		(647,401,552)		(5,510,572)
Investing activities:
Increase in fixed assets, net		(20,630)		(36,720,179)		(300,301)				(37,041,110)
Inter-company charges and deductions		(318,132,405)				(329,269,147)		647,401,552
Investments in subsidiaries

Funds (used in) provided by investing activities		(318,153,035)		(36,720,179)		(329,569,448)		647,401,552		(37,041,110)
Decrease (increase) in cash and cash equivalents		(2,123,939)		(477,119)		36,633,602				34,032,544
Cash and cash equivalents at beginning of the year		44,171,467		2,113,204		39,195,330				85,480,001

Cash and cash equivalents at the end of the period	Ps.	42,047,528	Ps.	1,636,085	Ps.	75,828,932	Ps.		Ps.	119,512,545

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF CHANGES IN FINANCIAL POSITION

For the six-month period ended June 30, 2004

	Petróleos Mexicanos		Subsidiary Guarantors		Non–Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
Funds provided by (used in) operating activities	Ps.	(6,947,620)	Ps.	63,946,896	Ps.	(31,120,023)	Ps.		Ps.	25,879,253
Financing activities:
Sale of future accounts receivable				(2,460,595)						(2,460,595)
Debt and notes payable to contractors		(20,835,283)		(584,706)		63,538,970				42,118,981
Intercompany charges and deductions		33,350,315		(21,915,536)		153,079		(11,587,858)
Other changes in equity and retained earnings		(10,462,226)								(10,462,226)

Funds provided by (used in) financing activities		2,052,806		(24,960,837)		63,692,049		(11,587,858)		29,196,160
Investing activities:
Increase in fixed assets, net		(47,453)		(37,916,774)		3,412,513				(34,551,714)
Intercompany charges and deductions		21,762,457				(33,350,315)		11,587,858

Funds provided by (used in) investing activities		21,715,004		(37,916,774)		(29,937,802)		11,587,858		(34,551,714)
Increase in cash and cash equivalents		16,820,190		1,069,285		2,634,224				20,523,699
Cash and cash equivalents at beginning of the period		29,268,222		1,042,068		47,385,324				77,695,614

Cash and cash equivalents at the end of the period	Ps.	46,088,412	Ps.	2,111,353	Ps.	50,019,548	Ps.		Ps.	98,219,313

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

BALANCE SHEET

For the six-month period ended June 30, 2005

	Petróleos Mexicanos		Master Trust		Subsidiary Guarantors		Non–Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
ASSETS
Current assets:
Cash and cash equivalents	Ps.	42,047,528	Ps.	56,865,620	Ps.	1,636,085	Ps.	18,963,312	Ps.		Ps.	119,512,545
Accounts, notes receivable and other, net		146,063,064		12,263,638		343,352,956		51,601,969		(451,022,339)		102,259,288
Accounts receivable-intercompany		24,229,510		23,310,926		98,933,458		52,174,719		(198,648,613)
Inventories, net		156,128		86,481		38,712,270		4,972,246				43,927,125

Total current assets		212,496,230		92,526,665		482,634,769		127,712,246		(649,670,952)		265,698,958
Long-term debt receivable - intercompany		391,845,317		292,077,321		25,919,629		78,955,549		(788,797,816)
Investments in subsidiaries		303,654,258				1,464,230		21,208,967		(302,475,650)		23,851,805
Properties and equipment, net		8,109,664				586,953,285		16,761,791				611,824,740
Intangible asset derived from the actuarial computation of labor obligations and other assets		15,177,522				60,476,101		9,238,822				84,892,445

Total assets	Ps.	931,282,991	Ps.	384,603,986	Ps.	1,157,448,014	Ps.	253,877,375	Ps.	(1,740,944,418)	Ps.	986,267,948

LIABILITIES
Current liabilities:
Current portion of long-term debt		Ps.7,481,925		Ps.25,652,920	Ps.	1,213,624	Ps.	(3,246,697)				Ps.31,101,772
Accounts payable - intercompany		452,193,309		4,531,469		138,511,115		60,819,314		(656,055,207)
Other current liabilities		1,301,199		8,639,721		84,372,275		15,926,933		(4,528,025)		105,712,103

Total current liabilities		460,976,433		38,824,110		224,097,014		73,499,550		(660,583,232)		136,813,875
Long-term debt		20,609,786		323,405,290		10,916,550		105,529,857				460,461,483
Long-term payables-intercompany		373,250,836		22,374,586		381,422,556		433,178		(777,481,156)
Sale of future accounts receivable						8,230,605						8,230,605
Reserve for retirement payments, pensions, seniority premiums, dismantlement and abandonment activities, sundry creditors and others		48,712,624				270,138,036		36,255,306				355,105,966

Total liabilities		903,549,679		384,603,986		894,804,761		215,717,891		(1,438,064,388)		960,611,929

EQUITY		27,733,312				262,643,253		38,159,484		(302,880,030)		25,656,019

Total liabilities and equity	Ps.	931,282,991	Ps.	384,603,986	Ps.	1,157,448,014	Ps.	253,877,375	Ps.	(1,740,944,418)	Ps.	986,267,948

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

U.S. GAAP RECONCILIATION OF EQUITY

For the six-month period ended June 30, 2005

	Petróleos Mexicanos		Master Trust		Subsidiary Guarantors		Non-Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
Equity under Mexican GAAP	Ps.	27,733,312	Ps.		Ps.	262,643,253	Ps.	38,159,484	Ps.	(302,880,030)	Ps.	25,656,019

U.S. GAAP adjustments:
Exploration and drilling costs						14,579,403						14,579,403
Pensions and seniority premiums		(828,589)				(7,690,154)		(961,131)				(9,479,874)
Additional pension liability		554,854				2,435,600		1,420,982				4,411,436
Post-retirement benefits		(5,707,143)				(30,879,364)		(3,986,065)				(40,572,572)
Severance payments		(105,324)				(977,488)		(122,168)				(1,204,980)
Accrued vacation		(72,359)				(392,806)		(51,685)				(516,850)
Fixed asset adjustments:
Capitalized gains (losses) of hedging financial instruments, net						(5,453,217)						(5,453,217)
Capitalization of interests, net						(10,474,789)		(358,205)				(10,832,994)
Impairment, net						(24,004,325)		(9,989,522)				(33,993,847)
Depreciation convention		(34,028)				(1,679,097)		(54,380)				(1,767,505)
Derivative financial instruments		(1,491,740)		(1,969,337)		5,980,361		(438,571)		51,381		2,132,094
Profit in inventory						(3,535,737)						(3,535,737)
Advance payments of minimum guaranteed dividends		(5,123,414)										(5,123,414)

Total U.S. GAAP adjustments		(12,807,743)		(1,969,337)		(62,091,613)		(14,540,745)		51,381		(91,358,057)

Equity (deficit) under U.S. GAAP	Ps.	(14,925,569)	Ps.	(1,969,337)	Ps.	200,551,640	Ps.	23,618,739	Ps.	(302,828,649)	Ps.	(65,702,038)

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

BALANCE SHEET

At December 31, 2004

	Petróleos Mexicanos		Master Trust		Subsidiary Guarantors		Non–Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
ASSETS
Current assets:
Cash and cash equivalents	Ps.	44,171,467	Ps.	23,120,125	Ps.	2,113,204	Ps.	16,075,205	Ps.		Ps.	85,480,001
Accounts, notes receivable and other		78,187,171		56,155,535		51,559,172		8,963,947		(71,005,540)		123,860,285
Accounts receivables-intercompanies		21,485,388		39,652,327		351,134,125		78,419,433		(490,691,273)
Inventories		327,154				30,727,018		4,965,660				36,019,832

Total current assets		144,171,180		118,927,987		435,533,519		108,424,245		(561,696,813)		245,360,118
Long term debt receivables-intercompany		70,176,430		299,031,020		1,838,589		47,783,078		(418,829,117)
Investments in subsidiaries		259,598,910				2,490,101		23,276,129		(259,598,909)		25,766,231
Properties and equipment		8,408,693				573,459,735		16,958,205				598,826,633
Intangible asset derived from the actuarial		11,730,573				58,765,001		6,490,634				76,986,208
Other Assets		1,901,812		746,509		41,771,199		6,578,742		(43,624,872)		7,373,390

Total assets	Ps.	495,987,598	Ps.	418,705,516	Ps.	1,113,858,144	Ps.	209,511,033	Ps	(1,283,749,711)	Ps.	954,312,580

LIABILITIES
Current liabilities:
Current portion of long-term debt	Ps.	16,988,367	Ps.	27,735,040	Ps.	2,091,462	Ps.	2,678,714	Ps.		Ps.	49,493,583
Accounts payable-intercompanies		290,935,229		435,932		153,277,806		46,042,307		(490,691,274)
Other current liabilities		24,542,283		96,179,567		64,436,364		9,424,676		(102,587,974)		91,994,916

Total current liabilities		332,465,879		124,350,539		219,805,632		58,145,697		(593,279,248)		141,488,499
Long-term debt		26,551,360		294,354,977		11,365,893		76,468,358				408,740,588
Long-term payables-intercompanies		57,734,035				353,470,409		7,624,673		(418,829,117)
Sale of future accounts receivable						48,940,473				(12,042,436)		36,898,037
Reserve for retirement payments, pensions, seniority premiums, dismantlement and abandonment activities, sundry creditors and others		45,654,637				253,003,132		34,946,000				333,603,769

Total liabilities		462,405,911		418,705,516		886,585,539		177,184,728		(1,024,150,801)		920,730,893

EQUITY:
Total Equity		33,581,687				227,272,605		32,326,305		(259,598,910)		33,581,687

Total liabilities and equity	Ps.	495,987,598	Ps.	418,705,516	Ps.	1,113,858,144	Ps.	209,511,033	Ps.	(1,283,749,711)	Ps.	954,312,580

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF INCOME

For the six-month period ended June 30, 2005

	Petróleos Mexicanos		Master Trust		Subsidiary Guarantors		Non–Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
Net sales	Ps.		Ps.		Ps.	377,224,838	Ps.	234,276,975	Ps.	(194,510,088)	Ps.	416,991,725
Other revenues		11,533,555				210,049,156		19,697,371		(234,615,992)		6,664,090

Total revenues		11,533,555				587,273,994		253,974,346		(429,126,080)		423,655,815
Costs and operating expenses:
Cost of sales		44,124				307,252,241		245,025,110		(413,196,633)		139,124,842
Transportation and distribution expenses						8,729,401		553,366				9,282,767
Administrative expenses		11,225,185		11,279		19,492,472		2,558,267		(11,542,268)		21,744,935

Total costs and operating expenses		11,269,309		11,279		335,474,114		248,136,743		(424,738,901)		170,152,544
Comprehensive financing cost (income)		2,851,483		4,116,835		(9,396,775)		8,623,693		(11,512,324)		(5,317,088)
Equity participation in subsidiaries		10,001,202								(10,001,202)
Capitalization of Master Trust and Trust F/163 operations and others				4,128,114				2,997,609		(7,125,723)

Income (loss) before hydrocarbon extraction duties and other and special tax on production and services		7,413,965				261,196,655		211,519		(10,001,780)		258,820,359

Hydrocarbon extraction duties and other						240,044,642		714,697				240,759,339
Special tax on production and services (IEPS)						15,444,893						15,444,893

						255,489,535		714,697				256,204,232
Cumulative effect of adoption of new accounting standards		(241,436)				4,634,535		35,698				4,428,797

Net (loss) income for the period	Ps.	7,172,529	Ps.		Ps.	10,341,655	Ps.	(467,480)	Ps.	(10,001,780)	Ps.	7,044,924

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

U.S. GAAP RECONCILIATION OF INCOME

For the six-month period ended June 30, 2005

	Petróleos Mexicanos		Master Trust		Subsidiary Guarantors		Non–Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
Net income (loss) under Mexican GAAP	Ps.	7,172,529	Ps.		Ps.	10,341,655	Ps.	(467,480)	Ps.	(10,001,780)	Ps.	7,044,924

U.S. GAAP adjustments
Exploration and drilling costs						(711,719)						(711,719)
Pensions and seniority premiums		25,782				239,288		29,905				294,975
Post-retirement benefits		214,435				1,160,235		149,769				1,524,439
Severance payments		(105,324)				(977,488)		(122,168)				(1,204,980)
Accrued vacation		1,374				13,238		2,152				16,764
Fixed asset adjustments
Capitalized gains (losses) of hedging financial instruments, net						(6,068,020)						(6,068,020)
Capitalization of interests, net						893,853		22,980				916,833
Impairment, net						2,279,179		(40,773)				2,238,406
Depreciation convention		6,806				335,819		10,876				353,501
Derivative financial instruments		(2,455,333)		(5,774,350)		(4,116,738)		232,038		(98,507)		(12,212,890)
Profit in inventory						(2,719,791)						(2,719,791)
Available-for-sale investment securities		305,785										305,785
Effect of inflation accounting on U.S. GAAP adjustment		71,287				2,907		386				74,580

Total U.S. GAAP adjustments		(1,935,188)		(5,774,350)		(9,669,237)		285,165		(98,507)		(17,192,117)

Net income (loss) under U.S. GAAP	Ps.	5,237,341	Ps.	(5,774,350)	Ps.	672,418	Ps.	(182,315)	Ps.	(10,100,287)	Ps.	(10,147,193)

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF INCOME

For the six-month period ended June 30, 2004

	Petróleos Mexicanos		Master Trust		Subsidiary Guarantors		Non–Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
Net sales	Ps.	5,678	Ps.		Ps.	516,261,775	Ps.	192,047,582	Ps.	(341,624,603)	Ps.	366,690,432
Other revenues		11,406,605				1,383,039		3,423,477		(9,863,048)		6,350,073

Total revenues		11,412,283				517,644,814		195,471,059		(351,487,651)		373,040,505
Costs and operating expenses:
Cost of sales						260,135,323		192,108,194		(341,455,308)		110,788,209
Transportation and distribution expenses						8,334,628		840,147		(205,176)		8,969,599
Administrative expenses		10,321,557		2,329		16,027,576		2,260,843		(10,455,367)		18,156,938

Total costs and operating expenses		10,321,557		2,329		284,497,527		195,209,184		(352,115,851)		137,914,746
Comprehensive financing cost		615,177		(551,080)		18,869,700		(1,679,512)		1,918,304		19,172,589
Equity participation in subsidiaries		(33,135,427)								33,135,427
Capitalization of Master Trust operations and others				(548,751)				(741,947)		1,290,698

(Loss) income before hydrocarbon extraction duties and other and special tax on production and services		(32,659,878)				214,277,587		1,199,440		33,136,021		215,953,170
Hydrocarbon extraction duties and other						187,488,234		457,471		598		187,946,303
Special tax on production and services (IEPS)						34,906,985						34,906,985

						222,395,219		457,471		598		222,853,288
Cumulative effect of the adoption of new accounting standard		(1,098,389)				(6,602,071)		(2,843,602)				(10,544,062)

(Loss) income for the period	Ps.	(33,758,267)			Ps.	(14,719,703)	Ps.	(2,101,633)	Ps.	33,135,423	Ps.	(17,444,180)

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

U.S. GAAP RECONCILIATION OF INCOME

For the six-month period ended June 30, 2004

	Petróleos Mexicanos		Master Trust		Subsidiary Guarantors		Non-Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
Net income (loss) under Mexican GAAP	Ps.	(33,758,267)	Ps.		Ps.	(14,719,703)	Ps.	(2,101,633)	Ps.	33,135,423	Ps.	(17,444,180)

U.S. GAAP adjustments
Exploration and drilling costs						(730,705)						(730,705)
Pensions and seniority premiums		5,986				284,587		86,179				376,752
Post-retirement benefits		274,089				1,834,864		239,914				2,348,867
Accrued vacation		6,972				50,562		8,505				66,039
Fixed asset adjustments:
Capitalized gains (losses) of hedging financial instruments, net						10,234						10,234
Capitalization of interest, net						1,121,014		29,972				1,150,986
Impairment, net						2,671,120		2,038,627				4,709,747
Depreciation convention		6,806				335,819		10,876				353,501
Derivative financial instruments		(651,834)		4,786,683		(1,216,614)		773,444		175,516		3,867,195
Sales of shares of Repsol		681,137										681,137
Profit in inventory						(3,812,288)						(3,812,288)
Available–for–sale investment securities		(840,435)										(840,435)
Effect of inflation accounting on U.S. GAAP adjustment		320,494				8,215		1,110				329,819

Total U.S. GAAP adjustments		(196,785)		4,786,683		556,808		3,188,627		175,516		8,510,849

Net (loss) income under U.S. GAAP	Ps.	(33,955,052)	Ps.	4,786,683	Ps.	(14,162,895)	Ps.	1,086,994	Ps.	33,310,939	Ps.	(8,933,331)

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF CHANGES IN FINANCIAL POSITION

For the six month period ended June 30, 2005

	Petróleos Mexicanos		Master Trust		Subsidiary Guarantors		Non–Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
Funds provided (used in) by operating activities	Ps.	12,595,804	Ps.	260,538,919	Ps.	(256,160,534)	Ps.	59,610,037	Ps.		Ps.	76,584,226
Financing activities:
Sale of future accounts receivable						(28,667,434)						(28,667,434)
Debt and notes payable to contractors		(15,448,015)		23,224,416		2,330,355		22,410,627				32,517,383
Net income distributions to Petróleos Mexicanos
Inter-company charges and deductions		329,269,146				317,713,355		419,051		(647,401,552)
Other changes in equity and retained earnings		(10,387,839)				1,027,318						(9,360,521)

Funds provided by (used in) financing activities		303,433,292		23,224,416		292,403,594		22,829,678		(647,401,552)		(5,510,572)
Investing activities:
Increase in fixed assets, net		(20,630)				(36,720,179)		(300,301)				(37,041,110)
Inter-company charges and deductions		(318,132,405)		(250,017,840)				(79,251,307)		647,401,552

Funds (used in) provided by investing activities		(318,153,035)		(250,017,840)		(36,720,179)		(79,551,608)		647,401,552		(37,041,110)
(Decrease) increase in cash and cash equivalents		(2,123,939)		33,745,495		(477,119)		2,888,107				34,032,544
Cash and cash equivalents at beginning of the year		44,171,467		23,120,125		2,113,204		16,075,205				85,480,001

Cash and cash equivalents at the end of the period	Ps.	42,047,528	Ps.	56,865,620	Ps.	1,636,085	Ps.	18,963,312	Ps.		Ps.	119,512,545

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND

DECEMBER 31, 2004 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Figures stated in thousands of Mexican pesos of June 30, 2005 purchasing power and

in thousands of U.S. dollars or other currency units)

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF CHANGES IN FINANCIAL POSITION

For the six-month period ended June 30, 2004

	Petróleos Mexicanos		Master Trust		Subsidiary Guarantors		Non–Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
Funds (used in) provided by operating activities	Ps.	(6,947,620)	Ps.	18,402,573	Ps.	63,946,896	Ps.	(49,522,596)	Ps.		Ps.	25,879,253
Financing activities:
Sale of future accounts receivable						(2,460,595)						(2,460,595)
Debt and notes payable to contractors		(20,835,283)		15,259,591		(584,706)		48,279,379				42,118,981
Net income distributions to Petróleos Mexicanos
Intercompany charges and deductions		33,350,315				(21,915,536)		153,079		(11,587,858)
Other changes in equity and retained earnings		(10,462,226)										(10,462,226)

Funds provided by (used in) financing activities		2,052,806		15,259,591		(24,960,837)		48,432,458		(11,587,858)		29,196,160
Investing activities:
Increase in fixed assets, net		(47,453)				(37,916,774)		3,412,513				(34,551,714)
Intercompany charges and deductions		21,762,457		(33,350,315)						11,587,858

Funds provided by (used in) investing activities		21,715,004		(33,350,315)		(37,916,774)		3,412,513		11,587,858		(34,551,714)
(Decrease) increase in cash and cash equivalents		16,820,190		311,849		1,069,285		2,322,375				20,523,699
Cash and cash equivalents at beginning of the year		29,268,222		25,774,111		1,042,068		21,611,213				77,695,614

Cash and cash equivalents at the end of the period	Ps.	46,088,412	Ps.	26,085,960	Ps.	2,111,353	Ps.	23,933,588	Ps.		Ps.	98,219,313

OFFICE OF THE MANAGING TRUSTEE OF THE ISSUER The Bank of New York Corporate Trust Global Structured Finance Unit 101 Barclay Street, 21 West New York, NY 10286	OFFICE OF THE DELAWARE TRUSTEE OF THE ISSUER The Bank of New York (Delaware) White Clay Center Newark, DE 19711

HEAD OFFICE OF PETRÓLEOS MEXICANOS AND EACH OF THE SUBSIDIARY GUARANTORS Avenida Marina Nacional No. 329 Colonia Huasteca México, D.F. 11311	AUDITORS OF PETRÓLEOS MEXICANOS PricewaterhouseCoopers, S.C. Independent Registered Public Accounting Firm Mariano Escobedo No. 573 Colonia Rincón del Bosque México, D.F. 11580

TRUSTEE, PRINCIPAL PAYING AND TRANSFER AGENT	EXCHANGE AGENT

Deutsche Bank Trust Company Americas Trust & Securities Services 60 Wall Street 27th Floor New York, NY 10005	Deutsche Bank Trust Company Americas c/o DB Services Tennessee, Inc. Trust & Securities Services Reorganization Unit 648 Grassmere Park Road Nashville, Tennessee 37211

LUXEMBOURG LISTING AGENT	PAYING AND TRANSFER AGENT AND LUXEMBOURG EXCHANGE AGENT

Kredietbank S.A., Luxembourgeoise 43 Boulevard Royal L-2955 Luxembourg	Deutsche Bank Luxembourg S.A. 2 Boulevard Konrad Adenauer L-1115 Luxembourg Ref: Coupon Paying Dept.

LEGAL ADVISORS
To the issuer, the guarantor and the subsidiary guarantors as to U.S. law:	To the issuer as to Delaware law: Richards, Layton & Finger, P.A.
Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006	One Rodney Square P.O. Box 551 Wilmington, DE 19899

To the guarantor and the subsidiary

guarantors as to Mexican law:

General Counsel and Head of the Legal Department

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Colonia Huasteca

México, D.F. 11311

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Under Mexican law, when an officer or director of a corporation acts within the scope of his authority, the corporation will answer for any resulting liabilities or expenses.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

3.1	Trust Agreement, dated as of November 10, 1998, among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos (previously filed as Exhibit 3.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

3.2	Amendment No. 1, dated as of November 14, 2004, to the Trust Agreement among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos (previously filed as Exhibit 2.10 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2005 and incorporated by reference herein).

3.3	Amendment No. 2, dated as of December 22, 2004, to the Trust Agreement among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos (previously filed as Exhibit 2.11 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2005 and incorporated by reference herein).

3.4	Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (the Organic Law), as amended effective January 1, 1994, together with an English translation (previously filed as Exhibit 3.1 to Petróleos Mexicanos’ Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).

3.5	Reglamento de la Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (Regulations to the Organic Law), together with an English translation (previously filed as Exhibit 3.2 to Petróleos Mexicanos’ Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).

3.6	Reglamento de Gas Natural (Natural Gas Regulation), effective November 9, 1995, together with an English translation (previously filed as Exhibit 1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 28, 1996 and incorporated by reference herein).

3.7	Decreto por el que se Reforma la Ley Reglamentaria del Articulo 27 Constitucional en el Ramo del Petróleo (Decree that Amends the Regulatory Law to Article 27 of the Political Constitution of the United Mexican States Concerning Petroleum Affairs), effective November 14, 1996 (previously filed as Exhibit 1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1997 and incorporated by reference herein).

3.8	Decreto por el que se adiciona el Reglamento de la Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (Decree that adds to the Regulations to the Organic Law of Petróleos Mexicanos and Subsidiary Entities), together with an English translation, effective April 30, 2001 (previously filed as Exhibit 1.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 28, 2001 and incorporated by reference herein).

3.9	Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (the Organic Law of Petróleos Mexicanos and Subsidiary Entities), as amended effective January 16, 2002 (English translation) (previously filed as Exhibit 1.6 to Amendment No. 1 to Petróleos Mexicanos’ annual report on Form 20-F/A (File No. 0-99) on November 15, 2002 and incorporated by reference herein).

4.1	Indenture, dated as of July 31, 2000, among Pemex Project Funding Master Trust, Petróleos Mexicanos and Bankers Trust (previously filed as Exhibit 2.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 28, 2001 and incorporated by reference herein).

4.2	Indenture, dated as of December 30, 2004, among Pemex Project Funding Master Trust, Petróleos Mexicanos and Deutsche Bank Trust Company Americas (previously filed as Exhibit 2.7 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2005 and incorporated by reference herein).

4.3	Form of 9.00% Guaranteed Notes due 2007 (previously filed as Exhibit 4.3 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

4.4	Form of 8.85% Guaranteed Notes due 2007 (previously filed as Exhibit 4.4 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

4.5	Form of 9 3/8% Guaranteed Notes due 2008 (previously filed as Exhibit 4.5 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

4.6	Form of 9¼% Guaranteed Bonds due 2018 (previously filed as Exhibit 4.6 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

4.7	Form of 8.625% Guaranteed Bonds due 2023 (previously filed as Exhibit 4.7 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

4.8	Form of 9.50% Guaranteed Bonds due 2027 (previously filed as Exhibit 4.8 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

4.9	Form of 9.50% Guaranteed POMESSM due 2027 (previously filed as Exhibit 4.9 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

4.10	Form of 5.75% Guaranteed Notes due 2015 (previously filed as Exhibit 4.10 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

4.11	Form of 6.625% Guaranteed Bonds due 2035 (previously filed as Exhibit 4.11 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

4.12	Guaranty Agreement, dated July 29, 1996, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (previously filed as Exhibit 4.4 to Petróleos Mexicanos’ Registration Statement on Form F-4 (File No. 333-7796) on October 17, 1997 and incorporated by reference herein).

4.13	Assignment and Indemnity Agreement, dated as of November 10, 1998, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica and Pemex Project Funding Master Trust, and The Bank of New York (previously filed as Exhibit 3.2 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

5.1	Opinion of Richards, Layton & Finger, special Delaware counsel to Pemex Project Funding Master Trust (previously filed as Exhibit 5.1 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to Pemex Project Funding Master Trust and Petróleos Mexicanos (previously filed as Exhibit 5.2 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

5.3	Opinion of Lic. José Néstor García Reza, Deputy General Counsel and Head of the Legal Department of Petróleos Mexicanos (previously filed as Exhibit 5.3 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

10.1	Agreement for the Financial Strengthening of Petróleos Mexicanos between the Federal Government of Mexico and Petróleos Mexicanos, together with a summary in English (previously filed as Exhibit 10.1 to Petróleos Mexicanos’ Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).

10.2	Amendment to the Agreement for the Financial Strengthening of Petróleos Mexicanos between the Federal Government of Mexico and Petróleos Mexicanos, dated December 18, 1997, together with an English translation (previously filed as Exhibit 10.2 to Amendment No. 1 to Petróleos Mexicanos’ annual report on Form 20-F/A (File No. 0-99) on July 20, 1998 and incorporated by reference herein).

10.3	Receivables Purchase Agreement, dated as of December 1, 1998, by and among Pemex Finance, Ltd., P.M.I. Comercio Internacional, S.A. de C.V., PMI Services B.V. and Pemex-Exploración y Producción (previously filed as Exhibit 3.3 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

10.4	Transfer of Funds Agreement, dated as of November 24, 2000, among Pemex Project Funding Master Trust, Petróleos Mexicanos and the Federal Government (English translation) (previously filed as Exhibit 4.4 to Amendment No. 1 to Petróleos Mexicanos’ annual report on Form 20-F/A (File No. 0-99) on November 15, 2002 and incorporated by reference herein).

12.1	Computation of Ratios of Earnings to Fixed Charges (previously filed as Exhibit 7.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2005 and incorporated by reference herein).

12.2	Computation of Ratios of Earnings to Fixed Charges as of June 30, 2005.

21.1	List of Subsidiaries (previously filed as Exhibit 21.1 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

23.1	Consent of Richards, Layton & Finger (included in Exhibit 5.1).

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2).

23.3	Consent of Lic. José Néstor García Reza, Deputy General Counsel and Head of the Legal Department of Petróleos Mexicanos (included in Exhibit 5.3).

23.4	Consent of PricewaterhouseCoopers, S.C., an independent registered public accounting firm.

24.1	Power of Attorney of the Issuer.

24.2	Powers of Attorney of Directors and Officers of the Guarantor (previously filed in Part II to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

25.1	Statement of Eligibility of Trustee on Form T-1 (previously filed as Exhibit 25.1 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

99.1	Form of Letter of Transmittal (previously filed as Exhibit 99.1 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

99.2	Form of Letter to Brokers (previously filed as Exhibit 99.2 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

99.3	Form of Letter to Clients (previously filed as Exhibit 99.3 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

The exhibits do not include certain instruments defining the rights of holders of long-term debt of the registrants or their subsidiaries for which consolidated or unconsolidated financial statements are required to be filed because under such instruments the total amount of notes authorized does not exceed 10% of the total assets of the registrants and their subsidiaries on a consolidated basis. The registrants agree to furnish a copy of any such instrument to the Securities and Exchange Commission upon its request.

(b)	Financial Statement Schedules

All schedules have been omitted because they are not required or are not applicable, or the information is included in the financial statements or notes thereto.

Item 22. Undertakings

(a)	The undersigned registrants hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least current as the date of those financial statements.

5. The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

7. The undersigned registrants hereby undertake: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

SIGNATURE PAGE OF PEMEX PROJECT FUNDING MASTER TRUST

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on December 22, 2005.

PEMEX PROJECT FUNDING MASTER TRUST

By:	/s/ Juan José Suárez Coppel
Juan José Suárez Coppel Chief Financial Officer of Petróleos Mexicanos and Attorney-in-Fact of the Pemex Project Funding Master Trust

SIGNATURE PAGE OF PETRÓLEOS MEXICANOS

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on December 22, 2005.

PETROLEOS MEXICANOS

By:	/s/ Luis Ramírez Corzo y Hernández
Luis Ramírez Corzo y Hernández Director General of Petróleos Mexicanos

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2005.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title

* Luis Ramírez Corzo y Hernández	Director General

* Juan José Suárez Coppel	Corporate Director of Finance (Chief Financial Officer)

* Victor Manuel Cámara Peón	Deputy Director of Financial Information Systems (Chief Accounting Officer)

SIGNATURE PAGE OF PETRÓLEOS MEXICANOS

(continued)

BOARD OF DIRECTORS

	Name	Title

	* Fernando de Jesús Canales Clariond	Chairman of the Board of Directors of Petróleos Mexicanos and Secretary of Energy

	* Vacant	Director

	* José Luis Luege Tamargo	Director and Secretary of the Environment and Natural Resources

	* Luis Ernesto Derbez Bautista	Director and Secretary of Foreign Affairs

	* José Francisco Gil Díaz	Director and Secretary of Finance and Public Credit

	* Pedro Cerisola y Weber	Director and Secretary of Communications and Transportation

	* Pablo Pavón Vinales	Director and Union Representative

	* Ramón Hernández Toledo	Director and Union Representative

	* Luis Ricardo Aldana Prieto	Director and Union Representative

	* Alejandro Sánchez Narváez	Director and Union Representative

	* Mario Martínez Aldana	Director and Union Representative

* By:	/s/ Israel Hurtado Acosta Israel Hurtado Acosta	Attorney-in-Fact

SIGNATURE PAGE OF PEMEX-EXPLORATION AND PRODUCTION

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on December 22, 2005.

PEMEX-EXPLORATION AND PRODUCTION

By:	/s/ Carlos A. Morales Gil
Carlos A. Morales Gil Acting Director General of Pemex-Exploration and Production

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2005.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title

* Carlos A. Morales Gil	Acting Director General

* Rafael J. Bracho Ransom	Deputy Director of Management and Finance (Chief Financial Officer)

* Rafael Muller Landeros	Associate Deputy Director of Financial Resources (Chief Accounting Officer)

SIGNATURE PAGE OF PEMEX-EXPLORATION AND PRODUCTION

(continued)

BOARD OF DIRECTORS

Name		Title

* Luis Ramírez Corzo y Hernández		Director, Chairman of the Board of Directors of Pemex-Exploration and Production

* Juan Bueno Torio		Director and Director General of Pemex-Refining

* Rafael Beverido Lomelín		Director and Director General of Pemex-Petrochemicals

* Juan José Suárez Coppel		Director and Corporate Director of Finance of Petróleos Mexicanos (Chief Financial Officer)

* Carlos Hurtado López		Director and Undersecretary of Disbursements of the Ministry of Finance and Public Credit

* Héctor Moreira Rodríguez		Director and Undersecretary of Hydrocarbons of the Ministry of Energy

* Salvador Rubén Ortíz Vertíz		Director and General Coordinator of Mining of the Ministry of Economy

Vacant		Director

* By:	/s/ Raoul Capdevielle Orozco Raoul Capdevielle Orozco	Attorney-in-Fact

SIGNATURE PAGE OF PEMEX-REFINING

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on December 22, 2005.

PEMEX-REFINING

By:	/s/ Juan Bueno Torio
Juan Bueno Torio Director General of Pemex-Refining

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2005.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title

* Juan Bueno Torio	Director General

* José Antonio Gómez Urquiza de la Macorra	Deputy Director of Finance and Management (Chief Financial Officer)

* Ricardo Zepeda Bustos	Associate Deputy Director of Accounting and Budget (Chief Accounting Officer)

SIGNATURE PAGE OF PEMEX-REFINING

(continued)

BOARD OF DIRECTORS

	Name	Title

	* Luis Ramírez Corzo y Hernández	Director, Chairman of the Board of Directors of Pemex-Refining and Director General of Petróleos Mexicanos

	* Rafael Beverido Lomelín	Director and Director General of Pemex-Petrochemicals

	* Carlos Hurtado López	Director and Undersecretary of Disbursements of the Ministry of Finance and Public Credit

	* Héctor Moreira Rodríguez	Director and Undersecretary of Hydrocarbons of the Ministry of Energy

	Sergio Alejandro García de Alba Zepeda	Director and Secretary

	Vacant	Director

	Vacant	Director

	Vacant	Director

* By:	/s/ Raoul Capdevielle Orozco Raoul Capdevielle Orozco	Attorney-in-Fact

SIGNATURE PAGE OF PEMEX-GAS AND BASIC PETROCHEMICALS

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on December 22, 2005.

PEMEX-GAS AND BASIC PETROCHEMICALS

By:	/s/ Roberto Ramírez Soberón
Roberto Ramírez Soberón
Acting Director General of Pemex-Gas and Basic Petrochemicals

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2005.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title

* Roberto Ramírez Soberón	Acting Director General

* Claudio Enrique Trulín Espinosa	Deputy Director of Management and Finance (Chief Financial Officer)

* Mónica Ruvalcaba Gallardo	Associate Deputy Director of Accounting (Chief Accounting Officer)

SIGNATURE PAGE OF PEMEX-GAS AND BASIC PETROCHEMICALS

(continued)

BOARD OF DIRECTORS

	Name	Title

	* Luis Ramírez Corzo y Hernández	Director, Chairman of the Board of Directors of Pemex-Gas and Basic Petrochemicals and Director General of Petróleos Mexicanos

	* Juan Bueno Torio	Director and Director General of Pemex-Refining

	* Rafael Beverido Lomelín	Director and Director General of Pemex-Petrochemicals

	* Carlos Hurtado López	Director and Undersecretary of Disbursements of the Ministry of Finance and Public Credit

	* Héctor Moreira Rodríguez	Director and Undersecretary of Hydrocarbons of the Ministry of Energy

	* Juan José Suárez Coppel	Director and Corporate Director of Finance of Petróleos Mexicanos (Chief Financial Officer)

	* Lourdes Dieck Assad	Director and Ambassador of Mexico in Belgium

	Vacant	Director

* By:	/s/ Raoul Capdevielle Orozco Raoul Capdevielle Orozco	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE OF

PETRÓLEOS MEXICANOS AND THE GUARANTORS

IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of Petróleos Mexicanos and the Guarantors in the United States, has signed this registration statement or amendment in the City of Houston, Texas, on December 22, 2005.

Name	Title

/s/ Ismael Hernández Amor Ismael Hernández Amor	P.M.I. Holdings North America, Inc.

Registration No. 333-126941

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

to

PRE-EFFECTIVE AMENDMENT NO. 1

to

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PEMEX PROJECT FUNDING MASTER TRUST

(Exact name of Issuer as specified in its charter)

PETROLEOS MEXICANOS (MEXICAN PETROLEUM)

(Exact name of guarantor as specified in its charter and translation of guarantor’s name into English)

PEMEX-EXPLORACION Y PRODUCCION

(PEMEX-EXPLORATION AND PRODUCTION)

PEMEX-REFINACION

(PEMEX-REFINING)

and

PEMEX-GAS Y PETROQUIMICA BASICA

(PEMEX-GAS AND BASIC PETROCHEMICALS)

(Exact names of subsidiary guarantors as specified in their charters and translations of subsidiary guarantors’ names into English)

EXHIBIT INDEX

Exhibit No.	Description
3.1	Trust Agreement, dated as of November 10, 1998, among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos (previously filed as Exhibit 3.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

3.2	Amendment No. 1, dated as of November 14, 2004, to the Trust Agreement among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos (previously filed as Exhibit 2.10 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2005 and incorporated by reference herein).

3.3	Amendment No. 2, dated as of December 22, 2004, to the Trust Agreement among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos (previously filed as Exhibit 2.11 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2005 and incorporated by reference herein).

3.4	Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (the Organic Law), as amended effective January 1, 1994, together with an English translation (previously filed as Exhibit 3.1 to Petróleos Mexicanos’ Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).

3.5	Reglamento de la Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (Regulations to the Organic Law), together with an English translation (previously filed as Exhibit 3.2 to Petróleos Mexicanos’ Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).

3.6	Reglamento de Gas Natural (Natural Gas Regulation), effective November 9, 1995, together with an English translation (previously filed as Exhibit 1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 28, 1996 and incorporated by reference herein).

3.7	Decreto por el que se Reforma la Ley Reglamentaria del Articulo 27 Constitucional en el Ramo del Petróleo (Decree that Amends the Regulatory Law to Article 27 of the Political Constitution of the United Mexican States Concerning Petroleum Affairs), effective November 14, 1996 (previously filed as Exhibit 1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1997 and incorporated by reference herein).

3.8	Decreto por el que se adiciona el Reglamento de la Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (Decree that adds to the Regulations to the Organic Law of Petróleos Mexicanos and Subsidiary Entities), together with an English translation, effective April 30, 2001 (previously filed as Exhibit 1.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 28, 2001 and incorporated by reference herein).

3.9	Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (the Organic Law of Petróleos Mexicanos and Subsidiary Entities), as amended effective January 16, 2002 (English translation) (previously filed as Exhibit 1.6 to Amendment No. 1 to Petróleos Mexicanos’ annual report on Form 20-F/A (File No. 0-99) on November 15, 2002 and incorporated by reference herein).

4.1	Indenture, dated as of July 31, 2000, among Pemex Project Funding Master Trust, Petróleos Mexicanos and Bankers Trust (previously filed as Exhibit 2.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 28, 2001 and incorporated by reference herein).

4.2	Indenture, dated as of December 30, 2004, among Pemex Project Funding Master Trust, Petróleos Mexicanos and Deutsche Bank Trust Company Americas (previously filed as Exhibit 2.7 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2005 and incorporated by reference herein).

4.3	Form of 9.00% Guaranteed Notes due 2007 (previously filed as Exhibit 4.3 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

4.4	Form of 8.85% Guaranteed Notes due 2007 (previously filed as Exhibit 4.4 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

4.5	Form of 9 3/8% Guaranteed Notes due 2008 (previously filed as Exhibit 4.5 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

4.6	Form of 9 1/4% Guaranteed Bonds due 2018 (previously filed as Exhibit 4.6 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

4.7	Form of 8.625% Guaranteed Bonds due 2023 (previously filed as Exhibit 4.7 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

4.8	Form of 9.50% Guaranteed Bonds due 2027 (previously filed as Exhibit 4.8 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

4.9	Form of 9.50% Guaranteed POMESSM due 2027 (previously filed as Exhibit 4.9 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

4.10	Form of 5.75% Guaranteed Notes due 2015 (previously filed as Exhibit 4.10 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

4.11	Form of 6.625% Guaranteed Bonds due 2035 (previously filed as Exhibit 4.11 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

4.12	Guaranty Agreement, dated July 29, 1996, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (previously filed as Exhibit 4.4 to Petróleos Mexicanos’ Registration Statement on Form F-4 (File No. 333-7796) on October 17, 1997 and incorporated by reference herein).

4.13	Assignment and Indemnity Agreement, dated as of November 10, 1998, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica and Pemex Project Funding Master Trust, and The Bank of New York (previously filed as Exhibit 3.2 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

5.1	Opinion of Richards, Layton & Finger, special Delaware counsel to Pemex Project Funding Master Trust.

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to Pemex Project Funding Master Trust and Petróleos Mexicanos.

5.3	Opinion of Lic. José Néstor García Reza, Deputy General Counsel and Head of the Legal Department of Petróleos Mexicanos.

10.1	Agreement for the Financial Strengthening of Petróleos Mexicanos between the Federal Government of Mexico and Petróleos Mexicanos, together with a summary in English (previously filed as Exhibit 10.1 to Petróleos Mexicanos’ Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).

10.2	Amendment to the Agreement for the Financial Strengthening of Petróleos Mexicanos between the Federal Government of Mexico and Petróleos Mexicanos, dated December 18, 1997, together with an English translation (previously filed as Exhibit 10.2 to Amendment No. 1 to Petróleos Mexicanos’ annual report on Form 20-F/A (File No. 0-99) on July 20, 1998 and incorporated by reference herein).

10.3	Receivables Purchase Agreement, dated as of December 1, 1998, by and among Pemex Finance, Ltd., P.M.I. Comercio Internacional, S.A. de C.V., PMI Services B.V. and Pemex-Exploración y Producción (previously filed as Exhibit 3.3 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

10.4	Transfer of Funds Agreement, dated as of November 24, 2000, among Pemex Project Funding Master Trust, Petróleos Mexicanos and the Federal Government (English translation) (previously filed as Exhibit 4.4 to Amendment No. 1 to Petróleos Mexicanos’ annual report on Form 20-F/A (File No. 0-99) on November 15, 2002 and incorporated by reference herein).

12.1	Computation of Ratios of Earnings to Fixed Charges (previously filed as Exhibit 7.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2005 and incorporated by reference herein).

12.2	Computation of Ratios of Earnings to Fixed Charges as of June 30, 2005.

21.1	List of Subsidiaries (previously filed as Exhibit 21.1 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

23.1	Consent of Richards, Layton & Finger (included in Exhibit 5.1).

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2).

23.3	Consent of Lic. José Néstor García Reza, Deputy General Counsel and Head of the Legal Department of Petróleos Mexicanos (included in Exhibit 5.3).

23.4	Consent of PricewaterhouseCoopers, S.C., an independent registered public accounting firm.

24.1	Power of Attorney of the Issuer.

24.2	Powers of Attorney of Directors and Officers of the Guarantor (previously filed in Part II to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

25.1	Statement of Eligibility of Trustee on Form T-1 (previously filed as Exhibit 25.1 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

99.1	Form of Letter of Transmittal (previously filed as Exhibit 99.1 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

99.2	Form of Letter to Brokers (previously filed as Exhibit 99.2 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).

99.3	Form of Letter to Clients (previously filed as Exhibit 99.3 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) on July 28, 2005, and incorporated by reference herein).